PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 10, 1996)

================================================================================

                                   $85,000,000
                    First Alliance Mortgage Loan Trust 1997-3
           $35,000,000 6.935% Class A-1 Fixed Rate Group Certificates
             $50,000,000 Class A-2 Variable Rate Group Certificates
                     Mortgage Loan Asset Backed Certificates
                                  Series 1997-3

                                     [LOGO]
                         FIRST ALLIANCE MORTGAGE COMPANY

                              Company and Servicer

================================================================================

      The Mortgage Loan Asset Backed Certificates, Series 1997-3 (the "Certificates") will consist of the Class A-1 Fixed Rate Group Certificates (the "Class A-1 Certificates" or the "Fixed Rate Certificates"), the Class A-2 Variable Rate Group Certificates (the "Class A-2 Certificates" or the "Variable Rate Certificates," and collectively with the Class A-1 Certificates, the "Offered Certificates" or the "Class A Certificates") and the Class R Certificates (the "Subordinate Certificates"). Only the Offered Certificates are offered hereby.

      As more fully described herein, interest distributions on the Offered Certificates will be based on the Certificate Principal Balance thereof and the then applicable Pass-Through Rate thereof. The Pass-Through Rate for the Class A-1 Certificates will be fixed at 6.935% per annum*. The Pass-Through Rate for the Class A-2 Certificates adjusts monthly as described herein.

      For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-15 herein and beginning on page 12 in the Prospectus.

      The Certificates will represent undivided ownership interests in a pool of closed-end mortgage loans (the "Mortgage Loans") held by First Alliance Mortgage Loan Trust 1997-3 (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among First Alliance Mortgage Company (the "Company") and in its capacity as servicer of the Mortgage Loans (the "Servicer") and The Chase Manhattan Bank, in its capacity as trustee (the "Trustee").

                                                  (Cover continued on next page)

================================================================================

THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FIRST ALLIANCE MORTGAGE COMPANY, THE TRUSTEE, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED
CERTIFICATES   NOR  THE  MORTGAGE   LOANS  ARE  INSURED  OR  GUARANTEED  BY  ANY
                              GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

      The Offered Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company, including accrued interest, are expected to be approximately 99.848% of the aggregate principal balance of the Offered Certificates before deducting expenses payable by the Company estimated to be $250,000. See "Underwriting" herein.

      The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the approval of certain legal matters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about September 26, 1997 only through the facilities of The Depository Trust Company, Cedel Bank S.A. and Euroclear.

----------

* Subject to adjustment after the Clean-Up Call Date as provided herein.

Prudential Securities Incorporated                               Lehman Brothers

September 9, 1997

(Cover continued from previous page)

      The obligations of the Company, the Trustee and the Servicer with respect to the Certificates will be limited to their respective contractual obligations under the Pooling and Servicing Agreement. The assets of the Trust initially will include two pools (each, a "Mortgage Loan Group" or "Group") of closed-end mortgage loans (the "Initial Mortgage Loans") secured by mortgages or deeds of trust (the "Mortgages") on one-to-four family residential properties (the
"Mortgaged Properties") to be conveyed by the Company to the Trust on the Closing Date. The Fixed Rate Certificates will represent undivided ownership interests in a pool of fixed-rate Mortgage Loans (the "Fixed Rate Group") secured by Mortgages which may be either in a first or junior lien position. The Variable Rate Certificates will represent undivided ownership interests in a pool of variable-rate Mortgage Loans (the "Variable Rate Group") secured by Mortgages which are in a first lien position.

      The Pooling and Servicing Agreement provides that additional fixed-rate and adjustable-rate Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Company from time to time on or before June 30, 1997 from funds on deposit in the Pre-Funding Account. All Subsequent Mortgage Loans so acquired by the Trust will be assigned to one (and only one) of either the Fixed Rate Group or the Variable Rate Group. On the Closing Date an aggregate cash amount of $4,569,684.29 will be deposited with the Trustee in the Pre-Funding Account to be used to acquire fixed-rate Subsequent Mortgage Loans for the Fixed Rate Group and an aggregate cash amount of $14,102,328.94 will be deposited with the Trustee in the Pre-Funding Account to be used to acquire variable-rate Subsequent Mortgage Loans for the Variable Rate Group.

      Distributions on the Subordinate Certificates are subordinate to distributions on the Offered Certificates to the extent described herein. The Pooling and Servicing Agreement will designate each Mortgage Loan Group as a sub-trust to be held by the Trustee. Distributions of principal and interest payable to each Class of the Offered Certificates will be made on the 20th day of each month or if the 20th day is not a business day, the first business day thereafter (each, a "Payment Date"), beginning in July 1997.

                                  [MBIA LOGO]

      On or before the issuance of the Certificates, the Company will obtain from MBIA Insurance Corporation (the "Certificate Insurer") two certificate guaranty insurance policies, one relating to the Fixed Rate Certificates and the other relating to the Variable Rate Certificates (the "Certificate Insurance Policies") in favor of the Trustee. Each Certificate Insurance Policy will provide for 100% coverage of the principal amount of, and scheduled interest due on, the related Class of Class A Certificates.

      The last scheduled Payment Date for the Class A-1 Certificates is September 20, 2028 and the last scheduled Payment Date for the Class A-2 Certificates is June 20, 2027. It is expected that the actual last Payment Date for each Class of Certificates will occur significantly earlier than such last scheduled Payment Dates. The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, which rate may vary significantly over time, repurchases, defaults and liquidations) on the Mortgage Loans. See "Prepayment and Yield Considerations" in this Prospectus Supplement.

      An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, each Class of Offered Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- Sales of REMIC Securities" in the Prospectus.

      Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. Prudential Securities Incorporated and Lehman Brothers (each an "Underwriter" and together, the "Underwriters") intend, but are not obligated, to make a market in the Offered Certificates.

      1.14% of the Initial Mortgage Loans were 30 days or more delinquent in their monthly payments as of the Cut-Off Date. However, investors in the Class A Certificates should be aware that approximately 6.39% and 1.33% (by aggregate principal balance as of the Cut-Off Date) of the Initial Mortgage Loans in the Fixed Rate Group and Variable Rate Group, respectively, had a first monthly payment due on or before April 1, 1997. Therefore, it was not possible for any Initial Mortgage Loan other than such Initial Mortgage Loans to have had a monthly payment that was delinquent 30 days or more. See "Risk Factors -- Risk of Higher Delinquencies Associated With Underwriting Standards" herein for important information regarding the delinquent mortgage loans. Prospective investors should consider the factors set forth under "Risk Factors" in this Prospectus Supplement and in the Prospectus.

                                   ----------

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED CERTIFICATES, INCLUDING PURCHASES OF THE OFFERED CERTIFICATES TO STABILIZE ITS MARKET PRICE AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

      UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   ----------

      The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Company pursuant to its Prospectus dated September 10, 1996 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Commissioner's Electronic Data Gathering, Analysis and Retrieval System at the Commission's web site (http:\\www.sec.gov).

                                REPORTS TO OWNERS

      The Trustee will mail monthly reports concerning the Offered Certificates to all registered Owners pursuant to the Pooling and Servicing Agreement.

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                                            Page
                                                                            ----
SUMMARY .................................................................   S-1
RISK FACTORS ............................................................   S-15
THE PORTFOLIO OF MORTGAGE LOANS .........................................   S-17
        General .........................................................   S-17
        Acquisitions ....................................................   S-17
        Delinquencies ...................................................   S-17
USE OF PROCEEDS .........................................................   S-19
THE MORTGAGE LOAN POOL ..................................................   S-19
        General .........................................................   S-19
        Fixed Rate Group - Initial Mortgage Loans .......................   S-19
        Conveyance of Subsequent Mortgage Loans - Fixed Rate Group ......   S-24
        Variable Rate Group - Initial Mortgage Loans ....................   S-24
        Conveyance of Subsequent Mortgage Loans - Variable Rate Group ...   S-28
        Interest Payments on the Mortgage Loans .........................   S-29
PREPAYMENT AND YIELD CONSIDERATIONS .....................................   S-29
        Mandatory Prepayment ............................................   S-29
        Projected Prepayments and Yields for Offered Certificates .......   S-29
        Payment Delay Feature of Fixed Rate Certificates ................   S-32
ADDITIONAL INFORMATION ..................................................   S-32
DESCRIPTION OF THE OFFERED CERTIFICATES .................................   S-33
        General .........................................................   S-33
        Payment Dates ...................................................   S-33
        Distributions ...................................................   S-34
        Overcollateralization Provisions ................................   S-34
        Crosscollateralization Provisions ...............................   S-36
        Credit Enhancement Does Not Apply to Prepayment Risk ............   S-36
        Class A Distributions and Insured Payments to the Owners of the
           Offered Certificates .........................................   S-37
        Final Payments ..................................................   S-37
        Pre-Funding Account .............................................   S-37
        Capitalized Interest Account ....................................   S-37
        Calculation of LIBOR ............................................   S-38
        Book Entry Registration of the Offered Certificates .............   S-38
        Certain Activities ..............................................   S-41
THE COMPANY .............................................................   S-41
THE CERTIFICATE INSURANCE POLICIES AND THE
   CERTIFICATE INSURER ..................................................   S-42
THE POOLING AND SERVICING AGREEMENT .....................................   S-45
        Formation of the Trust ..........................................   S-45
        Sale of Mortgage Loans ..........................................   S-45
        Removal and Resignation of the Servicer .........................   S-46
        The Trustee .....................................................   S-47
        Governing Law ...................................................   S-47
        Termination of the Trust ........................................   S-47
        Optional Termination ............................................   S-47
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................................   S-48
REMIC Elections .........................................................   S-48
ERISA CONSIDERATIONS ....................................................   S-49
RATINGS .................................................................   S-52
LEGAL INVESTMENT CONSIDERATIONS .........................................   S-52
UNDERWRITING ............................................................   S-52
REPORT OF EXPERTS .......................................................   S-53
CERTAIN LEGAL MATTERS ...................................................   S-53
GLOBAL CLEARANCE, SETTLEMENT AND TAX
   DOCUMENTATION PROCEDURES .............................................   I-1
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS ............................   A-1

                                   Prospectus

                                                                            Page
                                                                            ----
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ...........................    2
SUMMARY OF PROSPECTUS .....................................................    3
RISK FACTORS ..............................................................   12
THE TRUSTS ................................................................   17
         The Mortgage Loans - General .....................................   17
THE MORTGAGE POOLS ........................................................   20
         General ..........................................................   20
         The Mortgage Pools ...............................................   21
MORTGAGE LOAN PROGRAM .....................................................   22
         Underwriting Guidelines ..........................................   23
         Qualifications of Originators ....................................   25
         Sub-Servicers ....................................................   27
         Representations by Originators ...................................   27
         Sub-Servicing by Originators .....................................   29
         Master Servicer ..................................................   30
DESCRIPTION OF THE SECURITIES .............................................   30
         General ..........................................................   30
         General Payment Terms of Securities ..............................   31
         Form of Securities ...............................................   32
         Assignment of Mortgage Loans .....................................   33
         Forward Commitments; Pre-Funding .................................   34
         Payments on Mortgage Loans; Deposits to Distribution Account .....   35
         Withdrawals from the Principal and Interest Account ..............   37
         Distributions ....................................................   38
         Principal and Interest on the Securities Advances ................   38
         Advances .........................................................   39
         Reports to Securityholders .......................................   40
         Collection and Other Servicing Procedures ........................   41
         Realization upon Defaulted Mortgage Loans ........................   42
SUBORDINATION .............................................................   43
DESCRIPTION OF CREDIT ENHANCEMENT .........................................   44
         Letter of Credit .................................................   45
         Mortgage Pool Insurance Policy ...................................   45
         Special Hazard Insurance Policies ................................   45
         Bankruptcy Bonds .................................................   46
         Reserve Funds ....................................................   46
         Financial Guaranty Insurance Policies ............................   46
         Other Insurance Guarantees and Similar Investments or Agreements .   47
         Cross-Support ....................................................   47
         Overcollateralization ............................................   47
         Maintenance of Credit Enhancement ................................   47
         Reduction or Substitution of Credit Enhancement ..................   48
HAZARD INSURANCE; CLAIMS THEREUNDER .......................................   49
         Hazard Insurance Policies ........................................   49
THE COMPANY ...............................................................   49
THE SERVICER ..............................................................   50
THE MASTER SERVICER .......................................................   50
THE POOLING AND SERVICING AGREEMENT .......................................   50
         Servicing and Other Compensation and Payment of Expenses;
            Originator's Retained Yield ...................................   50
         Evidence as to Compliance ........................................   50
         Removal and Resignation of the Servicer ..........................   51
         Resignation of the Master Servicer ...............................   52
         Rights Upon Event of Default .....................................   53
         Amendment ........................................................   52
         Termination; Retirement of Securities ............................   52
         The Trustee ......................................................   53
YIELD CONSIDERATIONS ......................................................   54
MATURITY AND PREPAYMENT CONSIDERATIONS ....................................   56
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
   RELATED MATTERS ........................................................   57
         General ..........................................................   57
         Foreclosure ......................................................   58
         Rights of Redemption .............................................   58
         Anti-Deficiency Legislation and Other Limitations on Lenders .....   58
         Environmental Legislation ........................................   59
         Enforceability of Certain Provisions .............................   60
         Certain Provisions of California Deeds of Trust ..................   61
         Applicability of Usury Laws ......................................   61
         Alternative Mortgage Instruments .................................   61
         Soldiers' and Sailors' Civil Relief Act of 1940 ..................   62
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................................   62
         General ..........................................................   62
         Grantor Trust Securities .........................................   62
         Sales of REMIC Securities ........................................   67
         Debt Securities ..................................................   69
         Discount and Premium .............................................   70
         Backup Withholding ...............................................   73
         Foreign Investors ................................................   73
ERISA CONSIDERATIONS ......................................................   73
         Plan Asset Regulations ...........................................   74
         Prohibited Transaction Class Exemption ...........................   74
         Tax Exempted Investors ...........................................   76
         Consultation with Counsel ........................................   76
LEGAL INVESTMENT MATTERS ..................................................   76
USE OF PROCEEDS ...........................................................   77
METHODS OF DISTRIBUTION ...................................................   77
LEGAL MATTERS .............................................................   78
FINANCIAL INFORMATION .....................................................   78
ADDITIONAL INFORMATION ....................................................   78
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS ..............................   79

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                                     SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" herein and "Index of Principal Definitions" in the Prospectus for the definitions of certain capitalized terms.

Trust:                           First Alliance  Mortgage Loan Trust 1997-3 (the
                                 "Trust").

Certificates Offered:            Class A-1 Fixed  Rate Group  Certificates  (the
                                 "Class A-1  Certificates"  or the  "Fixed  Rate
                                 Certificates")  and  Class  A-2  Variable  Rate
                                 Group     Certificates    (the    "Class    A-2
                                 Certificates"    or    the    "Variable    Rate
                                 Certificates"  and together with the Fixed Rate
                                 Certificates, the "Class A Certificates" or the
                                 "Offered   Certificates").   The   "Certificate
                                 Principal  Balance"  of any  Class  of  Class A
                                 Certificates   is  the   Original   Certificate
                                 Principal  Balance  of such Class as reduced by
                                 all amounts  actually  distributed as principal
                                 to  the   Owners  of  such  Class  of  Class  A
                                 Certificates on all prior Payment Dates.

Company and Servicer:            First Alliance Mortgage  Company,  a California
                                 corporation  (the "Company" and in its separate
                                 capacity  as  servicer,  the  "Servicer").  The
                                 Company's   principal   executive  offices  are
                                 located  at 17305 Von  Karman  Avenue,  Irvine,
                                 California 92614-6203,  and its phone number is
                                 (714) 224-8500.

Trustee: The Chase Manhattan Bank, a New York banking corporation (the "Trustee"). The Trustee's offices are located at 450 West 33rd Street, New York, New York 10001.

Custodian:                       The  Bank  of  New  York,  a New  York  banking
                                 corporation (the "Custodian").

Originators:                     The  Company  and any  entity  from  which  the
                                 Company,  on or prior to the Closing  Date with
                                 respect to the Initial Mortgage Loans and on or
                                 prior  to any  Subsequent  Transfer  Date  with
                                 respect  to  the  Subsequent   Mortgage  Loans,
                                 acquires Mortgage Loans is an "Originator" of the related Mortgage Loans for purposes of this Prospectus Supplement.

Cut-Off Date:                    September 1, 1997.

Closing Date:                    On or about September 26, 1997.

The Certificates:                The  Mortgage  Loan Asset  Backed  Certificates
                                 (the  "Certificates") will consist of the Class
                                 A  Certificates  and the  Class R  Certificates
                                 (the    "Subordinate    Certificates").     The
                                 Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated September
                                 1, 1997, among the Servicer, the Company and the Trustee. Only the Offered Certificates are offered hereby.

                                 The assets of the Trust initially will include two pools (each, a "Mortgage Loan Group" or "Group") of closed-end mortgage loans (the "Initial Mortgage Loans") secured by mortgages or deeds of trust (the "Mortgages") on one-to-four family residential properties (the "Mortgaged Properties") to be conveyed to the Trust on the Closing Date. The Fixed Rate Certificates will represent undivided ownership interests in a pool of fixed-rate Mortgage Loans (the "Fixed Rate Group") secured by Mortgages which may be either in a first or junior lien position. The Variable Rate Certificates will represent undivided ownership interests in a pool of variable-rate Mortgage Loans (the "Variable Rate Group") secured by Mortgages which are in a first lien position.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 The Pooling and Servicing Agreement will designate each Mortgage Loan Group as a sub-trust to be held by the Trustee. Each Class of Class A Certificates represents the right to receive payments from funds available to be distributed with respect to the related Mortgage Loan Group, as hereinafter described.

                                 On the Closing Date, an aggregate cash amount of $18,472,821.42 (the "Original Pre-Funded Amount") will be deposited in a trust account in the name of the Trustee (the "Pre-Funding Account"). It is intended that additional Mortgage Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Mortgage Loans") will be purchased by the Trust from the Company from time to time on or before September 30, 1997 from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one (and only one) of either the Fixed Rate Group or the Variable Rate Group. As a result, the aggregate principal balance of the Mortgage Loans in the Fixed Rate Group and the Variable Rate Group will increase by an amount equal to the aggregate principal balance of the Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease proportionately.

                                 As described below, on the Closing Date, cash will be deposited in the name of the Trustee in the Capitalized Interest Account (as defined herein). Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest during the Funding
                                 Period (as described under "Pre-Funding Account") on the Class A Certificates attributable to the provisions allowing for purchase of Subsequent Mortgage Loans.

                                 The Last Scheduled Payment Date for the Class A-1 Certificates is December 20, 2028, and the Last Scheduled Payment Date for the Class A-2 Certificates is September 20, 2027. It is expected that the actual last Payment Date for each Class of Certificates will occur significantly earlier than such scheduled Payment Dates. To the extent that the certificate principal balance of the Class A-2 Certificates has not been reduced to zero on the Last Scheduled Payment Date therefor, the Certificate Insurer will include as an Insured Payment to the Owners of such Certificates on such Payment Date an amount which shall be sufficient to reduce such certificate principal balance to zero. See "Prepayment and Yield Considerations", "Description of the Offered Certificates-Final Payments" and "The Certificate Insurance Policies and the Certificate Insurer" herein.

                                 The Certificate Insurer does not directly or indirectly guarantee any specified rate of prepayments. See "Risk Factors" herein and in the Prospectus.

Denominations:                   The Offered  Certificates  are issuable in book
                                 entry form in minimum denominations of original
                                 principal   amounts  of  $1,000  and   integral
                                 multiples thereof.

The Mortgage Loans:              Unless   otherwise   noted,   all   statistical
                                 percentages in this  Prospectus  Supplement are
                                 approximate  and are measured by the  aggregate
                                 principal balance of the Initial Mortgage Loans
                                 (the  "Original  Aggregate Loan Balance") or of
                                 the Initial  Mortgage  Loans in the  applicable
                                 Mortgage  Loan  Group,  in each  case as of the
                                 Cut-Off  Date.  See  "Additional   Information"
                                 herein. The statistical characteristics of the Mortgage Loans as a whole will vary upon the transfer into either the Fixed Rate Group or the Variable Rate Group of Subsequent Mortgage
                                 Loans.

                                 The Mortgage Loans to be conveyed by the Company to the Trust on the Closing Date (the "Initial Mortgage Loans") consist of 801 fixed-rate and variable-rate Mortgage Loans on single-family homes, including investment properties (which may be condominiums, one-to-four family residences or homes in planned unit developments), which are located in 20 states and the

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                                 District  of  Columbia.  The  Initial  Mortgage
                                 Loans are secured by  Mortgages of which 98.87%
                                 by  aggregate   principal   balance  are  first
                                 mortgages or deeds of trust and 1.13% by aggregate principal balance are secured by second mortgages or deeds of trust. The Initial Mortgage Loans in the Trust are all closed-end mortgage loans in that the mortgagee is not required to make future advances thereunder. All of the Initial Mortgage Loans are actuarial loans, as discussed herein under "The Mortgage Loan Pool -- Interest Payments on the Mortgage Loans."

                                 As of the Cut-Off Date, the Initial Mortgage Loans had an Original Aggregate Loan Balance of $66,527,178.58, the Initial Mortgage Loans in the Fixed Rate Group had an aggregate principal balance of $28,631,067.46 and the Initial Mortgage Loans in the Variable Rate Group had an aggregate principal balance of $37,896,111.12. The Class A-1 Certificates will be issued in respect of the Fixed Rate Group, and the Class A-2 Certificates will be issued in respect of the Variable Rate Group.

                                 All of the Initial Mortgage Loans were originated or acquired by the Company in accordance with the Company's mortgage loan program as described in the Prospectus. As a general matter, the Company's mortgage loan program consists of the origination and packaging of Mortgage Loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by the FannieMae ("FannieMae") due to credit characteristics that do not meet FannieMae guidelines. Mortgage Loans originated under the Company's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FannieMae guidelines. 1.14% of the Initial Mortgage Loans by aggregate principal balance were 30 days or more delinquent in their monthly payments as of the Cut-Off Date. However, investors in the Class A Certificates should be aware that approximately 17.94% and 6.06% (by aggregate principal balance as of the Cut-Off Date) of the Initial Mortgage Loans in the Fixed Rate Group and Variable Rate Group, respectively, had a first monthly payment due on or before July 1, 1997. Therefore, it was not possible for any Mortgage Loan other than such Mortgage Loans to have had a monthly payment that was delinquent 30 days or more. See "Risk Factors -- Risk of Higher Delinquencies Associated with Underwriting Standards" herein.

                                 The Combined Loan-to-Value Ratio ("CLTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of (x) the sum of the (i) original principal balance of the Mortgage Loan and (ii) the outstanding principal balances of any senior mortgage loans (computed at the date of origination of the Mortgage Loan) and (y) the appraised value of the Mortgaged Property at the time of origination. The Loan-to-Value Ratio ("LTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of the original principal balance of the Mortgage Loan and the appraised value of the Mortgaged Property at the time of origination.

                                 Fixed Rate Group. The weighted average CLTV of the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date was 53.17% and the weighted average LTV was 52.90%. The weighted average remaining term to stated maturity was 299 months, with a range from 82 months to 360 months. The average principal balance of the Initial Mortgage Loans in the Fixed Rate Group was $75,344.91, with a range from $14,907.55 to
                                 $270,737.00; the Mortgage Rates of the Initial Mortgage Loans in the Fixed Rate Group ranged from 7.990% to 17.250% per annum, with a weighted average Mortgage Rate of 9.848% per annum.

                                 The "Junior Lien Ratio" of a Mortgage Loan is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to

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                                       S-3
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                                 the sum of (i) the original  principal  balance
                                 of such Mortgage Loan and (ii) the outstanding principal balances of any senior mortgage loans (computed at the date of origination of the Mortgage Loan). As of the Cut-Off Date, the
                                 weighted average Junior Lien Ratio of the Initial Mortgage Loans in the Fixed Rate Group was 99.38%. As a percentage of the aggregate principal balance of the Initial Mortgage Loans in the Fixed Rate Group, 97.37% were secured by first mortgages and 2.63% by second mortgages, respectively. As a percentage of the aggregate principal balance of the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date, 91.08% were secured by mortgages on one-family
                                 detached  dwellings,   6.64%  by  mortgages  on
                                 two-to-four   family   dwellings,    1.19%   by
                                 mortgages   on   condominiums   and   1.10%  by
                                 Mortgages on planned unit developments. See "The Mortgage Loan Pool -- Fixed Rate Group" herein.

                                 Variable Rate Group. The weighted average LTV of the Initial Mortgage Loans in the Variable Rate Group as of the Cut-Off Date was 60.07%, and the weighted average remaining term to stated maturity was 344 months, with a range from 120 months to 360 months. The average principal balance of the Initial Mortgage Loans in the Variable Rate Group was $90,014.52, with a range from $9,763.44 to $301,835.04. All of the Initial Mortgage Loans in the Variable Rate Group have initial and maximum Mortgage Rates. The initial Mortgage Rates are the minimum Mortgage Rates for the Initial Mortgage Loans in the Variable Rate Group. The weighted average current Mortgage Rate of Initial Mortgage Loans in the Variable Rate Group was 9.126% per annum, with current Mortgage Rates that ranged from 6.990% to 14.750% per annum. The weighted average maximum Mortgage Rate of the Initial Mortgage Loans in the Variable Rate Group was 16.052% per annum, with maximum Mortgage Rates that ranged from 13.750% to 21.250% per annum. The gross margin range for the Initial Mortgage Loans in the Variable Rate Group was 4.990% to 10.130%. The weighted average gross margin for the Initial Mortgage Loans in the Variable Rate Group was 6.607%. As of the Cut-Off Date, substantially all of the Initial Mortgage Loans in the Variable Rate Group had interest rates which were not fully indexed (i.e., the entire gross margin had not yet been added to the rate given by the index).

                                 All of the Initial Mortgage Loans in the Variable Rate Group were secured by first mortgages. As a percentage of the aggregate principal balance of the Initial Mortgage Loans in the Variable Rate Group as of the Cut-Off Date, 91.93% were secured by mortgages on one-family detached dwellings, 5.33% by mortgages on two-to-four family dwellings, 1.17% by mortgages on condominiums and 1.57% by mortgages on planned unit developments. See "The Mortgage Loan Pool -- Variable Rate Group" herein.

                                 Approximately $32,239,922.34 or 85.07% of the Initial Mortgage Loans in the Variable Rate Group by aggregate principal balance as of the Cut-Off Date bear interest at rates that adjust, along with the related monthly payments, semiannually based on the London interbank offered rate for six-month United States Dollar deposits in the London Market based on quotations of major banks published in The Wall Street Journal (the "Six-Month LIBOR Loans"). The Six-Month LIBOR Loans have periodic reset caps ranging from 1.00% to 2.00%.

                                 Approximately $5,551,303.93 or 14.65% of the Initial Mortgage Loans in the Variable Rate Group by aggregate principal balance as of the Cut-Off Date bear interest at a fixed rate for two years after origination and thereafter have periodic adjustments at frequencies in the same manner as the Six-Month LIBOR Loans (as described above) (the "2/28 Loans"). After the first adjustment, the 2/28 Loans have periodic reset caps ranging from 1.00% to 1.50%. All of the 2/28 Loans were acquired by the Company from the Originators.

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                                       S-4
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                                 Approximately   $104,884.85  or  0.28%  of  the
                                 Initial Mortgage Loans in the Variable Rate Group by aggregate principal balance as of the Cut-Off Date bear interest at a fixed rate for three years after origination and thereafter have periodic adjustments at frequencies in the same manner as the Six-Month LIBOR Loans (as described above) (the "3/27 Loans"). After the
                                 first   adjustment,   the  3/27  Loans  have  a
                                 periodic reset cap of 1.00%. All of the 3/27 Loans were acquired by the Company from the Originators.

                                 General. The Mortgage Loans are not insured by either primary or pool mortgage insurance policies; however, certain distributions due to the Owners of the Offered Certificates are insured by two Certificate Insurance Policies, one relating to the Fixed Rate Certificates and the other relating to the Variable Rate Certificates. Each Certificate Insurance Policy will provide for 100% coverage of the principal amount of, and scheduled interest due on, the related Class A Certificates. See "Credit Enhancement" in this Summary and "The
                                 Certificate Insurance Policies and the Certificate Insurer" in this Prospectus Supplement. The Mortgage Loans are not guaranteed by the Company, any Originator or any of their respective affiliates. The Mortgage Loans are required to be serviced by the Servicer in accordance with the terms of the Pooling and Servicing Agreement and with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "The Pooling and Servicing Agreement" herein.

Class A-1 Original Certificate
Principal Balance:               $35,000,000

Class A-2 Original Certificate
Principal Balance:               $50,000,000

Class A-1 Pass-Through Rate:     6.935% per annum; provided that with respect to
                                 any Payment  Date which  occurs  after the date
                                 (the   "Clean-Up   Call  Date")  on  which  the
                                 outstanding  aggregate principal balance of the
                                 Mortgage Loans in the Trust has declined to 10%
                                 or  less  of  the  sum  of  (x)  the  aggregate
                                 principal balance of the Initial Mortgage Loans
                                 as of the  Cut-Off  Date plus (y) the  Original
                                 Pre-Funded  Amount (such  amount,  the "Maximum
                                 Collateral Amount"), the Class A-1 Pass-Through
                                 Rate will be the lesser of (i) 7.435% per annum
                                 and (ii) the "Fixed Rate Cap" which the Pooling
                                 and  Servicing  Agreement  defines  to  be  the
                                 weighted  average of the Mortgage  Rates on the
                                 Mortgage  Loans in the Fixed Rate  Group,  less
                                 the sum of (a) the Fixed Rate  Group  Servicing
                                 Fee (as defined  herein),  (b) the premiums due
                                 to the Certificate  Insurer with respect to the
                                 Certificate  Insurance  Policy  relating to the
                                 Class A-1  Certificates and (c) the fees due to
                                 the   Trustee   relating   to  the   Class  A-1
                                 Certificates.

Class A-2 Pass-Through Rate:     On   each   Payment   Date,   the   Class   A-2
                                 Pass-Through  Rate will be equal to the  lesser
                                 of (i) with  respect to any Payment  Date which
                                 occurs on or prior to the  Clean-Up  Call Date,
                                 the London interbank offered rate for one-month
                                 United   States   dollar   deposits   ("LIBOR")
                                 (calculated as described under  "Description of
                                 the  Offered   Certificates--   Calculation  of
                                 LIBOR"   herein)  as  of  the  second  to  last
                                 business day prior to the immediately preceding
                                 Payment  Date  (or in  the  case  of the  first
                                 Payment  Date,  the second to last business day
                                 prior to the Closing Date) plus 0.21% per annum
                                 and   with   respect   to  any   Payment   Date
                                 thereafter, LIBOR plus 0.42% per annum and (ii)
                                 the  "Available  Funds Cap",  which the Pooling
                                 and  Servicing  Agreement  defines  to  be  the
                                 weighted  average  of  the  Mortgage  Rates  on
                                 Mortgage Loans in the Variable Rate Group, less
                                 the  sum  of  (a)  the   Variable   Rate  Group
                                 Servicing   Fee  (as   defined   herein),   (b)
                                 beginning on the third  Payment Date  following
                                 the  Closing  Date,  the  premiums  due  to the
                                 Certificate   Insurer   with   respect  to  the
                                 Certificate Insurance Policy relating to the Class A-2 Certificates, (c) the fees due to the Trustee relating to the Class A-2 Certificates, and (d) beginning on the

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                                 seventh  Payment  Date  following  the  Closing
                                 Date, 0.50%, expressed as a percentage of the Mortgage Loans in the Variable Rate Group, calculated as of the first day of the related Remittance Period.

                                 The Pooling and Servicing Agreement provides that if, on any Payment Date, the Available Funds Cap limits the Class A-2 Pass-Through Rate (i.e., the rate set by the Available Funds Cap is less than the Class A-2 Formula Pass-Through Rate), the amount of any such shortfall will be carried forward and be due and payable on future Payment Dates and shall accrue interest at the applicable Class A-2 Formula Pass-Through Rate, until paid (such shortfall, together with such accrued interest, the "Available Funds Cap Carry-Forward Amount"). The Certificate Insurance Policy for the Class A-2 Certificates does not cover the Available Funds Cap Carry-Forward Amount; the payment of such amount may be funded only from
                                 (i) any excess interest in the Variable Rate Group resulting from the Available Funds Cap being in excess of the Class A-2 Formula Pass-Through Rate on future Payment Dates, (ii) any Net Monthly Excess Cashflow which would otherwise be paid to the Servicer or the Trustee on account of certain reimbursable amounts, or to the Owners of the Subordinate Certificates and (iii) any funds paid to effect the early retirement of the Certificates on any Remittance Date after the Clean-Up Call Date.

                                 The "Class A-2 Formula Pass-Through Rate" for a Payment Date is the rate determined by clause
                                 (i) of the definition of "Class A-2 Pass-Through Rate" on such Payment Date.

Distributions, Generally:        Distributions on the Certificates  will be made
                                 on the twentieth day of each calendar month, or
                                 if such  day is not a  business  day,  the next
                                 succeeding   business  day  (each,  a  "Payment
                                 Date") commencing in October 1997, to the Owners of record (see "Description of the Offered Certificates-- General" herein). The
                                 Owners of record shall be such Owners as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, whether or not such day is a business day (each a "Record Date") in an amount equal to the product of such Owner's
                                 Percentage Interest and the amount distributed in respect of such Owner's Class of such Certificates on such Payment Date.

                                 The "Percentage Interest" represented by any Certificate will be equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Certificate by the Original Certificate Principal Balance of all Certificates of the same Class.

                                 The Class A Distribution Amount relating to each Mortgage Loan Group for each Payment Date (to the extent funds are available therefor) shall be allocated among the Class A Certificates in the following amounts and in the following order of priority:

                                 (i)  First,  to  the  Owners  of  the  Class  A
                                 Certificates  of  the  related   Mortgage  Loan
                                 Group, the related Class A Current Interest.

                                 (ii) Second, to the Owners of the related Class of Class A Certificates (A) the Class A Principal Distribution Amount (as defined below under the heading "Distributions of Principal") applicable to the Fixed Rate Group shall be distributed to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero; and (B) the Class A Principal Distribution Amount applicable to the Variable Rate Group shall be distributed to the Owners of the Class A-2 Certificates until the Class A-2 Certificate Principal Balance is reduced to zero.

Distributions of  Interest:      For each  Payment  Date,  the interest due with
                                 respect to the Fixed Rate Certificates will be the interest which has accrued thereon at the Class A-1 Pass-Through Rate during the calendar month immediately preceding the

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                                       S-6
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                                 calendar  month  in  which  such  Payment  Date
                                 occurs; the interest due with respect to the Variable Rate Certificates will be the interest
                                 which   has   accrued   thereon   at  the  then
                                 applicable Class A-2 Pass-Through Rate from the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date. Each period referred to in the prior sentence relating to the accrual of
                                 interest  is  the  "Accrual   Period"  for  the
                                 related Class of Class A Certificates and the amount of interest due on a Class of Class A Certificates on a Payment Date is the "Class A Current Interest" for each Class of Class A Certificates on such Payment Date.

                                 All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

Distributions of Principal:      The   Owners   of  each   Class   of   Class  A
                                 Certificates  are  entitled to receive  certain
                                 monthly  distributions  of  principal  on  each
                                 Payment    Date   which    generally    reflect
                                 collections  of  principal   during  the  prior
                                 calendar  month.   The  Certificate   Insurance
                                 Policies only guarantee the amount by which the
                                 sum of the related Class A Current Interest and
                                 the  related  Subordination  Deficit,  if  any,
                                 exceeds Total  Available  Funds for the related
                                 Mortgage  Loan Group (after taking into account
                                 the  portion of the  related  Class A Principal
                                 Distribution Amount to be actually  distributed
                                 on such  Payment  Date  without  regard  to any
                                 related Insured Payment to be made with respect
                                 to such Payment  Date) as more fully  described
                                 herein   under   "The   Certificate   Insurance
                                 Policies and the Certificate Insurer."

                                 The credit enhancement provisions of the Trust result in a limited acceleration of the principal payments to the Owners of each Class of Class A Certificates; such credit enhancement provisions are more fully described under "Description of the Offered Certificates -- Overcollateralization Provisions" and "-- Crosscollateralization Provisions" herein. Such credit enhancement provisions also have the effect of accelerating and shortening the weighted average lives of the Class A Certificates by increasing the rate at which principal is distributed to the Owners. See "Prepayment and Yield Considerations" herein. In addition, the following discussion makes use of a number of technical defined terms which are defined under "Description of the Offered Certificates -- Overcollateralization
                                 Provisions" and "-- Crosscollateralization Provisions" herein.

                                 On each Payment Date, distributions in reduction of the Certificate Principal Balance of the Offered Certificates will be made in the amounts described herein. The "Class A Principal Distribution Amount" for each Mortgage Loan Group with respect to each Payment Date shall be the lesser of:

                                 (a) the related Total Available Funds for the related Mortgage Loan Group plus any related Insured Payment minus the related Class A Current Interest; and

                                 (b)(i) the sum, without any duplication of:

                                        (a)  the   Carry-Forward   Amount   with
                                        respect  to the  related  Mortgage  Loan
                                        Group;

                                        (b)  the   principal   portion   of  all
                                        scheduled   monthly   payments   on  the
                                        Mortgage  Loans in the related  Mortgage
                                        Loan Group due during  the  related  Due
                                        Period, to the extent actually received by the Trustee on or prior to the related Remittance Date or to the extent actually

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                                        advanced by the  Servicer on or prior to
                                        the  related  Remittance  Date  and  the
                                        principal   portion   of  all  full  and
                                        partial principal prepayments made by the respective Mortgagors during the related Remittance Period;

                                        (c) the scheduled  principal  balance of
                                        each   Mortgage   Loan  in  the  related
                                        Mortgage  Loan  Group  that  either  was
                                        repurchased   by  the   Company   or  an
                                        Originator or purchased by the Servicer on the related Remittance Date, to the extent such scheduled principal balance is actually received by the Trustee on or prior to the related Remittance Date;

                                        (d) any Substitution  Amounts  delivered
                                        by the Company or an  Originator  on the
                                        related  Remittance  Date in  connection
                                        with a  substitution  of a Mortgage Loan
                                        in the related  Mortgage  Loan Group (to
                                        the  extent  such  Substitution  Amounts
                                        relate to principal), to the extent such
                                        Substitution    Amounts   are   actually
                                        received by the Trustee on or prior to the related Remittance Date;

                                        (e)   all   Net   Liquidation   Proceeds
                                        actually  collected by the Servicer with
                                        respect  to the  Mortgage  Loans  in the
                                        related  Mortgage  Loan Group during the
                                        related Remittance Period (to the extent
                                        such Net Liquidation  Proceeds relate to
                                        principal)   to  the   extent   actually
                                        received by the Trustee on or prior to the related Remittance Date;

                                        (f)  the  amount  of  any  Subordination
                                        Deficit  with  respect to such  Mortgage
                                        Loan Group for such Payment Date;

                                        (g) the proceeds received by the Trustee
                                        of  any   termination   of  the  related
                                        Mortgage Loan Group (to the extent such proceeds relate to principal); and

                                        (h)  any   moneys   released   from  the
                                        Pre-Funding  Account as a prepayment  of
                                        the  Fixed   Rate   Certificates   (with
                                        respect to the Fixed Rate Group) or the Variable Rate Certificates (with respect to the Variable Rate Group) on the Payment Date which immediately follows the end of the Funding Period; and

                                        (i)  the  amount  of  any  Subordination
                                        Increase  Amount  with  respect  to such
                                        Mortgage  Loan  Group  for such  Payment
                                        Date consisting of the amount of any Net
                                        Monthly  Excess Cash Flow to be actually
                                        applied for the  accelerated  payment of
                                        principal   on  the   related   Class  A
                                        Certificates;

                                        minus

                                        (ii)  the  amount  of any  Subordination
                                        Reduction Amount with respect to such Mortgage Loan Group for such Payment Date consisting of the amount of any Net Monthly Excess Cash Flow to be actually paid to the Owners of the Subordinate Certificates.

                                 In no event will the Class A Principal Distribution Amount for any Mortgage Loan Group and Payment Date (x) be less than zero or (y) be greater than the then-outstanding Certificate Principal Balance of the related Class of Class A Certificates.

                                 The sum of the Class A Current Interest and the Class A Principal Distribution Amount with respect to any Class of Class A Certificates and Payment Date is the "Class A Distribution Amount" for such Class of Class A Certificates and Payment Date.

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                                       S-8

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                                 The  "Carry-Forward  Amount"  with respect to a
                                 Class of Class A Certificates for any Payment Date is the sum of (x) the amount, if any, by which (i) the Class A Distribution Amount for such Class as of the immediately preceding Payment Date exceeded (ii) the amount of the actual distribution made to the Owners of the related Class of Class A Certificates on such immediately preceding Payment Date plus (y) 30 days' interest on the interest portion of such amount, calculated at the related Pass-Through
                                 Rate.   See   "Description   of   the   Offered
                                 Certificates -- Distributions" herein.

                                 A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                                 Any loss on a Liquidated Mortgage Loan (i.e., a Realized Loss) may or may not be allocated to the Owners of the related Class of Class A Certificates on the Payment Date which immediately follows the event of loss. However, the Owners of the Class A Certificates are entitled to receive ultimate recovery of any Realized Losses which occur in the related Mortgage Loan Group, which receipt will be no later than the Payment Date occurring after such Realized Loss creates a Subordination Deficit and will be in the form of an Insured
                                 Payment  if not  covered  through  Net  Monthly
                                 Excess Cashflow in the related Group or the other Group.

                                 Insured Payments do not include Realized Losses until such time as the aggregate cumulative Realized Losses have created a Subordination Deficit nor do Insured Payments cover the Servicer's failure to make Delinquency Advances until such time as the aggregate cumulative amount of such unpaid Delinquency Advances, when added to Realized Losses have created a Subordination Deficit.

                                 A "Subordination Deficit" with respect to a Mortgage Loan Group and Payment Date is the amount, if any, by which (x) the Certificate Principal Balance of the related Class of Class A Certificates, after taking into account all distributions to be made on such Payment Date, exceeds (y) the sum of (i) the aggregate principal balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the Due Date in the calendar month in which such Payment Date occurs and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the close of business on the Due Date in the calendar month in which such Payment Date occurs.

Credit Enhancement:              The Credit Enhancement provided for the benefit
                                 of the Owners of the Offered Certificates consists of (x) the overcollateralization and crosscollateralization mechanics which utilize the internal cash flows of the Trust and (y) the Certificate Insurance Policies.

                                 Overcollateralization. The credit enhancement provisions of the Trust result in a limited acceleration of each Class of Offered Certificates relative to the amortization of the related Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the related Class of Class A Certificates. This acceleration feature creates, with respect to each Mortgage Loan Group, overcollateralization which results from the excess of the aggregate scheduled principal balances of the Mortgage Loans in the related Mortgage Loan Group plus the amount, if any, on deposit in the Pre- Funding Account over the aggregate related Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

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                                       S-9
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                                 The Pooling and  Servicing  Agreement  provides
                                 that,  subject  to  certain  floors,  caps  and
                                 triggers,     the     required     level     of
                                 overcollateralization   with   respect   to   a
                                 Mortgage Loan Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the related Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization
                                 to    reduce     the     actual     level    of
                                 overcollateralization to its required level.

                                 Crosscollateralization. In addition to the foregoing, the Pooling and Servicing Agreement provides that excess interest, together with certain other excess amounts, generated by one Mortgage Loan Group may be used to fund shortfalls in Available Funds in the other Mortgage Loan Group or accelerate the amortization of the Class of Class A Certificates related to the other Mortgage Loan Group, subject to certain prior requirements of such Mortgage Loan Group.

                                 See  "Description  of the Offered  Certificates
                                 -- Overcollateralization     Provisions"    and
                                 "-- Crosscollateralization Provisions" herein.

                                 The Certificate Insurance Policies. The Company will obtain the Certificate Insurance Policies, which are noncancelable, in favor of the Trustee on behalf of the Owners of each Class of the Offered Certificates. On each Payment Date, the Certificate Insurer will be required to make available to the Trustee the amount by which the related Class A Current Interest and any Subordination Deficit for the related Mortgage Loan Group exceeds the Total Available Funds (after deducting the amount necessary to pay the related premium amount to the Certificate Insurer) for such Mortgage Loan Group as of such Payment Date. The Certificate Insurance Policies do not guarantee to Owners of the related Class A Certificates any specified rate of Prepayments. Also, the Certificate Insurance Policy for the Class A-2 Certificates does not insure the payment of the Available Funds Cap Carry-Forward Amount. See "Credit Enhancement" in this Summary and "The Certificate Insurance Policies and the Certificate Insurer" herein and "Description of Credit Enhancement" in the Prospectus.

Pre-Funding Account:             On the Closing  Date,  the Original  Pre-Funded
                                 Amount  will be  deposited  in the  Pre-Funding
                                 Account  which  account will be in the name of,
                                 and maintained by, the Trustee on behalf of the
                                 Trust;  an  amount  of  $6,368,932.54  of  such
                                 aggregate  amount  will be funded from the sale
                                 of the Fixed Rate Certificates and an amount of
                                 $12,103,888.88 of such aggregate amount will be
                                 funded  from  the  sale  of the  Variable  Rate
                                 Certificates   and  may  be  used  to   acquire
                                 Subsequent  Mortgage  Loans for addition to the
                                 Fixed Rate Group and the  Variable  Rate Group,
                                 respectively.  With respect to either the Fixed
                                 Rate Group or the Variable  Rate Group,  during
                                 the  period  (the  "Funding  Period")  from and
                                 including  the Closing  Date until the earliest
                                 of (i) the date on which the  amount on deposit
                                 in  the   Pre-Funding   Account  is  less  than
                                 $100,000  and  (ii)  September  30,  1997,  the
                                 Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded
                                 Amount  will  be  reduced  during  the  Funding
                                 Period by the amount  thereof  used to purchase
                                 Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. The amount on deposit in the Pre-Funding Account at any time is the "Pre-Funded Amount". Subsequent
                                 Mortgage Loans purchased by and added to the Fixed Rate Group or the Variable Rate Group on any date (each, a "Subsequent Transfer Date") must satisfy the criteria for such Group set forth in the Pooling and Servicing Agreement.
                                 Any Pre-Funded Amount, less any interest and other investment earnings on amounts on deposit in the Pre-Funding Account (the "Pre-Funding
                                 Account Earnings"), remaining at the

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                                      S-10

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                                 end of the Funding  Period with  respect to the
                                 Fixed Rate Group will be distributed to the Owners of the Fixed Rate Certificates and any Pre-Funded Amount, less any Pre-Funding Account Earnings, remaining at the end of the Funding Period with respect to the Variable Rate Group will be distributed to the Owners of the Variable Rate Certificates, in each case on the Payment Date that immediately follows the end of the Funding Period in reduction of the Certificate Principal Balance of such Owners'
                                 Certificates,   thus  resulting  in  a  partial
                                 principal  prepayment  of such Class of Class A
                                 Certificates   as   specified    herein   under
                                 "Description of the Offered Certificates -- Distributions." All earnings in the Pre-Funding Account will be deposited in the Capitalized Interest Account. The Pre-Funding Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).

                                 Although no assurance can be given, it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust and added to the Fixed Rate Group or the Variable Rate Group will require application of substantially all of the Original Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the Owners of the Fixed Rate or Variable Rate Certificates from the Pre-Funding Account. In the event that the Company is unable to sell Subsequent Mortgage Loans to the Trust in an amount equal to the Original Pre-Funded Amount, a principal prepayment to Owners of the Fixed Rate Certificates and/or Variable Rate Certificates will occur on the Payment Date in October 1997 in an amount equal to the Pre-Funded Amount, less any Pre-Funding Account Earnings with respect to the related Group, remaining at the end of the Funding Period.

Capitalized Interest Account:    On the Closing Date,  cash will be deposited in
                                 a  trust  account  (the  "Capitalized  Interest
                                 Account")  in the name of, and  maintained  by,
                                 the Trustee on behalf of the Trust.  The amount
                                 on deposit in the Capitalized Interest Account,
                                 including  reinvestment income thereon, will be
                                 used by the Trustee to fund the excess, if any,
                                 of (i) the sum of (a) the  aggregate  amount of
                                 interest  accruing  during the related  Accrual
                                 Period  at the  weighted  average  Pass-Through
                                 Rate on the Class A Certificates  on the amount
                                 by which the  aggregate  Certificate  Principal
                                 Balance of the Class A Certificates exceeds the
                                 aggregate  principal  balance  of  the  Initial
                                 Mortgage  Loans plus (b) the Trustee  fees over
                                 (ii)  the  amount  of any  Pre-Funding  Account
                                 Earnings;  such  amounts on deposit  will be so
                                 applied by the Trustee on each  Payment Date in
                                 the Funding Period to fund such excess, if any.
                                 Any  amounts   remaining  in  the   Capitalized
                                 Interest  Account  not needed for such  purpose
                                 will be paid to the  Company  at the end of the
                                 Funding  Period.   The   Capitalized   Interest
                                 Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).

Mandatory Prepayment of
Certificates:                    In the  event  that at the  end of the  Funding
                                 Period,   not  all  of  the  $6,368,932.54  and
                                 $12,103,888.88  funded  from  the  sale  of the
                                 Fixed  Rate   Certificates  and  Variable  Rate
                                 Certificates,  respectively,  has been  used to
                                 acquire Subsequent  Mortgage Loans with respect
                                 to  the  related   Group,   then  the  Class  A
                                 Certificates related to such Group will receive a prepayment on the Payment Date in October
                                 1997. The Pooling and Servicing Agreement does not permit funds in the Pre-Funding Account relating to the sale of one Group of Class A
                                 Certificates  to be used to acquire  Subsequent
                                 Mortgage Loans relating to the other Group of Class A Certificates.

Certificate Insurer:             MBIA Insurance  Corporation  (the  "Certificate
                                 Insurer").

Delinquency Advances
and Compensating   Interest:     The Servicer will be obligated to make advances
                                 ("Delinquency   Advances")   with   respect  to
                                 delinquent payments of interest (at the related
                                 Mortgage  Rate  less  the  Servicing   Fee,  as
                                 defined below) and scheduled principal due on each Mortgage Loan to the extent that such Delinquency Advances, in good faith and in the Servicer's reasonable judgment, are reasonably recoverable from

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                                      S-11

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                                 the related Mortgage Loan. Delinquency Advances
                                 are recoverable from (i) future collections on the Mortgage Loan which gave rise to the Delinquency Advance, (ii) Liquidation Proceeds for such Mortgage Loan and (iii) from certain excess moneys which would otherwise be paid to the Owners of the Subordinate Certificates.

                                 In addition, the Servicer will also be required to deposit in the Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at such Mortgage Loan's Mortgage Rate (less the Servicing Fee) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee) paid by the Mortgagor with respect to such Mortgage Loan during such Remittance Period (any such amount paid by the Servicer, "Compensating Interest"). The Servicer will not be required to pay
                                 Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period or to cover shortfalls in collections of interest due to curtailments.

                                 Any failure by the Servicer to remit to the Trustee a Delinquency Advance or Compensating Interest to the extent required under the Pooling and Servicing Agreement will constitute an event of default under the Pooling and Servicing Agreement, in which case, upon the removal of the Servicer, the Trustee or the successor Servicer will be obligated to make such advances in accordance with the terms of the Pooling and Servicing Agreement. See "Description of the Securities -- Advances" in the Prospectus.

Book-Entry Registration of the
Offered Certificates:            The  Offered  Certificates  will  initially  be
                                 issued in book-entry  form.  Persons  acquiring
                                 beneficial  ownership interests in such Offered
                                 Certificates ("Beneficial Owners") may elect to
                                 hold their  interests  through  The  Depository
                                 Trust Company ("DTC"), in the United States, or
                                 Cedel Bank,  S.A.  ("Cedel")  or the  Euroclear
                                 System  ("Euroclear"),   in  Europe.  Transfers
                                 within DTC, Cedel or Euroclear, as the case may
                                 be, will be in accordance  with the usual rules
                                 and   operating   procedures  of  the  relevant
                                 system. So long as the Offered Certificates are
                                 Book-Entry  Certificates  (as defined  herein),
                                 such  Certificates  will be evidenced by one or
                                 more  Certificates  registered  in the  name of
                                 Cede & Co.  ("Cede"),  as the nominee of DTC or
                                 one of the  European  Depositaries  (as defined
                                 below).  Cross-market transfers between persons
                                 holding directly or indirectly  through DTC, on
                                 the  one  hand,  and   counterparties   holding
                                 directly  or   indirectly   through   Cedel  or
                                 Euroclear,  on the other,  will be  effected in
                                 DTC through  Citibank N.A.  ("Citibank") or The
                                 Chase  Manhattan  Bank  ("Chase,"  and together
                                 with  Citibank,  the "European  Depositaries"),
                                 the   relevant   depositaries   of  Cedel   and
                                 Euroclear,    respectively,    and    each    a
                                 participating   member  of  DTC.   The  Offered
                                 Certificates  will  initially be  registered in
                                 the name of Cede.  The  interests of the Owners
                                 of such  Certificates  will be  represented  by
                                 book-entries   on  the   records   of  DTC  and
                                 participating  members  thereof.  No Beneficial
                                 Owner will be entitled to receive a  definitive
                                 certificate    representing    such    person's
                                 interest,  except in the event that  Definitive
                                 Certificates  (as  defined  herein)  are issued
                                 under  the  limited   circumstances   described
                                 herein.   All  references  in  this  Prospectus
                                 Supplement to any Offered  Certificates reflect
                                 the rights of  Beneficial  Owners  only as such
                                 rights  may be  exercised  through  DTC and its
                                 participating organizations for so long as such
                                 Offered  Certificates  are  held  by  DTC.  See
                                 "Description        of       the        Offered
                                 Certificates--Book-Entry  Registration  of  the
                                 Offered   Certificates"   herein  and  Annex  I
                                 hereto.

Monthly Servicing Fee:           The  Servicer  will retain a fee equal to 0.50%
                                 per annum  (the  "Fixed  Rate  Group  Servicing
                                 Fee"),   payable  monthly  at  one-twelfth  the
                                 annual rate, of the

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                                      S-12
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                                 then-outstanding   principal   amount  of  each
                                 Mortgage Loan in the Fixed Rate Group as of the first day of each calendar month and a fee equal to 0.50% per annum, (the "Variable Rate
                                 Group  Servicing  Fee"),   payable  monthly  at
                                 one-twelfth    the   annual   rate,    of   the
                                 then-outstanding   principal   amount  of  each
                                 Mortgage Loan in the Variable Rate Group. The Fixed Rate Group Servicing Fee and the Variable
                                 Rate  Group  Servicing  Fee  are   collectively
                                 referred to as the "Servicing Fee."

Optional Termination:            The  Servicer,  acting  directly  or  through a
                                 permitted designee, will have the right to purchase from the Trust all the Mortgage Loans then held by the Trust, at a price at least equal to par plus accrued interest (and any outstanding Available Funds Cap Carry-Forward
                                 Amount), on any Remittance Date on or after the Clean-Up Call Date. Under certain circumstances the Certificate Insurer may also exercise such purchase rights if the Servicer does not do so.
                                 See  "The  Pooling  and  Servicing  Agreement--
                                 Optional Termination" herein.

Ratings: It is a condition of the original issuance of the Offered Certificates that the Offered Certificates receive ratings of AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and Aaa by Moody's Investors Service, Inc. ("Moody's"). The ratings issued by the Rating Agencies on the payment of principal and interest on the Class A-2 Certificates do not cover the payment of the Available Funds Cap Carry-Forward Amount. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings" herein and "Prepayment and Yield Considerations" in the Prospectus.

Risk Factors:                    Credit  Considerations.  For  information  with
                                 regard to the Mortgage Loans and their related risks, see "The Mortgage Loan Pool" herein.

                                 Prepayment Considerations. For information regarding the consequences of prepayments of the Mortgage Loans and of the failure of the Company to purchase Subsequent Mortgage Loans during the Funding Period in an amount equal to the Original Pre-Funded Amount, see "Prepayment and Yield Considerations" and "Risk Factors -- The Subsequent Mortgage Loans and the Pre-Funding Account" herein.

                                 Other Considerations. For a discussion of other risk factors that should be considered by prospective investors in the Offered Certificates, see "Risk Factors" herein and in the Prospectus.

Federal Income Tax Aspects:      For  Federal  income tax  purposes  an election
                                 will be made to treat the Trust  (exclusive  of
                                 the   Pre-Funding   Account,   the  Capitalized
                                 Interest  Account and the  Available  Funds Cap
                                 Carry-Forward   Account;    collectively,   the
                                 "Non-REMIC   Accounts")   as  a  "real   estate
                                 mortgage investment conduit" (the "REMIC"). The
                                 Class A-1 Certificates will be designated as "regular interests" in the REMIC and will be treated as debt instruments of the Trust for federal income tax purposes. The Class A-2
                                 Certificates plus the right to receive the Available Funds Cap Carry-Forward Amount will have the characteristics described herein. The
                                 REMIC will issue the Class R Certificates, which will be designated as the sole class of "residual interests" in the REMIC. See "Certain
                                 Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations:            Subject  to  the  limitations  described  under
                                 "ERISA  Considerations"  herein,  the  Class  A
                                 Certificates   may  be  purchased  by  employee
                                 benefit  plans that are subject to the Employee
                                 Retirement Income Security Act of 1974, as amended. See "ERISA Considerations" herein and in the Prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Legal Investment
Considerations:                  The Class A  Certificates  will not  constitute
                                 "mortgage  related  securities" for purposes of
                                 the Secondary  Mortgage Market  Enhancement Act
                                 of   1984    ("SMMEA").    Accordingly,    many
                                 institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class A Certificates.

Certain Legal Matters:           Certain legal matters  relating to the validity
                                 of the  issuance  of the  Certificates  will be
                                 passed upon for the Company and the Servicer by
                                 Arter & Hadden, Washington,  D.C. Certain legal
                                 matters  relating  to  insolvency   issues  and
                                 certain  federal income tax matters  concerning
                                 the  Certificates  will be passed  upon for the
                                 Company  by  Arter  &  Hadden.   Certain  legal
                                 matters   relating  to  the   validity  of  the
                                 issuance of the Certificates will be passed upon for the Underwriters by Dewey Ballantine, New York, New York. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policies will be passed upon for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         Prospective investors in the Class A Certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates.

         Risk of Mortgage Loan Yield Reducing Class A-2 Pass-Through Rate. Subject to the Available Funds Cap, the Class A-2 Pass-Through Rate is based upon the value of an index (LIBOR) which is different from the value of the indices applicable to the Mortgage Loans in the Variable Rate Group, as described under "The Mortgage Pool -- Variable Rate Group" herein (either as a result of the use of a different index rate determination date, rate adjustment date or rate cap or floor). 85.07% of the Initial Mortgage Loans in the Variable Rate Group are Six-Month LIBOR Loans which adjust semi-annually based upon a six-month LIBOR index, whereas the Pass-Through Rate on the Class A-2 Certificates adjusts monthly based upon a one-month LIBOR index and is limited by the Available Funds Cap unless Available Funds Cap Carry Forward Amounts (the payment of which is not insured by the Certificate Insurer and which is not rated) are funded in full. Consequently, the Class A-2 Pass-Through Rate for any Payment Date may not equal the interest which becomes due on the Initial Mortgage Loans in the Variable Rate Group (net of Servicing Fee and certain other required reductions) during the related Remittance Period. In addition, 14.65% of the Initial Mortgage Loans in the Variable Rate Group by aggregate principal balance as of the Cut-Off Date are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination and 0.28% of the Initial Mortgage Loans in the Variable Rate Group by aggregate principal balance as of the Cut-Off Date are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination. Thereafter, such Mortgage Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans. In particular, the Class A-2 Pass-Through Rate adjusts monthly, while the interest rates of the Mortgage Loans in the Variable Rate Group adjust less frequently, with the result that the Available Funds Cap may be lower than the otherwise applicable Class A-2 Pass-Through Rate for extended periods in a rising interest rate environment. Moreover, one-month LIBOR and the index applicable to such Mortgage Loans may respond to different economic and market factors, and there is not necessarily any correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the Mortgage Loan's index is stable or is falling or that, even if both one-month LIBOR and such index rise during the same period, one-month LIBOR may rise much more rapidly than such index. See "Class A-2 Pass-Through Rate" in the Summary herein.

         The Subsequent Mortgage Loans and the Pre-Funding Account. If the principal amount of eligible Mortgage Loans available during the Funding Period is less than 100% of the Original Pre-Funded Amount, the Company will have insufficient Mortgage Loans to sell to the Trust for addition to the Fixed Rate Group and the Variable Rate Group on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to Owners of the Fixed Rate Certificates and/or the Variable Rate Certificates as described herein. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement; (ii) the Subsequent Mortgage Loans must be selected by the Company in a manner that it believes is not adverse to the interest of the Owners of the Certificates or the Certificate Insurer; (iii) certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans must be delivered by the Company; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Mortgage Loans, including the Subsequent Mortgage Loans to be conveyed by the Company as of such Subsequent Cut-Off Date, must satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans--Fixed Rate Group" and "--Conveyance of Subsequent Mortgage Loans--Variable Rate Group."

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust for inclusion in the Fixed Rate Group or the Variable Rate Group by the end of the Funding Period, the Owners of the Fixed Rate Certificates and/or the Variable Rate Certificates will receive a prepayment of principal in an amount equal to the Pre-Funded Amount, less any Pre-Funding Account Earnings, remaining in the Pre-Funding Account on the first Payment Date following the end of the Funding Period (in no event later than the October 1997 Payment Date). Although no assurances can be given, the Company intends that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Fixed Rate Certificates or the Variable Rate Certificates from the Pre-Funded Amount.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage Loans may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Fixed Rate Group or the Variable Rate Group, the aggregate characteristics of the Mortgage Loans then held in such Group may vary from those of the Initial Mortgage Loans in such Group. See "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans--Fixed Rate Group" and "--Conveyance of Subsequent Mortgage Loans--Variable Rate Group."

         Social, Economic and Other Factors. The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon the ability of the Company to originate or purchase additional mortgage loans. The ability of the Company to originate or purchase additional loans may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Company is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect its origination ability and the availability of Subsequent Mortgage Loans.

         Risk of Higher Delinquencies Associated with Underwriting Standards. All of the Mortgage Loans were originated or acquired by the Company in accordance with the Company's mortgage loan program described in the Prospectus. See "Mortgage Loan Program -- Underwriting Guidelines" in the Prospectus. As a general matter, the Company's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by FannieMae due to credit characteristics that do not meet FannieMae guidelines. Mortgage Loans originated under the Company's mortgage loan program may experience rates of delinquency, foreclosure and bankruptcy that are higher than mortgage loans originated under FannieMae guidelines. 1.14% of the Initial Mortgage Loans were 30 days or more delinquent in their monthly payments as of the Cut-Off Date. However, investors in the Class A Certificates should be aware that approximately 17.94% and 6.06% (by aggregate principal balance as of the Cut-Off Date) of the Initial Mortgage Loans in the Fixed Rate Group and Variable Rate Group, respectively, had a first monthly payment due on or before July 1, 1997. Therefore, it was not possible for any Mortgage Loan other than such Mortgage Loans to have had a monthly payment that was delinquent 30 days or more.

         Risk of Higher Default Rates Associated with California Real Property. Since 26.01% of the Mortgaged Properties relating to the Initial Mortgage Loans are located in California, an overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans, causing the principal balances of the related Mortgage Loans to equal or exceed the value of such Mortgaged Properties.

         The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "Hazard Insurance; Claims Thereunder" in the Prospectus. Accordingly, should such event cause losses in respect of the Mortgage Loans, if the protection afforded by the overcollateralization and crosscollateralization of the Certificates is insufficient and upon the occurrence of a Subordination Deficit the Certificate Insurer is unable to meet its obligations under the related Certificate Insurance Policy, then the Owners of the Offered Certificates could experience a loss on their investment.

         Risk of Higher Loss Rates Associated with Junior Liens. Since 2.63% of the aggregate principal balance of the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date are secured by junior deeds of trust or mortgages which are subordinate to the rights of the beneficiaries under the related senior mortgages, a decline in real property values could extinguish the interest of the beneficiary of a junior deed of trust on the Mortgaged Property before having any effect on the interest of the beneficiary of a senior mortgage thereon. To the extent that such losses result in a shortfall of available funds from payments relating to the Mortgage Loans and in the event that the Certificate Insurer is unable to meet its obligation upon the occurrence of a Subordination Deficit, then the owners of the Offered Certificates will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Property for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See "Mortgage Loan Program -- Underwriting Guidelines" herein and "Risk Factors -- Risks of the Mortgage Loans" in the Prospectus.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Company. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The Company will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Company to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Loans and Related Matters" in the Prospectus.

         62.81% of the Initial Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. In general, home equity loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all home equity loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. The Company will represent and warrant in the Pooling and Servicing Agreement that each Mortgage Loan was originated in compliance with all applicable laws including the Truth-in-Lending Act, as amended.

         Risk of Seller Insolvency. The Company believes that the transfer of the Mortgage Loans to the Trust constitutes a sale by the Company to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Company in the event of the insolvency of the Company and will not be available to the creditors of the Company. However, in the event of an insolvency of the Company, it is possible that a bankruptcy trustee or a creditor of the Company may argue that the transaction between the Company and the Trust was a pledge of such Mortgage Loans in connection with a borrowing by the Company rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee, the Company, the Rating Agencies and the Certificate Insurer will have received an opinion of Arter & Hadden, counsel to the Company, with respect to the true sale of the Mortgage Loans from the Company to the Trust, in form and substance satisfactory to the Certificate Insurer and the Rating Agencies.

                         THE PORTFOLIO OF MORTGAGE LOANS

General

         The Mortgage Loan Pool includes newly-originated fixed and variable rate loans which were originated directly by the Company or one or more unrelated third party Originators.

         Substantially all of the Initial Mortgage Loans in the Variable Rate Group adjust based on the London interbank offered rate for six-month United States Dollar deposits in the London Market based on quotations of major banks published in The Wall Street Journal and have a periodic semi-annual rate adjustment cap of 1.00% to 2.00% and a lifetime cap of 6.50% to 7.00% above the startup rate. Furthermore, all mortgage loans originated under the retail adjustable rate program are in a first lien position and generally do not allow for balloon payments. Such retail adjustable rate mortgage loans are originated in accordance with the Company's Guidelines. See "Mortgage Loan Program -- Underwriting Guidelines" in the Prospectus.

Acquisitions

         Fixed Rate Group. All of the Mortgage Loans in the Fixed Rate Group were originated by the Company pursuant to the Company's Guidelines or acquired by the Company from an Originator based on Approved Guidelines or Bulk Guidelines as described in the Prospectus. See "Mortgage Loan Program" in the Prospectus. Initial Mortgage Loans representing an aggregate principal balance of $11,129,185.02 or 38.87% of the Fixed Rate Group by aggregate principal balance were acquired from an Originator other than the Company. The Company reviewed 100% of the acquisitions included in the Trust.

         Variable Rate Group. All of the Mortgage Loans in the Variable Rate Group were originated by the Company and were underwritten pursuant to the Company's Guidelines or acquired by the Company from an Originator based on Approved Guidelines or Bulk Guidelines as described in the Prospectus. See "Mortgage Loan Program" in the Prospectus. Initial Mortgage Loans representing an aggregate principal balance of $14,269,695.95 or approximately 37.65% of the Variable Rate Group by aggregate principal balance were acquired from an Originator other than the Company. All of the 2/28 Loans and 3/27 Loans were acquired by the Company from the Originators. The Company reviewed 100% of the acquisitions included in the Trust.

Delinquencies

         The following tables set forth information relating to the delinquency, foreclosure and loan loss experience of the Servicer for its servicing portfolio of fixed and variable rate mortgage loans as of and for the period ended June 30, 1997 and for each of the three prior calendar years. The Servicer is not an approved seller/servicer by FannieMae or the Federal Home Loan Mortgage Corporation.

                  Delinquency and Foreclosure Experience of the
                         Servicer's Servicing Portfolio

                                 As of June 30,        As of December 31,
                                 --------------   ---------------------------
                                      1997        1996       1995        1994
                                      ----        ----       ----        ----
                                                     (Dollars in Thousands)
Total Servicing Portfolio ......   $692,243    $641,191    $613,791    $555,685
Delinquent Loans(1)
         30-59 days ............      7,100       9,359       8,339       6,084
         60-89 days ............      5,350       6,704       6,538       4,471
         90 days or more .......     16,075      19,081      21,002      13,589
                                   --------    --------    --------    --------
                  Total ........   $ 28,525    $ 35,144    $ 35,879    $ 24,144
                                   ========    ========    ========    ========
Total Delinquency Percentage ...        4.1%        5.5%        5.8%        4.3%
REO Properties(2) ..............   $  4,989    $  3,951    $  7,854    $  3,386

----------

(1) The period of delinquency is based on the number of days payments are contractually past due and includes all loans in foreclosure.

(2) Includes REO Properties owned by the Company as well as REO Properties owned by REMIC Trusts and serviced by the Company; however, excludes private investor REO Properties not serviced by the Company.

                           Loan Loss Experience of the
                         Servicer's Servicing Portfolio

                                     Six Months
                                       Ended
                                      June 30,        Year Ended December 31,
                                     ----------    -----------------------------
                                        1997       1996       1995       1994
                                        ----       ----       ----       ----
                                                      (Dollars in Thousands)
Average Servicing Portfolio
    Balance Outstanding (1) ........ $679,200    $615,393   $583,943   $470,628
Net Losses (2) ..................... $    520    $  2,160   $    169   $     44
As a percentage of Average
    Portfolio Balance ..............     0.31%       0.35%      0.03%      0.01%

----------

(1) For 1997, 1996 and 1995 periods, the average servicing portfolio balance equals the quarterly average of the servicing portfolio computed as the average of the balance at the beginning and end of each quarter. For 1994, the average servicing portfolio balance equals the average of the balance at the beginning and end of each period.

(2) "Net Losses" means actual net losses realized with respect to the disposition of the REO properties.

                                 USE OF PROCEEDS

         The Company will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Class A Certificates will be applied by the Trust to the purchase of the Initial Mortgage Loans from the Company. Such net proceeds less the Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Subordinate Certificates retained by the Company or its affiliates) represent the purchase price to be paid by the Trust to the Company for the Initial Mortgage Loans.

                             THE MORTGAGE LOAN POOL

General

         Unless otherwise noted, all references to statistical percentages in this Prospectus Supplement appearing "as of the Cut-Off Date," together with all dollar amount references herein to aggregate principal balances appearing "as of the Cut-Off Date" have been calculated using the aggregate scheduled principal balances of the Initial Mortgage Loans as of the close of business on the Cut-Off Date. Subsequent Mortgage Loans are intended to be purchased by the Trust for inclusion in the Fixed Rate Group and the Variable Rate Group from the Company from time to time on or before September 30, 1997 from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans, if available, will be sold by the Company to the Trust.

         This subsection describes generally certain characteristics of the Initial Mortgage Loans. Unless otherwise specified herein, references herein to percentages of Initial Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-Off Date, based on the outstanding principal balances of the Initial Mortgage Loans in the Fixed Rate Group or the Initial Mortgage Loans in the Variable Rate Group, in each case as of the Cut-Off Date, and giving effect to all payments due on or prior to the Cut-Off Date. The Mortgage Loan Pool will initially consist of 801 loans evidenced by promissory notes (the "Notes") secured by deeds of trust, security deeds or mortgages on the Mortgaged Properties, which are located in 20 states and the District of Columbia. The Mortgaged Properties securing the Mortgage Loans consist of single-family residences (which may be detached, part of a two-to-four family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) or non-owner occupied investment properties. The Initial Mortgage Loans consist of 98.87% of loans secured by first lien mortgages on the related properties and 1.13% of loans secured by second liens on the related Mortgaged Properties.

         The Initial Mortgage Loans were required to satisfy the following criteria as of the Cut-Off Date: had remaining terms to stated maturity of no greater than 360 months; had a Mortgage Rate as of the Cut-Off Date of at least 7.99% with respect to the Fixed Rate Group and at least 6.99% with respect to the Variable Rate Group; and had a CLTV not in excess of 80.00% with respect to the Fixed Rate Group and had a LTV not in excess of 85.00% with respect to the Variable Rate Group.

         Each Mortgage Loan in the Trust will be assigned to one of the two Mortgage Loan Groups comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear adjustable interest rates only, in the case of the Variable Rate Group. Each of the Mortgage Loans contained in the Fixed Rate Group will be secured by a Mortgage having either a first or junior lien position with respect to the related Property. Each of the Mortgage Loans contained in the Variable Rate Group will be secured by Mortgages which are in a first lien position. 99.67% of the Initial Mortgage Loans were originated less than six months prior to the Cut-Off Date. The Fixed Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Variable Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Variable Rate Group.

Fixed Rate Group - Initial Mortgage Loans

         All of the Initial Mortgage Loans in the Fixed Rate Group are Actuarial Loans. All of the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date require monthly payments of principal that will fully amortize the Initial Mortgage Loans by their respective stated maturity dates. No Initial Mortgage Loan in the Fixed Rate Group had a stated maturity date later than November 1, 2027. As of the Cut-Off Date, the aggregate principal balance of all Initial Mortgage Loans in the Fixed Rate Group was 99.82% of the aggregate principal balance of such Initial Mortgage Loans at the times of their origination.

         The Initial Mortgage Loans in the Fixed Rate Group had the following aggregate characteristics as of the Cut-Off Date:

Aggregate Number of Initial Mortgage Loans ...........                       380
Principal Balance
         Aggregate ...................................           $ 28,631,067.46
         Average .....................................           $     75,344.91
         Range .......................................  $14,907.55 - $270,737.00
Mortgage Rates
         Weighted Average ............................                    9.848%
         Range .......................................          7.990% - 17.250%
Original Term to Stated Maturity
         Weighted Average ............................                300 months
         Range .......................................           84 - 360 months
Remaining Term to Stated Maturity
         Weighted Average ............................                299 months
         Range .......................................           82 - 360 months
CLTV
         Weighted Average ............................                    53.17%
         Range .......................................            9.79% - 80.00%
LTV
         Weighted Average ............................                    52.90%
         Range .......................................            9.79% - 80.00%
Weighted Average Junior Lien Ratio ...................                    99.38%
Percentage of First Mortgages ........................                    97.37%
Percentage of Second Mortgages .......................                     2.63%

         Some of the aggregate percentages in the following tables may not total 100% due to rounding.

                             DISTRIBUTION OF CLTV'S
                                Fixed Rate Group

                                                                % of Aggregate
                          Number of Initial  Aggregate Unpaid       Unpaid
Range of CLTV's            Mortgage Loans   Principal Balance  Principal Balance

75.01 -- 80.00% ..........        11        $   1,186,021.74         4.14%
70.01 -- 75.00 ...........        23            2,379,602.12         8.31
65.01 -- 70.00 ...........        31            3,278,459.99        11.45
60.01 -- 65.00 ...........        39            3,324,748.62        11.61
55.01 -- 60.00 ...........        42            3,634,474.34        12.69
50.01 -- 55.00 ...........        39            3,320,382.86        11.60
45.01 -- 50.00 ...........        39            2,927,029.87        10.22
40.01 -- 45.00 ...........        37            2,618,855.44         9.15
35.01 -- 40.00 ...........        33            1,817,593.77         6.35
30.01 -- 35.00 ...........        29            1,468,858.16         5.13
25.01 -- 30.00 ...........        26            1,193,704.42         4.17
20.01 -- 25.00 ...........        21            1,115,732.79         3.90
15.01 -- 20.00 ...........         8              266,970.90         0.93
10.01 -- 15.00 ...........         1               74,939.44         0.26
 5.01 -- 10.00 ...........         1               23,693.00         0.08
                                 ---        ----------------       ------
         Total ...........       380        $  28,631,067.46       100.00%
                                 ===        ================       ======

                              DISTRIBUTION OF LTV'S
                                Fixed Rate Group

                              Number of         Aggregate       % of Aggregate
                               Initial           Unpaid             Unpaid
Range of LTV's              Mortgage LoanS  Principal Balance  Principal Balance

75.01  --  80.00% ..........       11       $  1,186,021.74           4.14%
70.01  --  75.00 ...........       23          2,379,602.12           8.31
65.01  --  70.00 ...........       31          3,278,459.99          11.45
60.01  --  65.00 ...........       39          3,324,748.62          11.61
55.01  --  60.00 ...........       42          3,634,474.34          12.69
50.01  --  55.00 ...........       38          3,220,424.79          11.25
45.01  --  50.00 ...........       37          2,870,729.96          10.03
40.01  --  45.00 ...........       37          2,618,855.44           9.15
35.01  --  40.00 ...........       31          1,740,498.81           6.08
30.01  --  35.00 ...........       25          1,366,935.89           4.77
25.01  --  30.00 ...........       28          1,250,972.36           4.37
20.01  --  25.00 ...........       22          1,215,690.86           4.25
15.01  --  20.00 ...........       12            397,124.75           1.39
10.01  --  15.00 ...........        2             92,854.06           0.32
 5.01  --  10.00 ...........        2             53,673.73           0.19
                                  ---       ---------------         ------
           Total ...........      380       $ 28,631,067.46         100.00%
                                  ===       ===============         ======

         The CLTV's and LTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Initial Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any senior Mortgage Loans, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth above under "The Portfolio of Mortgage Loans," and by the mortgage lending industry in general.

                       DISTRIBUTION OF JUNIOR LIEN RATIOS
                                Fixed Rate Group

                               Number of         Aggregate      % of Aggregate
    Range of                    Initial           Unpaid            Unpaid
Junior Lien Rates            Mortgage Loans  Principal Balance Principal Balance

30.01  --  40.00% ..........        3        $     147,853.42        0.52%
40.01  --  50.00 ...........        2               76,126.93        0.27
50.01  --  60.00 ...........        2               54,419.72        0.19
60.01  --  70.00 ...........        1               24,557.11        0.09
70.01  --  80.00 ...........        1               32,318.03        0.11
90.01  -- 100.00 ...........      371           28,295,792.25       98.83
                                  ---        ----------------      ------
           Total ...........      380        $  28,631,067.46      100.00%
                                  ===        ================      ======

                         DISTRIBUTION OF MORTGAGE RATES
                                Fixed Rate Group

                               Number of         Aggregate      % of Aggregate
    Range of                    Initial           Unpaid            Unpaid
Mortgage Rates               Mortgage Loans  Principal Balance Principal Balance

 7.51 --  8.00% ...........         5        $     534,532.62         1.87%
 8.01 --  8.50 ............         8              623,660.46         2.18
 8.51 --  9.00 ............       105            8,582,843.78        29.98
 9.01 --  9.50 ............        64            5,166,855.90        18.05
 9.51 -- 10.00 ............        76            5,772,584.65        20.16
10.01 -- 10.50 ............        39            2,719,177.58         9.50
10.51 -- 11.00 ............        30            2,026,998.26         7.08
11.01 -- 11.50 ............        15            1,008,386.98         3.52
11.51 -- 12.00 ............        14              709,214.25         2.48
12.01 -- 12.50 ............         4              307,078.56         1.07
12.51 -- 13.00 ............         7              321,238.33         1.12
13.01 -- 13.50 ............         4              290,708.97         1.02
13.51 -- 14.00 ............         5              444,139.41         1.55
14.01 -- 14.50 ............         1               14,907.55         0.05
14.51 -- 15.00 ............         2               77,315.84         0.27
17.01 -- 17.50 ............         1               31,424.32         0.11
                                  ---        ----------------       ------
          Total ...........       380        $  28,631,067.46       100.00%
                                  ===        ================       ======

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                                Fixed Rate Group



                               Number of         Aggregate      % of Aggregate
                                Initial           Unpaid            Unpaid
State                        Mortgage Loans  Principal Balance Principal Balance

Arizona ......................     4         $     179,866.25         0.63%
California ...................   105             8,977,399.97        31.36
Colorado .....................     7               417,771.87         1.46
District of Columbia .........     2               120,669.00         0.42
Florida ......................    15               892,503.81         3.12
Georgia ......................     6               311,128.79         1.09
Illinois .....................    23             1,543,550.32         5.39
Maryland .....................    11               620,462.29         2.17
Massachusetts ................     4               317,333.27         1.11
Michigan .....................     1               154,545.23         0.54
Minnesota ....................     2                79,763.97         0.28
New Jersey ...................    51             3,851,661.93        13.45
New York .....................    84             6,441,043.59        22.50
Ohio .........................     3               205,077.00         0.72
Oregon .......................    13               762,959.40         2.66
Pennsylvania .................    13             1,186,748.13         4.14
Utah .........................     8               616,509.00         2.15
Virginia .....................     1                80,750.00         0.28
Washington ...................    27             1,871,323.64         6.54
                                 ---         ----------------       ------
     Total ...................   380         $  28,631,067.46       100.00%
                                 ===         ================       ======

               DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                                Fixed Rate Group

                               Number of         Aggregate      % of Aggregate
                                Initial           Unpaid            Unpaid
Range of Months              Mortgage Loans  Principal Balance Principal Balance

 72  --   84 ...............        1        $     110,105.52        0.38%
108  --  120 ...............        5              219,823.60        0.77
168  --  180 ...............      110            7,542,778.23       26.34
228  --  240 ...............       26            2,293,620.54        8.01
348  --  360 ...............      238           18,464,739.57       64.49
                                  ---        ----------------      ------
         Total .............      380        $  28,631,067.46      100.00%
                                  ===        ================      ======

                       DISTRIBUTION OF PRINCIPAL BALANCES
                                Fixed Rate Group

                               Number of         Aggregate      % of Aggregate
        Range of                Initial           Unpaid            Unpaid
    Principal Balances       Mortgage Loans  Principal Balance Principal Balance

$ 10,000.01 --  15,000.00....      1         $      14,907.55        0.05%
  15,000.01 --  20,000.00....      5                92,215.61        0.32
  20,000.01 --  25,000.00....      8               181,978.11        0.64
  25,000.01 --  30,000.00....     12               343,486.82        1.20
  30,000.01 --  35,000.00....     14               463,308.54        1.62
  35,000.01 --  40,000.00....     13               487,909.70        1.70
  40,000.01 --  45,000.00....     24             1,024,028.63        3.58
  45,000.01 --  50,000.00....     19               919,503.22        3.21
  50,000.01 --  55,000.00....     16               842,119.49        2.94
  55,000.01 --  60,000.00....     28             1,622,341.81        5.67
  60,000.01 --  65,000.00....     20             1,255,456.78        4.38
  65,000.01 --  70,000.00....     19             1,296,797.98        4.53
  70,000.01 --  75,000.00....     26             1,900,539.39        6.64
  75,000.01 --  80,000.00....     30             2,320,964.59        8.11
  80,000.01 --  85,000.00....     20             1,666,823.33        5.82
  85,000.01 --  90,000.00....     20             1,749,996.51        6.11
  90,000.01 --  95,000.00....     20             1,848,508.63        6.46
  95,000.01 -- 100,000.00....     16             1,559,523.05        5.45
 100,000.01 -- 125,000.00....     42             4,621,019.38       16.14
 125,000.01 -- 150,000.00....     13             1,814,243.62        6.34
 150,000.01 -- 200,000.00....      9             1,448,330.37        5.06
 200,000.01 -- 250,000.00....      4               886,327.35        3.10
 250,000.01 -- 300,000.00....      1               270,737.00        0.95
                                 ---         ----------------      ------
               Total             380         $  28,631,067.46      100.00%
                                 ===         ================      ======

                         DISTRIBUTION OF PROPERTY TYPES
                                Fixed Rate Group

                               Number of         Aggregate      % of Aggregate
                                Initial           Unpaid            Unpaid
Property Type                Mortgage Loans  Principal Balance Principal Balance

Single Family .............       347         $  26,075,786.05       91.08%
Two-to-Four Family ........        23             1,900,087.75        6.64
Condominiums ..............         6               340,438.00        1.19
Planned Unit Development...         4               314,755.66        1.10
                                  ---         ----------------      ------
     Total ................       380         $  28,631,067.46      100.00%
                                  ===         ================      ======

                        DISTRIBUTION OF OCCUPANCY STATUS
                                Fixed Rate Group

                               Number of         Aggregate      % of Aggregate
                                Initial           Unpaid            Unpaid
Occupancy Status             Mortgage Loans  Principal Balance Principal Balance

Owner Occupied .............      359        $   27,193,846.42       94.98%
Investor Property ..........       20             1,404,903.01        4.91
Second Home ................        1                32,318.03        0.11
                                  ---        -----------------      ------
     Total .................      380        $   28,631,067.46      100.00%
                                  ===        =================      ======

Conveyance of Subsequent Mortgage Loans - Fixed Rate Group

         The  Pooling  and  Servicing  Agreement  permits  the Trust to  acquire
$6,368,932.54 in aggregate principal balance of Subsequent Mortgage Loans for addition to the Fixed Rate Group. Accordingly, the statistical characteristics of the Mortgage Loan Pool and the Fixed Rate Group will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans. Pursuant to the Pooling and Servicing Agreement, however, the Company has covenanted to deliver Subsequent Mortgage Loans for inclusion in the Fixed Rate Group that will not materially change the statistical characteristics of the Mortgage Loan Pool and the Fixed Rate Group.

         The obligation of the Trust to purchase Subsequent Mortgage Loans for addition to the Fixed Rate Group on a Subsequent Transfer Date is subject to the requirements as defined in the Pooling and Servicing Agreement by the Certificate Insurer.

Variable Rate Group - Initial Mortgage Loans

         All of the Initial Mortgage Loans in the Variable Rate Group are Actuarial Loans and are secured by first mortgages. All of the Initial Mortgage Loans in the Variable Rate Group require monthly payments of principal that will fully amortize such Initial Mortgage Loans by their respective stated maturity dates. No Initial Mortgage Loan in the Variable Rate Group had a stated maturity date later than November 1, 2027. As of the Cut-Off Date, the aggregate principal balance of the Initial Mortgage Loans in the Variable Rate Group was 99.88% of the aggregate principal balance of such Initial Mortgage Loans at the times of their origination. As of the Cut-Off Date, substantially all of the Initial Mortgage Loans in the Variable Rate Group had interest rates which were not fully indexed (i.e., the entire gross margin has not yet been added to the rate given by the index).

         Approximately $32,239,922.34 or 85.07% of the Initial Mortgage Loans in the Variable Rate Group by aggregate principal balance as of the Cut-Off Date are Six-Month LIBOR Loans. The Six-Month LIBOR Loans have periodic reset caps ranging from 1.00% to 2.00%.

         Approximately $5,551,303.93 or 14.65% of the Initial Mortgage Loans in the Variable Rate Group by aggregate principal balance as of the Cut-Off Date are 2/28 Loans. After the first adjustment, the 2/28 Loans have periodic reset caps ranging from 1.00% to 1.50%.

         Approximately $104,884.85 or 0.28% of the Initial Mortgage Loans in the Variable Rate Group by aggregate principal balance as of the Cut-Off Date are 3/27 Loans. After the first adjustment, the 3/27 Loans have a periodic reset cap of 1.00%.

         The Initial Mortgage Loans in the Variable Rate Group had the following aggregate characteristics as of the Cut-Off Date:

Aggregate Number of Initial Mortgage Loans ........                          421
Principal Balance
         Aggregate ................................               $37,896,111.12
         Average ..................................                   $90,014.52
         Range ....................................      $9,763.44 - $301,835.04
Current Mortgage Rate
         Weighted Average .........................                       9.126%
         Range ....................................             6.990% - 14.750%
Original Term to Stated Maturity
         Weighted Average .........................                   344 months
         Range ....................................             120 - 360 months
Remaining Term to Stated Maturity
         Weighted Average .........................                   344 months
         Range ....................................             120 - 360 months
LTV
         Weighted Average .........................                       60.07%
         Range ....................................              14.37% - 81.46%
Gross Margin
         Weighted Average .........................                       6.607%
         Range ....................................             4.990% - 10.130%
Semi-Annual Rate Adjustment Cap Range .............              1.000% - 2.000%
Maximum Mortgage Rate
         Weighted Average .........................                      16.052%
         Range ....................................             13.750 - 21.250%
Minimum Mortgage Rate
         Weighted Average .........................                       9.126%
         Range ....................................               6.990 -14.750%

                              DISTRIBUTION OF LTV's
                               Variable Rate Group

                               Number of         Aggregate      % of Aggregate
                                Initial           Unpaid            Unpaid
Range of LTV's               Mortgage Loans  Principal Balance Principal Balance

80.01 - 85.00% ............          1       $     70,467.00          0.19%
75.01 - 80.00 .............         30          3,814,101.42         10.06
70.01 - 75.00 .............         45          5,348,769.19         14.11
65.01 - 70.00 .............         54          5,733,918.11         15.13
60.01 - 65.00 .............         53          5,760,491.96         15.20
55.01 - 60.00 .............         56          5,161,060.04         13.62
50.01 - 55.00 .............         34          2,714,565.92          7.16
45.01 - 50.00 .............         42          2,974,979.39          7.85
40.01 - 45.00 .............         36          2,453,183.76          6.47
35.01 - 40.00 .............         32          1,956,349.92          5.16
30.01 - 35.00 .............         18          1,114,928.06          2.94
25.01 - 30.00 .............          9            449,090.31          1.19
20.01 - 25.00 .............          8            269,542.60          0.71
15.01 - 20.00 .............          1             44,000.00          0.12
10.01 - 15.00 .............          2             30,663.44          0.08
                                   ---       ---------------        ------
     Total ................        421       $ 37,896,111.12        100.00%
                                   ===       ===============        ======

         The LTV's shown above were calculated based upon the Appraised Values of the Mortgaged Properties. No assurance can be given that Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Initial Mortgage Loans. If property values decline such that the outstanding balances of the Initial Mortgage Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth above under "The Portfolio of Mortgage Loans," and by the mortgage lending industry in general.

               DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                               Variable Rate Group

                               Number of         Aggregate      % of Aggregate
  Range of                      Initial           Unpaid            Unpaid
   Months                    Mortgage Loans  Principal Balance Principal Balance

108 - 120 .............             1        $      68,160.00         0.18%
168 - 180 .............            40            2,902,364.23         7.66
228 - 240 .............             6              456,813.00         1.21
348 - 360 .............           374           34,468,773.89        90.96
                                  ---        ----------------       ------
        Total .........           421        $  37,896,111.12       100.00%
                                  ===        ================       ======

                       DISTRIBUTION OF PRINCIPAL BALANCES
                               Variable Rate Group

                               Number of         Aggregate      % of Aggregate
      Range of                  Initial           Unpaid            Unpaid
Principal Balances           Mortgage Loans  Principal Balance Principal Balance

$  5,000.01 --  10,000.00 ...      1         $      9,763.44          0.03%
  15,000.01 --  20,000.00 ...      1               20,000.00          0.05
  20,000.01 --  25,000.00 ...      2               41,064.00          0.11
  30,000.01 --  35,000.00 ...     15              496,138.55          1.31
  35,000.01 --  40,000.00 ...      8              310,826.63          0.82
  40,000.01 --  45,000.00 ...     20              855,560.77          2.26
  45,000.01 --  50,000.00 ...     18              869,069.62          2.29
  50,000.01 --  55,000.00 ...     28            1,470,587.26          3.88
  55,000.01 --  60,000.00 ...     25            1,440,546.44          3.80
  60,000.01 --  65,000.00 ...     30            1,877,361.31          4.95
  65,000.01 --  70,000.00 ...     23            1,561,737.85          4.12
  70,000.01 --  75,000.00 ...     15            1,092,707.65          2.88
  75,000.01 --  80,000.00 ...     21            1,639,360.40          4.33
  80,000.01 --  85,000.00 ...     23            1,896,984.82          5.01
  85,000.01 --  90,000.00 ...     16            1,403,963.79          3.70
  90,000.01 --  95,000.00 ...     24            2,222,247.18          5.86
  95,000.01 -- 100,000.00 ...     20            1,953,874.77          5.16
 100,000.01 -- 125,000.00 ...     60            6,662,750.01         17.58
 125,000.01 -- 150,000.00 ...     25            3,400,203.87          8.97
 150,000.01 -- 200,000.00 ...     34            5,754,925.70         15.19
 200,000.01 -- 250,000.00 ...      9            2,053,007.21          5.42
 250,000.01 -- 300,000.00 ...      2              561,594.81          1.48
 300,000.01 -- 350,000.00 ...      1              301,835.04          0.80
                                 ---         ---------------        ------
               Total ........    421         $ 37,896,111.12        100.00%
                                 ===         ===============        ======

                         DISTRIBUTION OF PROPERTY TYPES
                               Variable Rate Group

                               Number of         Aggregate      % of Aggregate
                                Initial           Unpaid            Unpaid
Property Type                Mortgage Loans  Principal Balance Principal Balance

Single Family ...............      382        $ 34,838,802.84       91.93%
Two-to-Four Family ..........       25           2,018,712.30        5.33
Planned Unit Development ....        7             596,571.94        1.57
Condominium .................        7             442,024.04        1.17
                                   ---        ---------------      ------
          Total .............      421        $ 37,896,111.12      100.00%
                                   ===        ===============      ======

                        DISTRIBUTION OF OCCUPANCY STATUS
                               Variable Rate Group

                               Number of         Aggregate      % of Aggregate
                                Initial           Unpaid            Unpaid
Occupancy Status             Mortgage Loans  Principal Balance Principal Balance

Owner Occupied ..............     394         $ 35,621,670.71       94.00%
Investor Property ...........      24            1,899,033.14        5.01
Second Home .................       3              375,407.27        0.99
                                  ---         ---------------      ------
     Total ..................     421         $ 37,896,111.12      100.00%
                                  ===         ===============      ======

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                               Variable Rate Group

                               Number of         Aggregate      % of Aggregate
Range of Current                Initial           Unpaid            Unpaid
Mortgage Rates               Mortgage Loans  Principal Balance Principal Balance

 6.51 --  7.00% ............        4         $    461,324.00        1.22%
 7.01 --  7.50 .............       34            3,205,046.49        8.46
 7.51 --  8.00 .............       39            3,505,627.54        9.25
 8.01 --  8.50 .............       68            6,567,203.45       17.33
 8.51 --  9.00 .............       80            7,223,150.33       19.06
 9.01 --  9.50 .............       64            6,631,884.27       17.50
 9.51 -- 10.00 .............       51            4,274,379.49       11.28
10.01 -- 10.50 .............       27            1,988,083.32        5.25
10.51 -- 11.00 .............       19            1,338,805.32        3.53
11.01 -- 11.50 .............       17            1,514,312.86        4.00
11.51 -- 12.00 .............        8              593,446.36        1.57
12.01 -- 12.50 .............        3              152,850.78        0.40
12.51 -- 13.00 .............        1               63,764.76        0.17
13.01 -- 13.50 .............        1               60,944.58        0.16
13.51 -- 14.00 .............        3              232,326.23        0.61
14.51 -- 15.00 .............        2               82,961.34        0.22
                                  ---         ---------------      ------
         Total .............      421         $ 37,896,111.12      100.00%
                                  ===         ===============      ======

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES
                               Variable Rate Group

    Range of                   Number of         Aggregate      % of Aggregate
    Maximum                     Initial           Unpaid            Unpaid
Mortgage Rates               Mortgage Loans  Principal Balance Principal Balance

13.51  --  14.00% ..........        5        $     536,265.49        1.42%
14.01  --  14.50 ...........       36            3,434,494.08        9.06
14.51  --  15.00 ...........       41            3,601,029.54        9.50
15.01  --  15.50 ...........       75            7,177,641.42       18.94
15.51  --  16.00 ...........       77            7,119,924.00       18.79
16.01  --  16.50 ...........       69            6,909,511.14       18.23
16.51  --  17.00 ...........       47            3,616,659.78        9.54
17.01  --  17.50 ...........       20            1,563,876.50        4.13
17.51  --  18.00 ...........       21            1,750,068.58        4.62
18.01  --  18.50 ...........       13            1,115,246.61        2.94
18.51  --  19.00 ...........        9              568,482.10        1.50
19.01  --  19.50 ...........        1               62,914.97        0.17
19.51  --  20.00 ...........        2               96,749.36        0.26
20.01  --  20.50                    4              293,270.81        0.77
21.01  --  21.50 ...........        1               49,976.74        0.13
                                  ---        ----------------      ------
           Total ...........      421        $  37,896,111.12      100.00%
                                  ===        ================      ======

                             DISTRIBUTION OF MARGINS
                               Variable Rate Group

                               Number of         Aggregate      % of Aggregate
    Range of                    Initial           Unpaid            Unpaid
    Margins                  Mortgage Loans  Principal Balance Principal Balance

 4.01  --   5.00% ..........       31         $  2,934,675.29        7.74%
 5.01  --   6.00 ...........      112           10,509,462.73       27.73
 6.01  --   7.00 ...........      135           12,570,429.09       33.17
 7.01  --   8.00 ...........      116            9,573,115.23       25.26
 8.01  --   9.00 ...........       24            2,115,559.44        5.58
 9.01  --  10.00 ...........        1               68,160.00        0.18
10.01  --  11.00 ...........        2              124,709.34        0.33
                                  ---         ---------------      ------
           Total ...........      421         $ 37,896,111.12      100.00%
                                  ===         ===============      ======

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                               Variable Rate Group

                               Number of         Aggregate      % of Aggregate
                                Initial           Unpaid            Unpaid
State                        Mortgage Loans  Principal Balance Principal Balance

Arizona ....................       13        $     931,495.28         2.46%
California .................       73            8,328,766.09        21.98
Colorado ...................       20            1,898,633.77         5.01
District of Columbia .......        3              367,108.94         0.97
Florida ....................       17            1,236,001.67         3.26
Georgia ....................        5              427,377.87         1.13
Idaho ......................        2              139,641.92         0.37
Illinois ...................       55            4,690,264.89        12.38
Maryland ...................        8              508,594.16         1.34
Massachusetts ..............       29            2,417,399.34         6.38
Michigan ...................        6              507,293.02         1.34
Minnesota ..................        1               49,948.85         0.13
New Jersey .................       42            3,343,307.40         8.82
New York ...................       43            4,157,338.91        10.97
North Carolina .............        2               99,898.73         0.26
Ohio .......................       17            1,165,763.74         3.08
Oregon .....................       20            1,692,499.49         4.47
Pennsylvania ...............       11              848,638.16         2.24
Utah .......................       20            1,679,560.24         4.43
Virginia ...................        6              808,539.07         2.13
Washington .................       28            2,598,039.58         6.86
                                  ---        ----------------       ------
      Total ................      421        $  37,896,111.12       100.00%
                                  ===        ================       ======

Conveyance of Subsequent Mortgage Loans - Variable Rate Group

         The Pooling and Servicing Agreement permits the Trust to acquire $12,103,888.88 in aggregate principal balance of Subsequent Mortgage Loans for addition to the Variable Rate Group. Accordingly, the statistical characteristics of the Mortgage Loan Pool and the Variable Rate Group will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans. Pursuant to the Pooling and Servicing Agreement, however, the Company has covenanted to deliver Subsequent Mortgage Loans for inclusion in the Variable Rate Group that will not materially change the statistical characteristics of the Mortgage Loan Pool and the Variable Rate Group.

         The obligation of the Trust to purchase Subsequent Mortgage Loans for addition to the Variable Rate Group on a Subsequent Transfer Date is subject to the requirements as defined in the Pooling and Servicing Agreement by the Certificate Insurer.

Interest Payments on the Mortgage Loans

         Each Mortgage Loan provides for monthly payments by the obligor on the related Note (the "Mortgagor") according to the actuarial method ("Actuarial Loans"). Actuarial loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the actuarial loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on the yield on the Fixed Rate Certificates resulting from the timing of the settlement date and those considerations discussed below under "Payment Delay Feature of Fixed Rate Certificates"), the yield to maturity on an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in full of Mortgage Loans in the related Mortgage Loan Group prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Company or by the Certificate Insurer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Company does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

Mandatory Prepayment

         In the event that at the end of the Funding Period, not all of the Original Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans for inclusion in the Fixed Rate Group or the Variable Rate Group, then the Owners of the Fixed Rate Certificates and/or Variable Rate Certificates will receive a partial prepayment on the Payment Date in October 1997.

         Although no assurances can be given, the Company expects that the principal amount of Subsequent Mortgage Loans sold to the Trust for inclusion in the Fixed Rate Group and the Variable Rate Group will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Owners of the Fixed Rate Certificates or Variable Rate Certificates.

Projected Prepayments and Yields for Offered Certificates

         If purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is slower than the rate anticipated by an investor who purchases an Offered Certificate of the related Class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is faster than the rate anticipated by an investor who purchases an Offered Certificate of the related Class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         All of the Mortgage Loans in the Fixed Rate Group are fixed rate Mortgage Loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. However, the monthly payment on a home equity or home improvement loan is often smaller than the monthly payment on a purchase money first mortgage loan. Because of the smaller loan balance on a refinancing, a decrease in the interest rate payable results in a smaller reduction in the amount of the Mortgagor's monthly payment. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         All of the Mortgage Loans in the Variable Rate Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. The Company does not believe that data compiled by FannieMae or FHLMC is representative of the types of borrowers included in the Company's lending program and cannot assure that such prepayment experience is relevant to the Mortgage Loans contained in the Variable Rate Group.

         The prepayment behavior of the 2/28 Loans and 3/27 Loans may differ from that of the other Mortgage Loans in the Variable Rate Group. As a 2/28 Loan or 3/27 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Mortgage Loans in the Variable Rate Group may differ from that on the Mortgage Loans in the Fixed Rate Group because the amount of the monthly payments on the Mortgage Loans in the Variable Rate Group are subject to adjustment on each adjustment date.

         The "Last Scheduled Payment Date" for the Class A-1 Certificates is December 20, 2028. The Last Scheduled Payment Date for the Class A-1 Certificates is the Payment Date in the month following the calendar month of maturity of the latest possible maturing Initial Mortgage Loan in the Fixed Rate Mortgage Loan Group, plus one year. The Last Scheduled Payment Date for the Class A-2 Certificates is September 20, 2027 notwithstanding that certain Mortgage Loans in the Variable Rate Group have scheduled payment dates that occur after such Last Scheduled Payment Date. The weighted average life of each Class of Class A Certificates is likely to be shorter, and the actual final Payment Date with respect to each Class of Class A Certificates could occur significantly earlier than the Last Scheduled Payment Date because (i) Prepayments are likely to occur which shall be applied to the payment of the Class A Principal Balances, (ii) Net Monthly Excess Spread to the extent available will be applied as an accelerated payment of principal on the Class A Certificates up to the Specified Subordinated Amount for each Class and (iii) the Servicer or, in limited circumstances, the Certificate Insurer, may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans in the Trust has declined to 10% or less of the Maximum Collateral Amount.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement with respect to the Fixed Rate Group is the Home Equity Prepayment ("HEP") assumption. HEP assumes that a pool of loans prepays in the first month of the life of such loan at a constant prepayment rate that corresponds in CPR (as defined below) to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The model used in this Prospectus Supplement with respect to the Variable Rate Group is the Constant Prepayment Rate ("CPR") assumption. The CPR represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such Mortgage Loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Company believes that no existing statistics of which it is aware provide a reliable basis for Owners of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):
(i) the Mortgage Loans of the related Mortgage Loan Groups prepay at the indicated HEP or CPR; (ii) distributions on the Offered Certificates are received, in cash, on the 20th day of each month, commencing in October 1997;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in October 1997 (or as set forth in the following table) and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in September 1997 (or as set forth in the following table) and include 30 days' interest thereon; (v) the level of Six-Month LIBOR remains constant at 5.8438% (vi) the Class A-1 Pass-Through Rate remains constant at 6.935% per annum and the Class A-2 Pass- Through Rate remains constant at 5.86625% per annum; (vii) the Offered Certificates are purchased on September 26, 1997; (viii) the Mortgage Rate for each Mortgage Loan in the Variable Rate Group is adjusted on its next Mortgage Rate change date (and on subsequent Mortgage Rate change dates, if necessary) to equal the sum of (a) the assumed level of the Six-Month LIBOR index and (b) the respective gross margin (such sum being subject to the respective periodic adjustment, as applicable); and (ix) each Mortgage Loan Group consists of Mortgage Loans having the following characteristics:

                                FIXED RATE GROUP

Initial and Subsequent Mortgage Loans

                                                     Remaining
                                    Mortgage          Term to
       Principal       Mortgage   Rate Net of     Stated Maturity     Seasoning
        Balance          Rate     Servicing Fee     (in months)      (in months)
        -------          ----     -------------     -----------      -----------
$  2,641,391.48          9.714%      9.214%            169               3
   2,293,620.54          9.265       8.765             236               4
   4,423,196.85         10.431       9.931             358               2
   1,604,018.46(1)       9.438       8.938             180               0
   6,894,186.04(1)      10.023       9.523             360               0
   1,846,574.52(2)       9.310       8.810             178               0
  10,224,091.30(2)       9.699       9.199             360               0
   2,776,683.94(3)       9.459       8.959             321               0
   2,296,236.87         10.427       9.927             176(4)            4

                               VARIABLE RATE GROUP

Initial and Subsequent Mortgage Loans


                                                                                              Number of
                                                  Remaining                                   Months to
                                     Initial       Term to                                       Next
                      Initial       Mortgage        Stated                                     Mortgage      Periodic
   Principal         Mortgage      Rate Net of     Maturity      Seasoning        Gross      Rate Change    Adjustment
    Balance            Rate       Servicing Fee  (in months)    (in months)      Margin      (in months)        Cap
    -------            ----       -------------  -----------    -----------      ------      -----------        ---
$ 2,025,819.73         9.537%         9.037%         358             2           6.966%           4            1.016%
  6,206,856.74         9.333          8.833          341             1           7.028            5            1.063
  1,938,062.45        10.329          9.829          357             3           6.634            21           1.000(5)
  3,483,126.33         9.813          9.313          358             2           6.362            23           1.064(5)
 16,000,000.00(1)      8.875          8.375          336             0           6.400            6            1.029
 15,099,406.97(2)      8.831          8.331          344             0           6.588            6            1.000
  5,246,727.78(3)      8.698          8.198          348             0           6.793            6            1.000


----------
(1) Interest only through September 1997. Commencing in October 1997 assumed to be a single mortgage loan with the characteristics stated above. Scheduled payments are assumed to be received on the first day of each month commencing in November 1997. Prepayments are to be received on the last day of each month commencing in October 1997 and include 30 days' interest thereon. During the first Accrual Period, interest is assumed to be available at the Mortgage Rate net of the Servicing Fee.

(2) Interest only through October 1997. Commencing in November 1997 assumed to be a single mortgage loan with the characteristics stated above. Scheduled payments are assumed to be received on the first day of each month commencing in December 1997. Prepayments are to be received on the last day of each month commencing in November 1997 and include 30 days' interest thereon. During the first two Accrual Periods, interest is assumed to be available at the Mortgage Rate net of the Servicing Fee.

(3) Interest only through November 1997. Commencing in December 1997 assumed to be a single mortgage loan with the characteristics stated above. Scheduled payments are assumed to be received on the first day of each month commencing in January 1998. Prepayments are to be received on the last day of each month commencing in December 1997 and include 30 days' interest thereon. During the first three Accrual Periods, interest is assumed to be available at the Mortgage Rate net of the Servicing Fee.

(4) Remaining term to maturity (balloon payment). The remaining amortizing term with respect to such loan is equal to 356 months.

(5) With respect to the Next Mortgage Rate Change Date, the Periodic Adjustment Cap is equal to 3.00% and thereafter the Periodic Adjustment Cap will be as stated in the table above.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are paid, which may be in the form of scheduled amortization or prepayments

(for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust). The weighted average lives of the Class A Certificates also will be influenced by the overcollateralization of the Class A Certificates because collections otherwise payable to the Subordinate Certificates are applied as principal prepayments to the Class A Certificates until the outstanding aggregate principal balance of the Class A Certificates is less than the aggregate outstanding principal balance of the Mortgage Loans in each Mortgage Loan Group by the Specified Subordinated Amount for such Group. These prepayments have the effect of accelerating the amortization of the Class A Certificates, thereby shortening their respective weighted average lives.

         Based on the foregoing Modeling Assumptions, the tables below indicate the weighted average life of each Class of the Offered Certificates, assuming that the Mortgage Loans in the related Mortgage Loan Group prepay according to the indicated percentages of the related Prepayment Assumption:

                             PREPAYMENT ASSUMPTIONS

                             Assumption I   Assumption II   Assumption III   Assumption IV   Assumption V
                             ------------   -------------   --------------   -------------   ------------
Fixed Rate Group (HEP):           0%             21%             27%              31%            40%
Variable Rate Group (CPR):        0%             21%             27%              31%            40%


                             WEIGHTED AVERAGE LIVES

                                    Class A-1

                                         Weighted
Prepayment                             Average Life     Earliest Retirement
Assumption                              (years)(1)             Date(1)
----------                              ----------             -------
    I ..............................       17.58        October 20, 2025
   II ..............................        3.91        April 20, 2007
  III ..............................        3.08        January 20, 2005
   IV ..............................        2.70        January 20, 2004
    V ..............................        2.10        June 20, 2002

                                    Class A-2

                                         Weighted
Prepayment                             Average Life     Earliest Retirement
Assumption                              (years)(1)             Date(1)
----------                              ----------             -------
    I ..............................       20.83        October 20, 2025
   II ..............................        3.71        April 20, 2007
  III ..............................        2.84        January 20, 2005
   IV ..............................        2.44        January 20, 2004
    V ..............................        1.82        June 20, 2002


----------

(1)  Assuming early termination of the Trust at the Clean-Up Call Date.

         There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.

Payment Delay Feature of Fixed Rate Certificates

         The effective yield to the Owners of the Fixed Rate Certificates will be lower than the yield otherwise produced by the related Fixed Rate Certificate Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the twentieth day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the mortgage pool and the Mortgaged Properties is based upon the pool of Initial Mortgage Loans as constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Initial

Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Certificates.

         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement, together with the Pooling and Servicing Agreement with the Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Initial Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K. Also, the Company has filed certain additional yield tables and other computational materials with respect to the Fixed Rate Certificates and the Variable Rate Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         The Certificates will consist of the Class A-1 Certificates, the Class A-2 Certificates and the Class R Certificates. The Certificates will be issued by First Alliance Mortgage Loan Trust 1997-3, a trust to be organized under the laws of the State of New York. Only the Offered Certificates are offered hereby. The Subordinate Certificates will be retained by the Company, and are not being offered hereby. The Offered Certificates together with the Subordinate Certificates are herein referred to as the "Certificates."

         Persons in whose name a Certificate is registered in the Register maintained by the Trustee are the "Owners" of the Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "Owner" of the Offered Certificates as the term "Owner" is used in the Pooling and Servicing Agreement will be Cede. No Owners will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Offered Certificates shall mean and include the rights of Owners as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement.

         As described in "The Mortgage Loan Pool" herein, the Mortgage Loan Pool is divided into the Fixed Rate Group, which contains first and junior lien Mortgage Loans having fixed rates of interest and the Variable Rate Group, which contains first lien Mortgage Loans having variable rates of interest. For each Mortgage Loan Group, the related Class of Class A Certificates will evidence the right to receive on each Payment Date the Class A Distribution Amount for such Class of Class A Certificates, in each case until the related Certificate Principal Balance has been reduced to zero. The Owners of the Subordinate Certificates will be entitled to receive distributions of residual Net Monthly Excess Cashflow.

         One-hundred percent of the Class A Distribution Amount due to the Owners of each Class of the Class A Certificates on each Payment Date is insured by the Certificate Insurer pursuant to the Certificate Insurance Policies. See "The Certificate Insurance Policies and the Certificate Insurer" herein.

Payment Dates

         The Pooling and Servicing Agreement will require that the Trustee create and maintain a Certificate Account, to be established as a trust account held by the trust department of the Trustee (the "Certificate Account"). All funds in the Certificate Account shall be invested and reinvested by the Trustee for the benefit of the related Owners and Certificate Insurer, as directed by the Servicer, in Eligible Investments.

         One business day prior to the related Payment Date (or, if such day is not a business day, the immediately preceding business day) (the "Remittance Date") the Servicer is required to withdraw from the Principal and Interest Account and remit to the Trustee, for deposit in the Certificate Account, the Monthly Remittance Amount for the related Mortgage Loan Group. The Monthly Remittance Amount for a Mortgage Loan Group is equal to (a) the sum of (i) the balance on deposit in the Principal and Interest Account as of the close of business on the related Determination Date, (ii) all Delinquency Advances and Compensating Interest (collectively, the "Advances") and (iii) certain amounts required to be deposited by the Servicer in the Certificate Account, including Loan Purchase Prices and Substitution Amounts, reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Principal and Interest Account,
(iii) all amounts reimbursable to the Servicer and (iv) any unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds and Net Liquidation Proceeds occurring in the month of such Payment

Date. With respect to any Payment Date, (i) the Due Date is the first day of the month in which such Payment Date occurs, and (ii) the Determination Date is the 12th day of the month in which such Payment Date occurs or, if such day is not a business day, the immediately preceding business day. "Remittance Period" means, the period beginning on the first day of the calendar month immediately preceding the month in which the related Remittance Date occurs and ending on the last day of such month. See "The Pooling and Servicing Agreement Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield" in the Prospectus.

         The Compensating Interest for any Payment Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net Mortgage Rates) resulting from principal prepayments in full on the Mortgage Loans received in the corresponding Remittance Period. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment. The Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections of one full month's interest at the applicable net Mortgage Rate resulting from principal prepayments in full. The Servicer is not obligated to cover any shortfalls in collections of interest for prepayments in part. Such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment.

Distributions

         Distributions on the Certificates will be made on each Payment Date to Owners of record of the Certificates as of the immediately preceding Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Owner's Class of such Certificates on such Payment Date. The "Percentage Interest" represented by any Offered Certificate will be equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Offered Certificate by the Original Certificate Principal Balance of all Certificates of the same Class.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Spread with respect to a Mortgage Loan Group be applied on such Payment Date as an accelerated payment of principal on the related Class of Class A Certificates, but only to the limited extent hereafter described. The Net Monthly Excess Spread equals (i) the excess (such excess being the "Total Monthly Excess Spread" with respect to the related Mortgage Loan Group), if any, of (x) the interest which is collected on the Mortgage Loans in such Mortgage Loan Group during a Remittance Period and with respect to Due Dates occurring in the month in which such Payment Date occurs (net of the Servicing Fee and of certain miscellaneous administrative amounts) plus the interest portion of any Delinquency Advances and Compensating Interest over (y) the sum of (I) the Class A Current Interest on the related Class of Class A Certificates and (II) the premiums due to the Certificate Insurer with respect to the related Certificate Insurance Policy and the fees due to the Trustee, minus (ii) any portion of the Total Monthly Excess Spread which is used to cover any shortfalls in Available Funds on such Payment Date in the related Mortgage Loan Group, or in the other Mortgage Loan Group, or used to reimburse the Certificate Insurer on account of prior Insured Payments.

         Pursuant to the Pooling and Servicing Agreement, each Mortgage Loan Group's Net Monthly Excess Spread is required to be applied as a payment of principal on the related Class of Class A Certificates until the related Subordinated Amount has increased to the level required with respect to the related Mortgage Loan Group. "Subordinated Amount" means, with respect to any Mortgage Loan Group and Payment Date, the difference, if any, between (x) the sum of (i) the aggregate principal balances of the Mortgage Loans in such Mortgage Loan Group as of the close of business on the last day of the preceding Remittance Period after taking into account payments of scheduled principal on the Mortgage Loans due on the Due Date which immediately follows the last day of such Remittance Period and (ii) any amount on deposit in the Pre-Funding Account less any Pre-Funding Account Earnings at such time and (y) the Class A Principal Balance of the related Class of Class A Certificates as of such Payment Date (and assuming all distributions are made on such Payment Date). With respect to either Mortgage Loan Group, any amount of Net Monthly Excess Spread actually applied as a payment of principal is a "Subordination Increase Amount". The required level of the Subordinated Amount with respect to a Mortgage Loan Group and Payment Date is the "Specified Subordinated Amount" with respect to such Mortgage Loan Group and Payment Date. The Pooling and Servicing Agreement generally provides that the related Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

         To the extent that any Mortgage Loan Group's Net Monthly Excess Spread is not required to be applied to the payment of a Subordination Increase Amount on the related Class of Class A Certificates because the Subordinated Amount related to such Class is equal to or greater than the then Specified Subordinated Amount related to such Class, such Net Monthly Excess Spread (together with the amount of any Subordination Reduction Amount, as described in the second succeeding paragraph) is permitted to be applied to the payment of Subordination Increase Amounts on the other Class of Class A Certificates to the extent necessary to increase the related Subordinated Amount to the level of its Specified Subordinated Amount.

         The application of Net Monthly Excess Spread to principal has the effect of accelerating the amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group. To the extent that any Net Monthly Excess Spread is not so used, the Pooling and Servicing Agreement provides that it will be used to reimburse the Servicer or Trustee with respect to any amounts owing to each, or paid to the Owners of the Subordinated Certificates.

         In the event that the required level of the Specified Subordinated Amount with respect to a Mortgage Loan Group is permitted to decrease or "step down" on a Payment Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the related Class of Class A Certificates on such Payment Date shall be distributed to the Owners of the Subordinated Certificates on such Payment Date. This has the effect of decelerating the amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group, and of reducing the related Subordinated Amount. "Excess Subordinated Amount" means, with respect to any Mortgage Loan Group and Payment Date, the difference, if any, between (x) the Subordinated Amount that would apply to the related Mortgage Loan Group on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of related Subordination Reduction
Amounts as described in this paragraph) and (y) the related Specified Subordinated Amount for such Payment Date. If, on any Payment Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the related Class of Class A Certificates on such Payment Date shall instead be distributed to the Owners of the Subordinated Certificates (subject to certain other prior applications as described below under "Crosscollateralization Provisions") in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the related Class of Class A Certificates on such Payment Date; such amount being the "Subordination Reduction Amount" with respect to the related Mortgage Loan Group for such Payment Date. As a technical matter regarding the cash flow structure of the Trust, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the related Specified Subordinated Amount. This is because the Owners of the related Class of Class A Certificates will generally be entitled to receive 100% of collected principal, even though the related Class A Principal Balances will, following the accelerated amortization resulting from the application of the Net Monthly Excess Spread, represent less than 100% of the related Mortgage Loan Group's aggregate scheduled principal balance. In the absence of the provisions relating to Subordination Reduction Amounts, the foregoing may otherwise increase the Subordinated Amounts above their Specified Subordinated Amount requirements even without the further application of any Net Monthly Excess Spread.

         The Pooling and Servicing Agreement provides that, on any Payment Date all amounts (subject to the discussion in the preceding paragraph) collected on account of principal (including the principal portion of any Delinquency Advances and other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to a Mortgage Loan Group during the prior Remittance Period together with principal due on the Due Date which immediately follows the last day of such Remittance Period will be distributed to the Owners of the related Class of Class A Certificates on such Payment Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Pooling and Servicing Agreement provides that, the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Realized Loss be distributed to the Owners of the related Class of Class A Certificates on the Payment Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to the related Mortgage Loan Group, which, to the extent that such reduction causes the Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Owners of the Subordinated Certificates by reducing, or eliminating entirely, payments of Monthly Excess Cash Flow and of Subordination Reduction Amounts which such Owners would otherwise receive.

         Overcollateralization and the Certificate Insurance Policies. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Mortgage Loan Group and Payment Date to be the amount, if any, by which (x) the Certificate Principal Balance of the related Class of Class A Certificates, after taking into account all distributions to be made on such Payment Date, exceeds (y) the sum of (i) the aggregate principal balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the Due Date which immediately follows the last day of the prior Remittance Period and
(ii) the amount, if any, on deposit in the Pre-Funding Account less any Pre-Funding Account Earnings on the last day of the related Remittance Period. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the related Certificate Insurance Policy not later than the Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the related Class of Class A Certificates on such Payment Date. The Certificate Insurance Policies are thus similar to the subordination provisions described above insofar as the Certificate Insurance Policies guarantee ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the related Class of Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Pool, they may temporarily receive no distributions of principal.

Crosscollateralization Provisions

         On each Payment Date, an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to each Mortgage Loan Group and Payment Date plus (y) any Subordination Reduction Amount with respect to each such Mortgage Loan Group and Payment Date (such amount being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Payment Date) will be required to be applied in the following order of priority:

                  (i) such amount shall be used to fund any shortfall on such Payment Date with respect to the related Mortgage Loan Group and equal to the difference, if any, between (x) the related Class A Distribution Amount (calculated only with respect to clause (y) of the definition thereof and without any Subordination Increase Amount) with respect to such Mortgage Loan Group for such Payment Date and (y) the Available Funds with respect to such Mortgage Loan Group for such Payment Date (the amount of such difference being equal to an "Available Funds Shortfall" with respect to the related Mortgage Loan Group);

                  (ii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clause (i) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Group;

                  (iii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clauses (i) and (ii) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Insured Payments theretofore made and interest thereon with respect to the related Mortgage Loan Group (any such amount so owed to the Certificate Insurer and not theretofore paid, together with accrued interest thereon, the "Insurer Reimbursable Amount" with respect to the related Mortgage Loan Group); and

                  (iv) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clauses (i), (ii) and (iii) above shall be paid to the Certificate Insurer in respect of any Insurer Reimbursable Amount with respect to the other Mortgage Loan Group.

The amount, if any, of the Total Monthly Excess Cashflow with respect to a Mortgage Loan Group on a Payment Date remaining after such applications is the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Payment Date; such amount is required to be applied in the following order of priority on such Payment Date:

                  (i) such amount shall be used to fund the payment of any required Subordination Increase Amount with respect to the related
         Mortgage Loan Group as a portion of the distribution of the Class A Principal Distribution Amount on such Payment Date;

                  (ii) any portion of the Net Monthly Excess Cashflow remaining after the application described in clause (i) above shall be used first, to make any required Subordination Increase Amount with respect to the other Mortgage Loan Group and second, to pay any Available Funds Cap Carry-Forward Amount; and

                  (iii) any remaining Net Monthly Excess Cashflow may then be used to reimburse the Servicer and the Trustee for certain amounts owing to each, or may be paid to the Owners of the Subordinated Certificates.

Credit Enhancement Does Not Apply to Prepayment Risk

         In general, the protection afforded by the subordination provisions and by the Certificate Insurance Policies is protection for credit risk and not for prepayment risk. The subordination provisions may not be adjusted, nor may a claim be made under the Certificate Insurance Policies to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

Class A Distributions and Insured Payments to the Owners of the Offered Certificates

         No later than three Business Days prior to each Payment Date the Trustee will be required to determine the amounts to be on deposit in the Certificate Account on such Payment Date with respect to each of the two Mortgage Loan Groups and equal to the sum of (x) such amounts excluding the amount of any Total Monthly Excess Cashflow amounts included in such amounts, plus (y) any amounts of Total Monthly Excess Cashflow (as described above under "Crosscollateralization Provisions") to be applied on account of such Mortgage Loan Group on such Payment Date plus, (z) any deposit to the Certificate Account from the Pre-Funding Account and Capitalized Interest Account expected to be made in accordance with the Pooling and Servicing Agreement. The amounts described in clause (x) of the preceding sentence with respect to each Mortgage Loan Group and Payment Date are the "Fixed Rate Group Available Funds" and the "Variable Rate Group Available Funds", respectively or, generally, "Available Funds;" the sum of the amounts described in clauses (x), (y) and (z) of the preceding sentence with respect to each Mortgage Loan Group and Payment Date are the "Fixed Rate Group Total Available Funds" and the "Variable Rate Group Total Available Funds," respectively, or, generally, "Total Available Funds." If the sum of the Class A Distribution Amounts with respect to the Fixed Rate Certificates, for any Payment Date exceeds the Fixed Rate Group Total Available Funds for such Payment Date, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy applicable to the Fixed Rate Certificates. Similarly, if on any Payment Date the Class A Distribution Amount with respect to the Variable Rate Certificates exceeds the Variable Rate Group Total Available Funds for such Payment Date, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy applicable to the Variable Rate Certificates. The Trustee will be required to deposit to the Certificate Account the amount of any Insured Payment made by the Certificate Insurer. The Pooling and Servicing Agreement provides that amounts which cannot be distributed to the Owners of the Offered Certificates as a result of proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Total Available Funds with respect to any Payment Date.

         On each Payment Date, and following the making by the Trustee of all allocations, transfers and deposits heretofore described under this caption, from amounts (including any related Insured Payment) then on deposit in the Certificate Account with respect to the related Mortgage Loan Group, the Trustee will be required to distribute (x) to the Owners of the Fixed Rate Certificates, the related Class A Distribution Amount for such Payment Date and (y) to the Owners of the Variable Rate Certificates, the related Class A Distribution Amount for such Payment Date, together with any portion of any Available Funds Cap Carry-Forward Amount to be funded on such Payment Date.

Final Payments

         To the extent that the certificate principal balance of the Class A-2 Certificates has not been reduced to zero on the Class A-2 Termination Date, the Certificate Insurer will include as an Insured Payment to the Owners of such Certificates on such date an amount sufficient to reduce the certificate principal balance of the Class A-2 Certificates to zero. See "Certificate Insurance Policies and The Certificate Insurer" herein.

Pre-Funding Account

         On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans for addition to the Fixed Rate Group or the Variable Rate Group in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Class or Classes of the Offered Certificates then entitled to receive principal in accordance with the terms of the Pooling and Servicing Agreement on the Payment Date that immediately follows the end of the Funding Period in reduction of the Certificate Principal Balance of such Owner's Certificates, thus resulting in a principal prepayment of such Class of Certificates.

         Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period. The Pre-Funding Account will not be an asset of the REMIC.

Capitalized Interest Account

         On the Closing Date, cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon and amounts deposited thereto from the Pre- Funding Account, will be used by the Trustee to fund the excess, if any, of (i) the sum of (a) the aggregate amount of interest accruing at the weighted average Pass-Through Rate on the Offered Certificates on the amount by which the aggregate Certificate Principal Balance of the Offered Certificates exceeds the aggregate principal balance of the Initial Mortgage Loans plus (b) the Trustee fees over (ii) the amount of any Pre-Funding Account Earnings; such amounts on deposit will be so applied by the Trustee on each Payment Date in the Funding Period to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Company and will not thereafter be available for distribution to the Owners of the Certificates.

         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of the REMIC.

Calculation of LIBOR

         On the second business day preceding each Payment Date, or in the case of the first Payment Date, the second to last business day prior to the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Class A-2 Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Company or any Originator.

         On each Interest Determination Date, LIBOR for the related Accrual Period for the Class A-2 Certificates will be established by the Trustee as follows:

                  (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-2 Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

                  (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-2 Certificates shall be the higher of
         (x) LIBOR as determined on the previous Interest Determination Date and
         (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-2 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Book Entry Registration of the Offered Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Owners may elect to hold their Book-Entry Certificates directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems ("Participants") , or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and

Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

         Beneficial   Owners   will  not  receive  or  be  entitled  to  receive
certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book- Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

         Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is a branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in
accordance  with  DTC's  normal   procedures.   Each  DTC  Participant  will  be
responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         None of the Company, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Company advises the Trustee and the Certificate Insurer in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Company or the Trustee is unable to locate a qualified successor, (b) the Company, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners and the Certificate Insurer of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certain Activities

         The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Description of the Securities -- Reports To Securityholders" in the Prospectus for information regarding reports to the Owners.

                                   THE COMPANY

         The Company, First Alliance Mortgage Company, was incorporated in the State of California on May 13, 1975. The Company has been actively involved in the mortgage lending business since its founding. In July 1996, the Company became a wholly owned subsidiary of First Alliance Corporation ("FACO") pursuant to a reorganization in connection with the initial public offering of the Class A Common Stock of FACO. In September 1997, FACO will complete a secondary offering of its Class A Common Stock. The Company and all of its predecessors have been located in Orange County, California. All Mortgage Loans included in the Trust were originated in the United States and are secured by Mortgaged Properties located in the United States.

         The Company maintains its corporate headquarters at 17305 Von Karman Avenue, Irvine, California 92614- 6203. Its telephone number is (714) 224-8500.

         THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policies, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to such Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to any receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policies no later than 12:00 noon New York City time on the later of the Payment Date on which the related Class A Distribution Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the related Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Certificate Insurance Policies unless otherwise stated in the Certificate Insurance Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policies.

         As used in the Certificate Insurance Policies, the following terms shall have the following meanings:

                  "Agreement" means the Pooling and Servicing Agreement dated as of September 1, 1997 among First Alliance Mortgage Company, as Company, First Alliance Mortgage Company, as Servicer and The Chase Manhattan Bank, as Trustee, without regard to any amendment or supplement thereto unless the Certificate Insurer shall have consented in writing thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Class A Distribution Amount" shall have the same meaning ascribed to such term in the Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement.

                  "Class A-2 Termination Date" means September 20, 2027.

                  "Insured Payment," with respect to either Mortgage Loan Group and as to any Payment Date, will equal the sum of (i) the excess, if any, of (a) the related Class A Current Interest over (b) the related Total Available Funds (after any deduction for the related Premium Amount and fee payable to the Trustee), (ii) the related Subordination Deficit, if any (after applying the crosscollateralization provisions of the Agreement), (iii) the related Preference Amount and (iv) as to the Class A-2 Termination Date and with respect to the Class A-2 Certificates, an amount sufficient to reduce the certificate principal balance of the Class A-2 Certificates to zero. Insured Payments do not include the payment on the Class A-2 Certificates of any Available Funds Cap Carry-Forward Amounts.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the related Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Owner of a Class A Certificate (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Certificate Insurance Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Certificate Insurance Policies or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         The Certificate Insurance Policies are being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE CERTIFICATE INSURANCE POLICIES IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The Certificate Insurance Policies are not cancelable for any reason. The premiums on the Certificate Insurance Policies are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

         The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in, and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         The consolidated financial statements of the Certificate Insurer, a wholly-owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the six months ended June 30, 1997 and for the periods ending June 30, 1997 and June 30, 1996, included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                SAP
                                                     ---------------------------
                                                     December 31,    June 30,
                                                         1996          1997
                                                       (Audited)   (Unaudited)
                                                            (In millions)
Admitted Assets................................          $4,476         $4,824
Liabilities....................................           3,009          3,259
Capital and Surplus............................           1,467          1,565

                                                                GAAP
                                                     ---------------------------
                                                     December 31,    June 30,
                                                         1996          1997
                                                       (Audited)    (Unaudited)
                                                            (In millions)
Assets.........................................          $5,066          $5,408
Liabilities....................................           2,262           2,412
Shareholder's Equity...........................           2,804           2,996

         Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted heretofrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and Certificate Insurer set forth under the heading "The Certificate Insurance Policies and the Certificate Insurer." Additionally, the Certificate Insurer makes no representations regarding the Certificates or the advisability of investing in the Certificates.

         Moody's  rates the claims  paying  ability of the  Certificate  Insurer
"Aaa."

         Standard & Poor's rates the claims paying ability of the Certificate Insurer "AAA."

         Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates, nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Formation of the Trust

         On the Closing Date, the Trust will be created and established pursuant to the Pooling and Servicing Agreement. On such date, the Company will sell without recourse the Initial Mortgage Loans to the Trust and the Trust will issue the Offered Certificates to the Owners thereof pursuant to the Pooling and Servicing Agreement.

         The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners and the Certificate Insurer, as their interests may appear, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account and by the Servicer in the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), each to be created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Company under any insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) the Certificate Insurance Policies and (vii) the proceeds of the foregoing (collectively, the "Trust Estate").

         The Pooling and Servicing Agreement also establishes an account, the "Available Funds Cap Carry-Forward Account" which is held in trust by the Trustee, but does not constitute a part of the Trust. The Available Funds Cap Carry-Forward Account will hold certain amounts and other property relating to the funding of Available Funds Cap Carry-Forward Amounts, if any. Available Funds Cap Carry-Forward Amounts are payments made on any Payment Date which result from any shortfall between Class A-2 Certificate interest calculated at the Class A-2 Formula Rate, and such interest calculated at the Class A-2 Available Funds Pass-Through Rate.

         The Offered Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, any Originator, the Company, the Servicer or the Trustee.

Sale of Mortgage Loans

          Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Company will sell without recourse to the Trust all right, title and interest of the Company in each Mortgage Loan listed on the related schedules of the Mortgage Loans delivered to the Custodian, on behalf of the Trustee, prior to the Closing Date with respect to the Initial Mortgage Loans and prior to each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans (the "Schedules of Mortgage Loans") and all of its right, title and interest in all scheduled payments due on each Initial Mortgage Loan after the Cut-Off Date (or on each Subsequent Mortgage Loan after the related Subsequent Cut-Off Date) and all principal and all interest collected on each such Initial Mortgage Loan after the Cut-Off Date (or on each Subsequent Mortgage Loan after the related Subsequent Cut-Off Date).

         In connection with the sale of the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on each Subsequent Transfer Date, the Company will be required to deliver to the Custodian, on behalf of the Trustee, at least five Business Days prior to the Closing Date a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, or a certified copy of the Mortgage as recorded, or (b) if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage, (v) evidence of title insurance with respect to the mortgaged property in the form of a binder or commitment and (vi) at the Company's expense, an opinion of counsel with respect to the sale and perfection of all Subsequent Mortgage Loans delivered to the Trustee in form and substance satisfactory to the Trustee and the Certificate Insurer. The Trustee will agree, for the benefit of the Owners and the Certificate

Insurer, as their interests may appear, to cause the Custodian to review each such file on or before the Closing Date and again within 90 days after the Closing Date or to ascertain that all required documents (or certified copies of documents) have been executed and received.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Company shall assign to the Trustee for the benefit of the holders of the Certificates and the Certificate Insurer, as their interests may appear, all of the Company's right, title and interest in each Master Loan Transfer Agreement insofar as it relates to the representations and warranties made therein by the Originators and the Company in respect of the origination of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Upon discovery by the Trustee or Custodian of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Owners of the Certificates in a Mortgage Loan or of the Certificate Insurer, the Trustee or the Custodian, on behalf of the Trustee, will promptly notify the Originator, the Company and the Certificate Insurer. The Originators and the Company will have 60 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan.

         The Company is additionally required to cause to be prepared and recorded, within 75 business days of the Closing Date with respect to the Initial Mortgage Loans, or Subsequent Transfer Date with respect to the Subsequent Mortgage Loans (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators (other than the Company) to the Company and then to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien of the Trust thereof as against creditors of or purchasers from the Originators; provided, however, that if the Company furnishes to the Trustee executed recordable assignments of the Mortgages and to the Trustee and the Certificate Insurer an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to any of the relevant jurisdictions, then such recording will not be required with respect to such jurisdictions. However, the Certificate Insurer may require recordation at a future date at its reasonable discretion.

Removal and Resignation of the Servicer

         The Pooling and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee (or an affiliate thereof) or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. The Certificate Insurer, the Trustee or the Owners with the consent of the Certificate Insurer, will have the right, pursuant to the Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of any of (a) the continuing failure of the Servicer to deliver to the Trustee any proceeds or required payment for a period of five business days after written notice; (b) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (c) the continuing failure of the Servicer to perform any one or more of its material obligations under the Pooling and Servicing Agreement for a period of sixty (60) days after notice by the Trustee or the Certificate Insurer of said failure; or (d) the failure of the Servicer to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Owners or the Certificate Insurer for a period of sixty (60) days after the Servicer's discovery or receipt of notice thereof.

         The Pooling and Servicing Agreement additionally provides that the Certificate Insurer may remove the Servicer upon the occurrence of any of the following events:

                  (i) with respect to any Payment Date, if the sum of the Fixed Rate Group and Variable Rate Group Total Available Funds will be less than the sum of the Class A Distribution Amounts with respect to all of the Class A Certificates, in respect of such Payment Date; provided, however, that the Certificate Insurer will have no right to remove the Servicer pursuant to the provision described in this clause (i) if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that such event was due to circumstances beyond the control of the Servicer;

                  (ii) the failure by the Servicer to make any required Servicing Advance;

                  (iii) the failure of the Servicer to perform one or more of its obligations under the Pooling and Servicing Agreement and the continuance thereof for a period of thirty (30) days or such longer period as agreed to in writing by the Certificate Insurer;

                  (iv) the failure by the Servicer to make any required Delinquency Advance or to pay any Compensating Interest by the Remittance Date; or

                  (v) if the delinquency or loss levels applicable to the Mortgage Loans exceed certain "trigger" levels set forth in the Pooling and Servicing Agreement.

The Trustee

         In accordance with the Pooling and Servicing Agreement, following the termination of the Servicer and pending the appointment of any other person as successor servicer, the Trustee (for this purpose, the term Trustee includes an affiliate thereof) shall be the successor Servicer and is empowered to perform the duties of the Servicer; it being expressly understood, however, that the Trustee, the Company, the Servicer and the Owners, agree, prior to any termination of the Servicer, that the Servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall, upon termination of the Servicer, during its performance as successor Servicer and pending the appointment of any other person as successor servicer, have the power and duty:

                  (i) to collect Mortgagor payments;

                  (ii) to foreclose on defaulted Mortgage Loans;

                  (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by the Pooling and Servicing Agreement;

                  (iv) to deliver instruments of satisfaction;

                  (v) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest; and

                  (vi) to enforce the Mortgage Loans.

         During any period in which the Trustee is successor Servicer, the Trustee shall be entitled to all compensation due to the Servicer.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Termination of the Trust

         The Pooling and Servicing Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts required to be paid such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) any time when a Qualified Liquidation (as defined in the Pooling and Servicing Agreement) of the Trust Estate is effected.

Optional Termination

         By the Servicer. At its option, the Servicer acting directly or through one or more affiliates may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Certificates, on any Remittance Date after the Clean-Up Call Date at a price equal to 100% of the aggregate principal balance of the Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the weighted average Pass-Through Rate of the Class A Certificates plus any Available Funds Cap Carry-Forward Amount at such time plus the aggregate amount of any Delinquency Advances and Servicing Advances and Delinquency Advances remaining unreimbursed together with Reimbursement Amounts then owed to the Certificate Insurer. Under certain circumstances described in the Pooling and Servicing Agreement the Certificate Insurer may also exercise such purchase rights if the Servicer does not do so.

         Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken to the effect that the REMIC held by the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") (the "Final
Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, (i) the Certificate Insurer or the Owners of a majority in Percentage Interest represented by the Class of Offered Certificates then outstanding with the consent of the Certificate Insurer (which consent may not be unreasonably withheld) may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all Mortgage Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust, and thereby effect the early retirement of the Certificates. The purchase price for any purchase of the property of the Trust Estate shall be the Termination Price (as defined in the Pooling and Servicing Agreement).

         Upon receipt of such notice or direction from the Certificate Insurer, the Trustee will be required to notify the Owners of the Subordinated Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Subordinated Certificates then outstanding may, within sixty (60) days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. If, during the Purchase Option Period, the Owners of the Subordinated Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period (i) in the event that the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause (a)(i) above, the Trustee will be required to sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the sixtieth
(60th) day, or such later day as the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) preceding the Certificate Insurer will be required to, within sixty (60) days, purchase all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit will be deemed to have occurred immediately preceding such purchase.

         Following a Final Determination, the Owners of a majority of the Percentage Interest of the Subordinated Certificates then outstanding may, at their option and upon delivery to the Certificate Insurer of an opinion of counsel experienced in Federal income tax matters acceptable to the Certificate Insurer selected by the Owners of the Subordinated Certificates which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Owners of a majority of the Percentage Interest of the Subordinated Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

         The Trustee will cause an election to be made to treat the Trust as a REMIC (other than the Non-REMIC Accounts) for federal income tax purposes. Arter & Hadden, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the Trust (other than the non-REMIC Accounts) will be treated as a REMIC, each Class of Offered Certificates will be treated as "regular interests" in the REMIC (except as described below for Class A-2 Certificates) and the Class R Certificates will be treated as the sole class of "residual interests" in the REMIC.

         The Owners of Class A-2 Certificates and the related rights to receive the Available Funds Cap CarryForward Amounts will be treated for tax purposes as owning two separate investments: (i) Class A-2 Certificates without the right to receive the Available Funds Cap Carry-Forward Amounts and (ii) the right to receive the Available Funds Cap Carry-Forward Amounts. The Owners of Class A-2 Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the Class A-2 Certificates for calculating accruals of OID (if any). See "Certain Federal Income Tax Consequences--Original Issue Discount" in the Prospectus.

         An Owner of a Class A-2 Certificate and the related rights to receive the Available Funds Cap CarryForward Amounts will be treated for federal income tax purposes as having entered into a notional principal contract on the date that it purchases its Certificate. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting. Any Available Funds Cap Carry-Forward Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Available Funds Cap Carry-Forward Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

         The right to receive the Available Funds Cap Carry-Forward Amounts will not constitute: (i) a "real estate asset" within the meaning of Section 858(c)(5)(A) of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of Section 860G(a)(5) of the Code if held by a REMIC; or (iii) an asset described in Section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

         For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption to be used in determining whether any Class of Offered Certificates is issued with original issue discount and the rate of accrual of original issue discount is 27% HEP for the Class A-1 Certificates and 27% CPR for the Class A-2 Certificates. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the Prospectus.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements (and entities whose underlying assets include plan assets by reason of such a plan's or arrangement's investment in such entities) to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations -- Plan Asset
Regulations," "-- Prohibited Transaction Class Exemption," "-- Tax Exempt Investors" and "--Consultation with Counsel" in the Prospectus.

         Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties in Interest (or "disqualified persons "under the Code) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Furthermore, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993) an insurance company may be subject to excise taxes and other penalties if such insurance company's general account is deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).

         The Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exception described in the regulation is applicable, the underlying assets of an entity are considered, for purposes of ERISA, to be the assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Offered Certificates, such plan assets would include an undivided interest in each asset of the Trust, and the purchase, sale or holding of any Certificate by a Plan subject to Section 406 of ERISA or
Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

         The DOL has issued to Prudential Securities Incorporated and Lehman Brothers Inc., respectively, an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-32 and Prohibited Transaction Exemption 91-14, respectively (collectively, the "Exemptions"), which generally exempts from the application of the prohibited transaction provision of Section 406(a),
Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

                  (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                  (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

                  (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Trust Estate must also meet the following requirements:

                  (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

                  (iii)   certificates   evidencing   interests  in  such  other
         investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Company, the Certificate Insurer, the Underwriter, the Trustee, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         On July 21, 1997, the DOL published in the Federal Register amendments to the Exemptions ("PTE 97- 34"), which extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre- funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendments generally allow Mortgage Loans supporting payments to Owners, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by the Trust, to be transferred to the Trust within a funding period no longer than 90 days or three months following the Closing Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. The relief will apply to the purchase, sale and holding of the Class A Certificates, provided that the following general conditions are met:

         (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") does not exceed 25%;

         (2) all Subsequent Mortgage Loans meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust, which terms and conditions have been approved by the Rating Agencies;

         (3) the transfer of such Subsequent Mortgage Loans to the Trust during the Funding Period does not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from a Rating Agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust at the end of the Funding Period is not more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust on the Closing Date;

         (5) either: (i) the characteristics of the Subsequent Mortgage Loans are monitored by an insurer or other credit support provider which is independent of the Company; or (ii) an independent accountant retained by the Company provides the Company with a letter (with copies provided to the Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust as of the Closing Date;

         (6) the Funding Period ends no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs;

         (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agencies and; (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by such Rating Agency;

         (8) the Prospectus or Prospectus Supplement describes: (i) any Pre-Funding Account and/or Capitalized Interest Account; (ii) the duration of the Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Funding Period that will be remitted to Owners as repayments of principal; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Funding Period will be remitted to Owners as repayments of principal; and

         (9) the Pooling and Servicing Agreement describes the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for eligibility of Subsequent Mortgage Loans.

         It is believed that all of the conditions for exemptive relief under the amendments to the Exemptions with respect to pre-funding have been or will be satisfied.

         Any person purchasing a Class A-2 Certificate and the related right to receive Available Funds Cap CarryForward Amounts will have acquired, for purposes of ERISA and for federal income tax purposes, such Class A-2 Certificate without the right to receive the Available Funds Cap Carry-Forward Amounts, together with the right to receive the Available Funds Cap Carry-Forward Amounts. The Exemptions do not apply to the acquisition, holding or resale of the right to receive the Available Funds Cap Carry-Forward Amounts. Accordingly, the acquisition of the right to receive the Available Funds Cap Carry-Forward Amounts by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the right to receive the Available

Funds Cap Carry-Forward Amounts, including, but not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds; (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iii) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or (iv) PTCE 75-1, Part II, regarding principal transactions by broker-dealers (the "Principal Transactions Exemption"). It is believed that the conditions of the Principal Transactions Exemption will be met with respect to the acquisition of a right to receive the Available Funds Cap Carry-Forward Amounts by a Plan, so long as such Underwriter is not a fiduciary with respect to the Plan (and is not a party in interest with respect to the Plan by reason of being a participating employer or affiliate thereof).

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions, as amended by PTE 97-34 (and, in the case of the Available Funds Cap Carry-Forward Amount, the applicability of an administrative exemption), and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     RATINGS

         It is a condition of the original issuance of the Class A Certificates that they receive ratings of AAA by Standard & Poor's and Aaa by Moody's. The ratings issued by Standard & Poor's and Moody's on the payment of principal and interest on the Class A-2 Certificates do not cover the payment of the Available Funds Cap CarryForward Amount. The ratings assigned to the Class A Certificates will be based on the claims-paying ability of the Certificate Insurer.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

         Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York, 10007 and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates.

                         LEGAL INVESTMENT CONSIDERATIONS

         The  Class  A  Certificates  will  not  constitute   "mortgage  related
securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A Certificates.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, dated September 9, 1997, the Company has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters") and each of the Underwriters have severally agreed to purchase the principal amount of the Offered Certificates set forth opposite its name below:

                             Class A-1 Certificates
                             ----------------------

Underwriter                                                   Principal Amount
-----------                                                   ----------------
Prudential Securities Incorporated                                 $21,000,000
Lehman Brothers Inc.                                                14,000,000
                                                                    ----------
     Total                                                         $35,000,000

                             Class A-2 Certificates
                             ----------------------

Underwriter                                                   Principal Amount
-----------                                                   ----------------
Prudential Securities Incorporated                                 $30,000,000
Lehman Brothers Inc.                                                20,000,000
                                                                    ----------
     Total                                                         $50,000,000

         The Underwriters have advised the Company that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act.

         Proceeds to the Company, including accrued interest, are expected to be approximately 99.848% aggregate principal balance of the Offered Certificates, before deducting expenses payable by the Company in connection with the Offered Certificates, estimated to be $250,000. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts.

         The Company has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

         The Company has been advised by the Underwriters that the Underwriters presently intend to make a market in each Class of Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in either Class of Offered Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

         In connection with the offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price. In addition, Prudential Securities Incorporated, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the offering) for the account of the other Underwriters, the selling concession with respect to the Offered Certificates that is distributed in the offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

                                REPORT OF EXPERTS

         The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Company and the Servicer by Arter & Hadden, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Company by Arter & Hadden. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriters by Dewey Ballantine, New York, New York. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policies will be passed upon for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered First Alliance Mortgage Loan Trust 1997-3 Mortgage Pass-Through Certificates, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary  market  trading  between   investors  through  DTC  will  be
conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants.  Secondary market trading between DTC
Participants   will  be  settled  using  the  procedures   applicable  to  prior
asset-backed certificates issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or

Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global
Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

         Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S.  Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

2/28 Loans ........................................................          S-5
3/27 Loans ........................................................          S-5
Actuarial Loans ...................................................         S-31
Accrual Period ....................................................          S-7
Advances ..........................................................         S-35
Appraised Values ..................................................         S-21
Available Funds ...................................................         S-38
Available Funds Cap ...............................................          S-5
Available Funds Cap Carry-Forward Account .........................         S-48
Available Funds Cap Carry-Forward Amount ..........................          S-6
Available Funds Shortfall .........................................         S-37
Average Interest Rate .............................................         S-54
Beneficial Owners .................................................         S-12
Book-Entry Certificates ...........................................         S-40
Capitalized Interest Account ......................................         S-11
Carry-Forward Amount ..............................................          S-9
Cede ..............................................................         S-12
CEDEL .............................................................         S-12
CEDEL Participants ................................................         S-42
Certificate Account ...............................................         S-35
Certificate Insurer ...............................................         S-12
Certificate Principal Balance .....................................          S-1
Certificates ......................................................         S-34
Chase .............................................................         S-12
Citibank ..........................................................         S-12
Class A Certificates ..............................................          S-1
Class A Current Interest ..........................................          S-7
Class A Distribution Amount .......................................          S-9
Class A Principal Distribution Amount .............................          S-7
Class A-1 Certificates ............................................          S-1
Class A-1 Original Certificate Principal Balance ..................          S-5
Class A-1 Pass-Through Rate .......................................          S-5
Class A-2 Certificates ............................................          S-1
Class A-2 Formula Pass-Through Rate ...............................          S-6
Class A-2 Original Certificate Principal Balance ..................          S-5
Class A-2 Pass-Through Rate .......................................          S-5
Class A-2 Termination Date ........................................         S-45
Clean-Up Call Date ................................................          S-5
Closing Date ......................................................          S-1
CLTV ..............................................................          S-3
Code ..............................................................         S-50
Company ...........................................................          S-1
Compensating Interest .............................................         S-12
Cooperative .......................................................         S-42
Custodian .........................................................          S-1
Cut-Off Date ......................................................          S-1
D&P ...............................................................         S-53
Definitive Certificate ............................................         S-40
Delinquency Advances ..............................................         S-12
DOL ...............................................................         S-53
DTC ...............................................................         S-12
DTC Participants ..................................................         S-41
ERISA .............................................................         S-52
Euroclear .........................................................         S-12
Euroclear Operator ................................................         S-42
Euroclear Participants ............................................         S-42
European Depositaries .............................................         S-12
Excess Subordinated Amount ........................................         S-36
Exemption .........................................................         S-53
FannieMae .........................................................          S-3
Financial Intermediary ............................................         S-41
Fiscal Agent ......................................................         S-44
Fitch .............................................................         S-53
Fixed Rate Cap ....................................................          S-5
Fixed Rate Certificates ...........................................          S-1
Fixed Rate Group ..................................................          S-1
Fixed Rate Group Available Funds ..................................         S-38
Fixed Rate Group Servicing Fee ....................................         S-13
Fixed Rate Group Total Available Funds ............................         S-38
Funding Period ....................................................         S-10
GAAP ..............................................................         S-46
Group .............................................................          S-1
Initial Mortgage Loans ............................................          S-1
Insured Payment ...................................................         S-45
Insurer Reimbursable Amount .......................................         S-38
Interest Determination Date .......................................         S-40
Junior Lien Ratio .................................................          S-4
Last Scheduled Payment Date .......................................         S-31
LIBOR .............................................................          S-5
Liquidated Mortgage Loan ..........................................          S-9
LTV ...............................................................          S-3
Maximum Collateral Amount .........................................          S-5
Modeling Assumptions ..............................................         S-31
Moody's ...........................................................         S-13
Mortgage Loan Group ...............................................          S-1
Mortgaged Properties ..............................................          S-1
Mortgages .........................................................          S-1
Mortgagor .........................................................         S-30
Net Monthly Excess Cashflow .......................................         S-38
Non-REMIC Accounts ................................................         S-14
Notes .............................................................         S-19
Offered Certificates ..............................................          S-1
Original Aggregate Loan Balance ...................................          S-2
Original Pre-Funded Amount ........................................          S-2
Originator ........................................................          S-1
Owner .............................................................         S-34
Participants ......................................................         S-40
Payment Date ......................................................          S-6
Percentage Interest ...............................................          S-6
Plan ..............................................................         S-52
Plan Asset Regulation .............................................         S-53
Pooling and Servicing Agreement ...................................          S-1
Pre-Funded Amount .................................................         S-11
Pre-Funding Account ...............................................          S-2
Pre-Funding Account Earnings ......................................         S-11
Pre-Funding Limit .................................................         S-54
Prepayment ........................................................         S-30
Realized Loss .....................................................         S-37
Record Date .......................................................          S-6
Reference Banks ...................................................         S-40
Relevant Depositary ...............................................         S-40
REMIC .............................................................         S-14
Remittance Date ...................................................         S-35
Remittance Period .................................................         S-35
Restricted Group ..................................................         S-54
Riegle Act ........................................................         S-17
Rules .............................................................         S-41
SAP ...............................................................         S-46
Securities ........................................................          S-1
Servicer ..........................................................          S-1
Servicing Fee .....................................................         S-13
Six-Month LIBOR Loans .............................................          S-5
SMMEA .............................................................         S-14
Specified Subordinated Amount .....................................         S-36
Standard & Poor's .................................................         S-13
Subordinate Certificates ..........................................          S-1
Subordination Deficit .............................................          S-9
Subordination Increase Amount .....................................         S-36
Subordination Reduction Amount ....................................         S-36
Subsequent Cut-Off Date ...........................................         S-15
Subsequent Mortgage Loans .........................................          S-2
Subsequent Transfer Agreement .....................................         S-15
Subsequent Transfer Date ..........................................         S-11
Terms and Conditions ..............................................         S-42
Telerate Page 3750 ................................................         S-42
Total Available Funds .............................................         S-38
Total Monthly Excess Cashflow .....................................         S-37
Total Monthly Excess Spread .......................................         S-35
Trust .............................................................          S-1
Trustee ...........................................................          S-1
Underwriter .......................................................         S-56
Variable Rate Certificates ........................................          S-1
Variable Rate Group ...............................................          S-1
Variable Rate Group Available Funds ...............................         S-38
Variable Rate Group Servicing Fee .................................         S-13
Variable Rate Group Total Available Funds .........................         S-38

                                   PROSPECTUS
--------------------------------------------------------------------------------

            Mortgage Loan Asset Backed Securities, Issuable in Series
                         First Alliance Mortgage Company
                                     Sponsor

         This Prospectus describes certain Mortgage Loan Asset Backed Securities (the "Securities") that may be issued from time to time in series and certain classes of which may be offered hereby from time to time as described in the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust"). The primary assets of each Trust will consist of a segregated pool (a "Mortgage Pool") of conventional one- to four-family residential mortgage loans or certificates of interest or participation therein (the "Mortgage Loans"), to be acquired by such Trust from First Alliance Mortgage Company (the "Sponsor" or "Company"). The Company will originate and/or acquire the Mortgage Loans from one or more affiliated or unaffiliated institutions (together with the Company, the "Originators"). See "The Mortgage Pools."

         The Mortgage Loans in each Mortgage Pool and certain other assets described herein and in the related Prospectus Supplement (collectively with respect to each Trust, the "Trust Estate") will be held by the related Trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to a Pooling and Servicing Agreement to the extent and as more fully described herein and in the related Prospectus Supplement. Each Mortgage Pool will consist of one or more of the various types of Mortgage Loans described under "The Mortgage Pools."

         Each series of Securities will include one or more classes. The Securities of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more classes of Securities of any series may be senior or subordinate to the rights of one or more of the other classes of Securities. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each class of Securities of a series, and certain characteristics of the Mortgage Loans to be evidenced by such Securities, will be set forth in the related Prospectus Supplement.

         The Company's and the related Originators' only obligations with respect to a series of Securities will be pursuant to the servicing requirements relating thereto, and pursuant to certain representations and warranties made by the Company or by such Originators, except as described in the related Prospectus Supplement. The Prospectus Supplement for each series of Securities will name the Company as Servicer (the "Servicer") which will act, directly or through one or more sub-servicers (the "Sub-Servicer(s)"). The principal obligations of the Servicer will be pursuant to its contractual servicing obligations (which include its limited obligation to make certain advances in the event of delinquencies in payments on the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans). See "Description of the Securities."

         If so specified in the related Prospectus Supplement, the Trust Estate for a series of Securities may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, bankruptcy bond, special hazard insurance policy, reserve fund or other form of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement with respect to certain classes of Securities of any series may be provided by means of subordination, cross-support among Mortgage Assets as
defined   herein  or   over-collateralization.   See   "Description   of  Credit
Enhancement."

         See  "Risk  Factors"  beginning  on page 12 herein  and in the  related
Prospectus   Supplement  for  a  discussion  of  significant  matters  affecting investments in the Securities.

         The rate of payment of principal of each class of Securities entitled to principal payments will depend on the priority of payment of such class and the rate of payment (including prepayments, defaults, liquidations and repurchases of Mortgage Loans) of the related Mortgage Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Securities in the manner described herein and in the related Prospectus Supplement. The various types of Securities, the different classes of such Securities and certain types of Mortgage Loans in a given Mortgage Pool may have different prepayment risks and credit risks. The Prospectus Supplement for a series of Securities will contain information as to (i) types, maturities and certain statistical information relating to credit risks of the Mortgage Loans in the related Mortgage Pool, (ii) projected prepayment and yields based upon certain specified assumptions for a series of Securities and (iii) priority of payment and maturity dates of the Securities. See "Yield Considerations." A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         An investor  should  carefully  review the  information  in the related
Prospectus Supplement concerning the different consequences of the risks associated with the different types and classes of Securities.

         THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE SERVICER, THE MASTER SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS."

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement. There will be no secondary market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market for any of the Securities will develop or, if it does develop, that it will offer sufficient liquidity of investment or will continue.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

--------------------------------------------------------------------------------

               The date of this Prospectus is September 10, 1996.

         One or more separate elections may be made to treat a Trust, or one or more segregated pools of assets held by such Trust, as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Securities will specify which class or classes of the related series of Securities will be considered to be regular interests in a REMIC and which classes of Securities or other interests will be designated as the residual interest in a REMIC. Alternatively, a Trust may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of secured debt. See "Certain Federal Income Tax Consequences" herein.

                                TABLE OF CONTENTS

Caption                                                                     Page
-------                                                                     ----

Incorporation of Certain Documents by Reference..........................     2
Summary of Prospectus....................................................     3
Risk Factors.............................................................    12
The Trusts...............................................................    17
The Mortgage Pools.......................................................    20
  General................................................................    20
  The Mortgage Pools.....................................................    21
Mortgage Loan Program....................................................    22
  Underwriting Guidelines................................................    23
  Qualifications of Originators..........................................    25
  Sub-Servicers..........................................................    27
  Representations by Originators.........................................    27
  Sub-Servicing by Originators...........................................    29
Description of the Securities............................................    30
  General................................................................    30
  General Payment Terms of Securities....................................    31
  Form of Securities.....................................................    32
  Assignment of Mortgage Loans...........................................    33
  Forward Commitments; Pre-Funding.......................................    34
  Payments on Mortgage Loans; Deposits to
    Distribution Account.................................................    35
  Withdrawals from the Principal and Interest Account....................    37
  Distributions..........................................................    38
  Principal and Interest on the Securities...............................    38
  Advances...............................................................    39
  Reports to Securityholders.............................................    40
  Collection and Other Servicing Procedures..............................    41
  Realization upon Defaulted Mortgage Loans..............................    42
Subordination............................................................    43
Description of Credit Enhancement........................................    44
Hazard Insurance; Claims Thereunder......................................    49
  Hazard Insurance Policies..............................................    49
The Company..............................................................    49
The Servicer.............................................................    50
The Master Servicer......................................................    50
The Pooling and Servicing Agreement......................................    50
  Servicing and Other Compensation and Payment
    of Expenses; Originator's Retained Yield.............................    50
  Evidence as to Compliance..............................................    50
  Removal and Resignation of the Servicer................................    51
  Resignation of the Master Servicer.....................................    52
  Rights Upon Event of Default...........................................    52
  Amendment..............................................................    52
  Termination; Retirement of Securities..................................    53
  The Trustee............................................................    53
Yield Considerations.....................................................    54
Maturity and Prepayment Considerations...................................    56
Certain Legal Aspects of Mortgage Loans and
Related Matters..........................................................    57
  General................................................................    57
  Foreclosure............................................................    58
  Rights of Redemption...................................................    58
  Anti-Deficiency Legislation and Other Limitations
       on Lenders........................................................    58
  Environmental Legislation..............................................    59
  Enforceability of Certain Provisions...................................    60
  Certain Provisions of California Deeds of Trust........................    61
  Applicability of Usury Laws............................................    61
  Alternative Mortgage Instruments.......................................    61
  Soldiers' and Sailors' Civil Relief Act of 1940........................    62
Certain Federal Income Tax Consequences..................................    62
  General................................................................    62
  Grantor Trust Estates..................................................    62
  REMICS.................................................................    64
  Sales of REMIC Securities..............................................    67
  Debt Securities........................................................    69
  Discount and Premium...................................................    70
  Backup Withholding.....................................................    73
  Foreign Investors......................................................    73
ERISA Considerations.....................................................    73
  Plan Asset Regulations.................................................    74
  Prohibited Transaction Class Exemption.................................    74
  Tax Exempt Investors...................................................    76
  Consultation with Counsel..............................................    76
Legal Investment Matters.................................................    76
Use of Proceeds..........................................................    77
Methods of Distribution..................................................    77
Legal Matters............................................................    78
Financial Information....................................................    78
Additional Information...................................................    78
Index of Principal Definitions...........................................    79

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by each respective trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities of such trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to First Alliance Mortgage Company, 17305 Von Karman, Irvine, California 92714 (telephone number 714-224-8600).

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                              SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered......   Mortgage Loan Asset Backed Securities.

Company.................   First Alliance Mortgage Company.  See "The Company."

Originators.............   The  Company  will   originate   and/or  acquire  the
                             Mortgage  Loans  from  one  or  more   institutions
                             affiliated with the Company ("Affiliated Originators") or institutions unaffiliated with the Company ("Unaffiliated Originators") (the Affiliated Originators, the Unaffiliated Originators and the Company are collectively referred to as the "Originators"). Unaffiliated Originators that enter into agreements to sell Mortgage Loans to the Company and that meet certain qualifications described herein are referred to as "Participating Originators" or "Designated Originators"; such designation is dependent upon types of duties retained by an Originator (i.e., sub-servicing) and satisfaction of the Company's requirements for such qualification.

Servicer................   First Alliance Mortgage  Company.  See "The Servicer"
                             and "The Pooling and Servicing Agreement--Certain Matters Regarding the Servicer and the Company."

Master Servicer.........   A Master  Servicer  may be  specified  in the related
                             Prospectus Supplement for the related series of Securities. See "Mortgage Loan Program--Master
                             Servicer" and "The Pooling and Servicing Agreement--Certain Matters Regarding the Servicer and the Company."

Sub-Servicers...........   Affiliated  Originators may act as Sub-Servicers  for
                             Mortgage Loans acquired by the Company from such Affiliated Originators unless servicing is released to the Servicer or has been transferred to a servicer approved by the Servicer. Unaffiliated Originators (including Designated Originators, Participating Originators or Originators of Bulk Acquisitions) may or may not act as Sub-Servicers for Mortgage Loans acquired by the Company from such Unaffiliated Originators. In addition, third-party unaffiliated contract servicers may act as Sub-Servicers. See "Mortgage Loan Program--Sub-Servicers."

Trustee.................   The  trustee  (the  "Trustee")  for  each  series  of
                             Securities   will  be   specified  in  the  related
                             Prospectus Supplement.

The Securities..........   Issuance of  Securities.  Each  series of  Securities
                             will be issued at the direction of the Company by a separate Trust (each, a "Trust"). The primary assets of each Trust will consist of a segregated pool (each a "Mortgage Pool") of conventional, one-to-four family residential mortgage loans (the "Mortgage Loans") or certificates of interest or participation therein, acquired by such Trust from the Company. The Company will originate and/or acquire the Mortgage Loans from one

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                             or more of the Originators.  The Securities  issued
                             by any Trust may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. Securities which represent beneficial ownership interests in the related Trust will be referred to as "Certificates" in the related Prospectus Supplement; Securities which represent debt issued by the related Trust will be referred to as "Notes" in the related Prospectus Supplement.

                           Each  Trust  will  be  established   pursuant  to  an
                             agreement (each, a "Trust Agreement") by and between the Company and the Trustee named therein. Each Trust Agreement will describe the related pool of assets to be held in trust (each such asset pool, the "Trust Estate"), which will include the related Mortgage Loans and, if so specified in the related Prospectus Supplement, may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, special hazard policy, reserve fund or other form of credit enhancement.

                           The  Mortgage  Loans  held  by  each  Trust  will  be
                             serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Trustee.

                           With respect to Securities that represent debt issued
                             by the related Trust, the related Trust will enter into an indenture (each, an "Indenture") by and between such Trust and the trustee named on such Indenture (the "Indenture Trustee"), as set forth in the related Prospectus Supplement. Securities that represent beneficial ownership interests in the related Trust will be issued pursuant to the related Trust Agreement.

                           In the case of any individual  Trust, the contractual
                             arrangements relating to the establishment of the Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Trust Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Pooling and Servicing Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities.

                           Securities  Will Be  Recourse  to the  Assets  of the
                             Related Trust Only. The sole source of payment for any series of Securities will be the assets of the related Trust (i.e., the related Trust Estate). The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Company, the Master Servicer, the Servicer, any Originator or any Person other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust Estate, such Securities will represent the ownership of such Trust Estate; with respect to Securities that represent debt issued by the related Trust, such

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                             Securities  will be  secured by the  related  Trust
                             Estate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such credit enhancement.

                           General Nature of the Securities as Investments.  The
                             Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                           A series  may   include   one  or  more   classes  of
                             Fixed-Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance, in the case of Accrual Securities which are also strip Securities) thereof on each Payment Date, as hereinafter defined and in the manner described in the related Prospectus Supplement.

                           If so provided in the related  Prospectus Supplement,
                             a series of Securities may include one or more other classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more other classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                           Equity Securities will represent the right to receive
                             the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior Securities and Subordinate Securities), and following any required

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

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                             deposits  to  any  reserve  account  which  may  be
                             established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what
                             are   commonly   referred   to  as  the   "residual
                             interest," "seller's interest" or the "general partnership interest," depending upon the treatment
                             of  the  related  Trust  for  federal   income  tax
                             purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust will first
                             be  absorbed   by  the  related   class  of  Equity
                             Securities, as described herein and in the related Prospectus Supplement.

                           No Class  of  Equity   Securities   will  be  offered
                             pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Company. In addition, the Company and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.

                           General Payment Terms of  Securities.  As provided in
                             the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semiannually, as described in the related Prospectus Supplement; Payment Dates with respect to Equity Securities will occur as described in the related Prospectus Supplement.

                           The related  Prospectus  Supplement  will  describe a
                             date (the "Record Date") preceding each Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month; and in the case of semi-annually-pay Securities, the twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                           Each Pooling and  Servicing  Agreement  will describe
                             different periods (a "Remittance Period" or "Due Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a
                             Payment   Date  occurs  or  such  other   specified
                             period). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date, and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also

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                             commonly  referred  to as a revolving period, which
                             will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                           In addition,  and as may be described in the  related
                             Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

                           The result of such retention and temporary investment
                             by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current distribution of principal payments to the specified Securityholders and an acceleration of the amortization of such Securities.

                           Neither the  Securities nor the  underlying  Mortgage
                             Loans  will  be   guaranteed   or  insured  by  any
                             governmental agency or instrumentality or the Company, the Servicer, the Master Servicer, any Sub-Servicer, any Originator or any of their affiliates; however, certain distributions to the Securityholders may be insured by a Financial Guaranty Insurer pursuant to a Financial Guaranty Insurance Policy.

No Investment
  Companies.............   Neither the Company nor any Trust will register as an
                             "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

Cross-Collateralization.   Unless otherwise  provided in the related Pooling and
                             Servicing Agreement and described in the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Trust Estate only. However, as may be described in the related Prospectus Supplement, a Trust Estate may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account or a master insurance policy. Notwithstanding the foregoing, no collections on any Mortgage Loans held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of amounts needed to pay the related Securities may be deposited in a common, master reserve account that provides credit enhancement for more than one series of Securities).

The Mortgage Pools......  Each Trust Estate will consist  primarily of Mortgage
                             Loans secured by liens on one- to four-family residential properties ("Mortgages"), located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States (the "Mortgaged Properties"). All Mortgage Loans will have been acquired by the

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                                        7

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                             related Trust from the Company. All Mortgage  Loans
                             will  have  been  originated   either  by  (i)  the
                             Company;  (ii) one or more  Affiliated  Originators
                             generally   pursuant   to   standard   underwriting
                             guidelines described herein, as modified from time to time ("Company's Guidelines"); (iii) one or more Unaffiliated Originators, generally pursuant to the Company's Guidelines; (iv) certain Unaffiliated Originators, including Participating Originators or Designated Originators, generally pursuant to such Unaffiliated Originators' underwriting guidelines approved by the Company ("Approved Guidelines"); and (v) the Originators of a portfolio of Mortgage Loans, subsequently purchased in whole or in part
                             by  the   Company  as  bulk   acquisitions   ("Bulk
                             Acquisitions"),    generally   pursuant   to   such
                             Originators' underwriting guidelines. See "Mortgage Loan Program." For a description of the types of Mortgage Loans that may be included in the Mortgage
                             Pools,  see  "The  Mortgage   Pools--The   Mortgage
                             Loans."

                           If specified  in the related  Prospectus  Supplement,
                             Mortgage Loans that are converted from an adjustable rate to a fixed rate or certain Mortgage Loans for which the Mortgage Rate has been reset will be repurchased by the Company or purchased by the applicable Sub-Servicer, Servicer or another party, or a designated remarketing agent will use its best efforts to arrange the sale thereof as further described herein.

                           A Current  Report  on Form 8-K will be  available  to
                             purchasers or underwriters of the related series of Securities and will generally be filed, together with the related Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of such series.

Forward Commitments;
  Pre-Funding...........   A Trust may enter into an agreement (each, a "Forward
                             Purchase Agreement") with the Company whereby the Company will agree to transfer Subsequent Mortgage Loans (each, a "Subsequent Mortgage Loan") to such Trust following the date on which such Trust is established and the related Securities are issued. All Subsequent Mortgage Loans transferred to the Trust pursuant to a Forward Purchase Agreement will be originated by the Company or an Originator. Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; subsequently, the Subsequent Mortgage Loans will be transferred to the related Trust in exchange for money released to the Company from the related Pre-Funding Account in one or more transfers. The maximum amount of money deposited in the Pre-Funding Account to acquire Subsequent Mortgage Loans for transfer to the Trust will not exceed 35% of the aggregate principal amount of the Securities offered pursuant to the related Prospectus Supplement. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur, which such period shall not exceed 90 days from the date such Trust is established. The Forward Purchase Agreement or the related

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                             Pooling and Servicing Agreement will require  that,
                             if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. See "Risk Factors" herein and in the related Prospectus Supplement. All moneys on deposit in the Pre-Funding Account will be invested in Permitted Investments with all
                             earnings   thereon   available  to  make   interest
                             payments on the Securities.

Credit Enhancement......   If so specified  in the  Prospectus  Supplement,  the
                             Trust Estate with respect to any series of Securities may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, reserve fund or other type of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of the related class of Equity Securities, and/or by subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among groups of Mortgage Assets or overcollateralization. A mortgage pool insurance policy may have certain exclusions from coverage thereunder, which will be described in the related Prospectus Supplement, which may be accompanied by one or more separate credit enhancements that may be obtained to cover certain of such exclusions. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination."

Advances................    The Servicer, directly or through Sub-Servicers, may
                             be obligated to make certain cash advances with respect to delinquent scheduled payments on the Mortgage Loans, but only to the extent that the Servicer believes that such amounts will be recoverable by it. Any such advance made by the Servicer with respect to a Mortgage Loan is recoverable by it as provided herein under
                             "Description of the Securities--Advances" either from recoveries on the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related series of Securities, which may include the holders of any Senior Securities of such series.

                           The Servicer may be required to advance  Compensating
                             Interest as defined hereafter under "Description of the Securities--Advances."

                           Inaddition,  the Servicer will be required to pay all
                             "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that the Servicer reasonably believes that such amounts will increase Net Liquidation Proceeds on the related Mortgage Loan. See "Description of the Securities--Advances."

Optional Termination....   The Servicer,  the  Company,  or, if specified in the
                             related Prospectus Supplement, the holders of the related class of Equity Securities or

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                             the credit enhancer may at their respective  option
                             effect early retirement of a series of Securities through the purchase of the Mortgage Loans and other assets in the related Trust Estate under the circumstances and in the manner set forth herein
                             under     "The      Pooling      and      Servicing
                             Agreement--Termination; Retirement of Securities" and in the related Prospectus Supplement.

Mandatory Termination...   The Trustee,  the Servicer or certain other  entities
                             specified in the related Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate or otherwise, under other circumstances and in the manner specified in "The Pooling and Servicing Agreement--Termination; Retirement of Securities" and in the related Prospectus Supplement.

Legal Investment........   Not  all  of  the  Mortgage  Loans  in  a  particular
                             Mortgage Pool may represent first liens. Accordingly, as disclosed in the related Prospectus Supplement, certain classes of Securities offered hereby and by the related Prospectus Supplement may not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, if so, will not be legal investments for certain types of institutional investors under SMMEA.

                           Institutions whose investment  activities are subject
                             to legal investment laws and regulations or to review by certain regulatory authorities may be subject to additional restrictions on investment in certain classes of Securities. Any such institution should consult its own legal advisors in determining whether and to what extent a class of Securities constitutes legal investments for such investors. See "Legal Investment" herein.

ERISA Considerations....   A fiduciary  of an employee  benefit plan and certain
                             other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each such entity, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Investors are advised to consult their counsel and to review "ERISA Considerations" herein.

Certain Federal Income
  Tax Consequences......   Securities of each series  offered  hereby will,  for
                             federal income tax purposes, constitute either (i) interests ("Grantor Trust Securities") in a Trust treated as a grantor trust under applicable provisions of the Code, (ii) "regular interests" ("REMIC Regular Securities") or "residual interests" ("REMIC Residual Securities") in a Trust treated as a REMIC (or, in certain instances, containing one or more REMIC's) under Sections 860A through 860G of the Code, (iii) debt issued by a Trust ("Debt Securities") or (iv) interests in a Trust which is treated as a partnership ("Partnership Interests").

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                           Investors are advised to consult  their tax  advisors
                             and  to  review   "Certain   Federal   Income   Tax
                             Consequences" herein and in the related Prospectus Supplement.

Registration of
  Securities............   Securities may be  represented  by global  securities
                             registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such holders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities--Form of Securities" herein.

Ratings.................    Each  class  of   Fixed-Income  Securities   offered
                             pursuant to the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations," as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies." Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the related Trust will be able to make timely payment of all amounts due on the related Fixed-Income Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                           Equity Securities will not be rated.

                           The ratings  expected to be received  with respect to
                             any Securities will be set forth in the related Prospectus Supplement.

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                                       11

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

         Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of any series. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

         Limited Obligations. The Securities will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Company, the Master Servicer, the Servicer, any Originator (as defined herein) or any person other than the related Trust. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such credit enhancement. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the Company, the related Originators and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations and the Master Servicer's secondary servicing obligations under the related Pooling and Servicing Agreement (including their respective limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus
Supplement, certain limited obligations of the Company, Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Except as described in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, the Master Servicer, the Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Estate for each series of Securities (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Company or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Securities, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of credit enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit enhancement also may be provided in the form of the related class of Equity Securities, subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among Mortgage Assets and/or overcollateralization. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, credit enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination."

Risks of the Mortgage Loans

         Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy

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

the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has been the practice of the Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

         Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Securities that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

         Risk of Losses Associated with Certain Non-Conforming and Non-Traditional Loans. The Company's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Company's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. Certain of the types of loans that may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see "Mortgage Loan Program."

         Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related
Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Company, the Originators, the Master Servicer, the Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

         Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Risk of Losses Associated with Foreclosure of Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) y ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable credit enhancement, Securityholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

         Under environmental legislation and judicial decisions applicable in various states, a secured party who takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property and who, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Environmental Legislation."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         Litigation. Any material litigation relating to the Company will be specified in the related Prospectus Supplement.

         Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement.

         The Subsequent Mortgage Loans and the Pre-Funding Account. If the principal amount of eligible Mortgage Loans available during the Funding Period and sold by the Company to the Trust is less than 100% of the aggregate principal amount, the Company will have insufficient Mortgage Loans to sell to the Trust, thereby resulting in a prepayment of principal to Owners of the Securities as described herein. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement; (ii) the Company will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Owners of the Securities; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Subsequent Mortgage Loans to be conveyed by the Company as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement.

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust by the end of the Funding Period, the Owners of the Securities then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Funding Period. Although no assurances can be given, the Company intends that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amount on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Securities.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage Loans may be originated or purchased by the Company using credit criteria different from those which were applied to the initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans, the aggregate characteristics of the pool of Mortgage Loans may vary from those of the initial Mortgage Loans.

         Social, Economic and Other Factors. The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon the ability of the Company to originate or purchase additional mortgage loans. The ability of the Company to originate or purchase additional mortgage loans may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Company is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Company's origination ability and the availability of Subsequent Mortgage Loans.

         Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators, the Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. In California, for example, a mortgage lender is subject to the California Fair Debt Collection Practices Act which regulates practices used to effect collection on consumer loans. See "Certain Legal Aspects of Mortgage Loans and Related Matters."

         The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Securityholders. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or an Originator, such violations may materially impact the financial ability of the Company to continue to act as Servicer or the ability of an Originator to repurchase or replace Mortgage Loans if such violations breach a representation or warranty contained in a Pooling and Servicing Agreement.

         Yield and Prepayment Considerations. The yield to maturity of the Securities of each series will depend on the rate of payment of principal
(including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans ("ARM Loans") to fixed-rate loans or breaches of representations and warranties) on the Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities or Securities purchased at premiums to or discounts from par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Such penalties may not become the property of the related Trust. The rate of prepayments of the Mortgage Loans cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. The Mortgage Loans may contain "due-on-sale" provisions, and the Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. See "The Pooling and Servicing Agreement" in the related Prospectus Supplement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Book-entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities--Form of Securities."

         The Status of the Mortgage Loans in the Event of Bankruptcy of the Company or an Originator. In the event of the bankruptcy of the Company or an Originator at a time when it or any affiliate thereof holds an Equity Security, a trustee in bankruptcy of the Company, an Originator or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Company, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed creditors of the Company, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Security Rating. The rating of Securities credit enhanced through external credit enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external credit enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the related Securities would likely result in a reduction in the rating of the Securities. See "Rating" in the Prospectus Supplement.

                                   THE TRUSTS

         A Trust for any series of Securities will include the primary mortgage assets ("Mortgage Assets") consisting of (A) a Mortgage Pool comprised of (i) Single Family Loans or (ii) other loans (each hereinafter defined) or (B) certificates of interest or participation in the items described in clause (A) or in pools of such items, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such primary Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

         The Securities will be entitled to payment only from the assets of the related Trust (i.e., the related Trust Estate) and will not be entitled to payments in respect of the assets of any other related Trust Estate established by the Company, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust or may represent debt secured by the related Mortgage Loans.

         The following is a brief description of the Mortgage Assets expected to be included in the related Trusts. If specific information respecting the primary Mortgage Assets is not known at the time the related series of Securities initially is offered, information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

The Mortgage Loans--General

         The real properties which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, Puerto Rico, any other Territories of the United States or in the United Kingdom. The Mortgage Loans will generally be "Conventional Loans" (i.e., loans that are not insured or guaranteed by any governmental agency). If specified in the related Prospectus Supplement, Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The Mortgage Loans will be generally covered by standard hazard insurance policies (which may be in the form of a blanket or forced placed hazard insurance policy). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. The Mortgage Loans will not be guaranteed or insured by any government agency or other insurer; however, certain distributions to Securityholders may be guaranteed by a Financial Guaranty Insurer.

         All of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly ("monthly pay") or bi-weekly. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:

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

                  (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for period of time and under certain circumstances is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its "Mortgage Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. If provided for in the Prospectus Supplement, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, and the amount of any difference may be contributed from
         (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") funded by the originator of the Mortgage Loan or another source (including the Servicer or the related Originator and the builder of the Mortgaged Property) and placed in a custodial account (the "Buydown Account") and
         (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan. t

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may provide for deferred payment of a portion of the interest due monthly during a specified period, and recoup the deferred interest through negative amortization during such period whereby the difference between the interest paid during such period and the interest accrued during such period is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection therewith. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property.

                  Other Mortgage Loans may be assumable by persons meeting the then applicable Underwriting Guidelines of the Company.

         The Prospectus Supplement for each series of Securities or the Current Report on Form 8-K will contain certain information with respect to the Mortgage Loans (or a sample thereof) contained in the related Mortgage Pool; such information, insofar as it may relate to statistical information relating to such Mortgage Loans will be presented as of a date certain (the "Statistic Calculation Date") which may also be the related cut-off date (the "Cut-Off Date"). Such information will include to the extent applicable to the particular Mortgage Pool (in all cases as of the Statistic Calculation Date) (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Property securing the Mortgage Loans (e.g., one-to-four-family houses, vacation and second homes or other real property), (iv) the original terms to stated maturity of the Mortgage Loans, (v) the weighted average remaining term to maturity of the Mortgage Loans and the range of the remaining terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the weighted average Combined Loan-to-Value Ratio and the range of Combined Loan-to-Value Ratios of the Mortgage

Loans at origination, (viii) the weighted average Mortgage Rate or annual percentage rate (as determined under Regulation Z) (the "APR") and ranges of Mortgage Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having adjustable rates, the weighted average of the adjustable rates and indexes, if any; (x) the aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions; (xi) the amount of any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond to be maintained with respect to such Mortgage Pool; (xii) the amount of any standard hazard insurance required to be maintained with respect to each Mortgage Loan; (xiii) the amount, if any, and terms of any credit enhancement to be provided with respect to all or any Mortgage Loans or the Mortgage Pool; and (xiv) the geographical distribution of the Mortgage Loans on a state-by-state basis. In addition, preliminary or more general information of the nature described above may be provided in the Prospectus Supplement, and specific or final information may be set forth in a Current Report on Form 8-K, together with the related Pooling and Servicing Agreement, which will be filed with the Securities and Exchange Commission and will be made available to holders of the related series of Securities within fifteen days after the initial issuance of such Securities.

         The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan plus the then current principal balance of all mortgage loans secured by liens on the related
Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan, if any, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Mortgage Loan or, in the case where there is no senior lien to the Mortgage Loan and such Mortgage represents a purchase money instrument, the lesser of (a) the appraisal or valuation, or (b) the purchase price. If the Mortgagor will use the proceeds of the Mortgage Loan to refinance an existing Mortgage Loan which is being serviced directly or indirectly by the Servicer, the requirement of an appraisal or other valuation at the time the new Mortgage Loan is made may be waived.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry.

         Certain Mortgage Loans may be secured by junior liens ("Junior Lien Loans") subordinate to the rights of the mortgagee under each related senior mortgage(s). The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Junior Lien Loans in a Mortgage Pool will be available to satisfy the principal balance of such Junior Lien Loans only to the extent that the claims, if any, of all related senior mortgagees, including any related foreclosure costs, are satisfied in full. In addition, the Servicer may not foreclose on a Mortgaged Property relating to a Junior Lien Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Junior Lien Loans in its loan portfolios, it has been the Servicer's practice to satisfy each senior mortgage at or prior to a foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the Mortgage Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

         Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that losses on the Mortgage Loans are not covered by credit enhancements, such losses will be borne, at least in part, by the Securityholders of the related series.

         The Company will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related series. The Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Pooling and Servicing Agreement and will receive a fee for such services. A Master Servicers, if required by a Prospectus Supplement, will have the primary function of reviewing the Servicer's monthly servicing reports for any material inconsistencies, and secondarily, the Master Servicer will assume the Servicer's obligations in the event of a default by the Servicer. The Servicer or the Trust will be liable for fees and expenses of the Master Servicer. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Servicer alone were servicing such Mortgage Loans.

         The only obligations of the Company and the Originators with respect to a series of Securities will be related to servicing and/or providing (or, where the Company or an Originator acquired a Mortgage Loan from another originator, obtaining from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such series of Securities the Company's or Originator's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement." The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Originators as more fully described herein under "Mortgage Loan Program--Qualifications of Originators" and "The Pooling and Servicing Agreement") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement. The Master Servicer's contractual obligations for servicing the Mortgage Loans and making advances will consist primarily of acting as a back-up Servicer in the event of the removal of the Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Single Family Loans

         Single family loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on one- to four-family residential properties ("Single Family Loans"). The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two-to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium developments, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgage Properties may include owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties.

         If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low-or high-rise condominium developments together with such condominium units' appurtenant interests in the common elements of such condominium developments.

                               THE MORTGAGE POOLS

General

         Each Mortgage Pool will consist primarily of (i) conventional Mortgage Loans, minus any stripped portion of the interest payments due under the related Mortgage Note that may have been retained by any Originator ("Originator's Retained Yield"), or any other interest retained by the Company or any affiliate of the Company, evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating a lien on single-family (i.e., one- to four-family) residential properties, or
(ii) certificates of interest or participations in such Mortgage Notes. The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may include vacation, second and non-owner occupied homes.

         Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among mortgage loans originated by the Company, one or more institutions affiliated with the Company, (such affiliated institutions, the "Affiliated Originators") or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the RTC and the FDIC (as defined herein) and other mortgage loan originators or sellers not affiliated with the Company (such unaffiliated institutions, the "Unaffiliated Originators" and, collectively with the Affiliated Originators and the Company, the "Originators"), all as described below under "Mortgage Loan Program." The characteristics of the Mortgage Loans will be described in the related Prospectus Supplement. Other mortgage loans available for acquisition by a Trust may have characteristics that would make them eligible for inclusion in a Mortgage Pool but may not be selected by the Company for inclusion in such Mortgage Pool.

         Each series of Securities will evidence interests in one or more Mortgage Pool(s) containing Mortgage Loans having an aggregate principal balance of not less than approximately $5,000,000 as of, unless otherwise specified in the applicable Prospectus Supplement, the related Cut-Off Date. Each Security will evidence an interest in only the related Mortgage Pool and corresponding Trust Estate, and not in any other Mortgage Pool or any other Trust Estate (except in those limited situations whereby certain collections on any Mortgage Loans in a related Mortgage Pool in excess of amounts needed to pay the related Securities may be deposited in a master reserve account or otherwise applied in a manner that provides credit enhancement for more than one series of Securities).

The Mortgage Pools

         Unless otherwise specified below, all of the Mortgage Loans in a Mortgage Pool will (i) have payments that are due monthly or bi-weekly, (ii) be secured by Mortgaged Properties located in any of the fifty states, the District of Columbia, Puerto Rico, any other Territories of the United States or in the United Kingdom and (iii) consist of one or more of the following types of mortgage loans:

               (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

               (2) ARM Loans having original or modified terms to maturity of generally not more than 30 years with a related Mortgage Rate that adjusts periodically, at the intervals described in the related
          Prospectus Supplement (which may have adjustments in the amount of monthly payments at periodic intervals) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index (the "Index") to be specified in the related Prospectus Supplement, such as, by way of example: (i) U.S. Treasury securities of a specified constant maturity, (ii) weekly auction average investment yield of U.S. Treasury bills of specified maturities, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board or as quoted by one or more specified lending institutions, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or (v) the interbank offered rates for U.S. dollar deposits in the London Markets, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the relevant Index and the related Prospectus Supplement or the related Current Report on Form 8-K will indicate the highest, lowest and weighted-average Note Margin with respect to the ARM Loans in the related Mortgage Pool. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan subsequent to the initial payment date;

               (3) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate that will be lower than the Mortgage Rate applicable to such mortgage loan in subsequent years. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

               (4) Balloon mortgage loans ("Balloon Loans"), which are fixed-rate mortgage loans having original or modified terms to maturity of generally 5 to 15 years as described in the related Prospectus Supplement and that may have level monthly payments of principal and interest based generally on a 10 to 30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount");

               (5) Modified mortgage loans ("Modified Loans"), which are fixed or adjustable-rate mortgage loans providing for terms at the time of modification of generally not more than 30 years. Modified Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans; or

               (6) Another type of mortgage loan described in the related Prospectus Supplement.

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"). If specified in the related Prospectus Supplement, upon any conversion, the Company will repurchase or the Servicer, the applicable Sub-Servicer, Originator, or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specific conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to so arrange for the sale of the converted Mortgage Loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be Buydown Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the Buydown Period will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) Buydown Funds funded by the Originator of the Mortgaged Property or another source (including the Servicer or the related Originator) and placed in the Buydown Account and (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds. See
"Description  of  the   Securities--Payments  on  Mortgage  Loans;  Deposits  to
Distribution Account." The terms of the Buydown Mortgage Loans, if such loans are included in a Trust, will be as set forth in the related Prospectus Supplement.

         The Company and/or certain Originators may make certain representations and warranties regarding the Mortgage Loans, but the Company's assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans." The Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers and of Originators, as more fully described herein under "Mortgage Loan Program--Representations by Originators," "--Sub-Servicing by Originators" and "Description of the Securities--Assignment of Mortgage Loans," and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans, in amounts described herein under "Description of the Securities--Advances"). The obligation of the Servicer to make delinquency advances will be limited to amounts which the Servicer believes ultimately will be reimbursable out of the proceeds of liquidation of the Mortgage Loans. The Master Servicer's obligations consist primarily of acting as a back-up Servicer in the event of the removal of the Servicer in accordance with the terms and conditions of the Pooling and Servicing Agreement. See "Mortgage Loan Program--Master Servicer." In the event that the Master Servicer assumes the role of Servicer, the Master Servicer will assume all of the obligations of the Servicer except for obligations to repurchase or substitute for Mortgage Loans which breach representations and warranties under the Pooling and Servicing Agreement. See "Description of the Securities--Advances."

                              MORTGAGE LOAN PROGRAM

         As a general matter, the Company's Mortgage Loan program will consist of the origination and packaging of Mortgage Loans relating to non-conforming credits. For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by the Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. However, certain of the Mortgage Loans will relate to FNMA conforming credits.

         The Mortgagors generally will have taken out the related Mortgage Loans for one of four reasons: (i) to purchase the related Mortgaged Property, (ii) to refinance an existing mortgage loan on more favorable terms, (iii) to consolidate debt, or (iv) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property. The Mortgage Loans described in (i) are commonly referred to as purchase money loans and the Mortgage Loans described in (iii) and (iv) on the whole are commonly referred to as home equity loans.

Underwriting Guidelines

         As more fully described below under "Qualifications of Originators" and as may also be described in greater detail in the related Prospectus Supplement, there are various types of Originators that may participate in the Company's Mortgage Loan Program. Under the Company's Mortgage Loan Program, the Company purchases and originates Mortgage Loans pursuant to four types of underwriting guidelines: (1) standard underwriting guidelines according to the Company's Originator Guide, as modified from time to time, used by Affiliated Originators and Unaffiliated Originators ("Company's Guidelines"), (2) underwriting guidelines utilized by Participating Originators or Designated Originators and approved by the Company ("Approved Guidelines"), and (3) underwriting guidelines ("Bulk Guidelines") used by Unaffiliated Originators of a portfolio of Mortgage Loans subsequently purchased in whole or part by the Company as a bulk acquisition ("Bulk Acquisition"). The respective underwriting guidelines are described below.

         Company's Guidelines. The Company's Guidelines are set forth in the Company's Guides. The Company's Guides are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for the resulting Securities.

         Substantially all loans originated or purchased by the Company are subjected to the Company's Guidelines. The underwriting process is intended to assess both the prospective borrower's ability to repay and equally, if not more important, the adequacy of the real property security. The fixed-rate and adjustable-rate loans are generally fully amortized over a ten, fifteen or thirty year schedule. To a limited extent, the Company will originate balloon loans which generally are based on a 30-year amortization schedule with a single payment of the remaining balance of the balloon loan generally 15 years after origination. Loan amounts range from a minimum of $12,000 to a maximum of $350,000, unless a higher amount is approved by the Company's loan committee. The properties securing the loans are primarily single family detached, owner occupied residences. Occasionally, loans are originated or acquired on one- to four-family residential properties, condominiums or townhouses. No mobile home, co-operative or land loans are currently originated or acquired.

         The decision of the loan committee to approve a loan is based upon a number of factors, including the appraised value of the property, the applicant's creditworthiness and the Company's perception of the applicant's ability  to repay  the  loan.  With  respect  to the  value  of the  collateral, generally, loans secured by first mortgages are limited to a maximum of 75% loan-to-value ratio; however, the Company will originate loans with a loan-to-value ratio of up to 85% for loans expected to be sold. Loans secured by second mortgages are limited to a maximum of 70% loan-to-value ratio. With respect to creditworthiness, the Company has established classifications with respect to the credit profiles of loans and subject properties based on certain of the applicant's characteristics. Each loan application is placed into one of the Company's four ratings ("A" through "D," with subratings within those categories), depending upon the following three primary factors: (i) an applicant's credit score under the Company's proprietary credit scoring system, which uses information obtained from national credit bureau reports, (ii) loan-to-value ratios and (iii) debt-to-income ratios. Terms of loans made by the Company vary depending upon the classification of the application. Applications with lower classifications generally are subject to higher interest rates. A loan application must obtain the following thresholds with respect to each of the three primary factors to be included in the particular ratings shown below:

                                        "A"        "B"        "C"        "D"
                                        ---        ---        ---        ---

Borrower Credit Score                  100-87     86-64      63-36       35-0

Maximum of Loan-to-Value                75%        73%        72%        65%

Maximum of Debt-to-Income Ratio         40%        49%        59%        65%


         While the Company primarily analyzes the three factors noted above, the Company also reviews other factors to determine whether an application will be subject to a higher interest rate than the interest rate applicable to the rating under which such application has initially been placed. These include factors such as an unsubstantiated employment history, a recent foreclosure proceeding, a number of recent delinquent payments on an existing mortgage, a recent bankruptcy filing, the presence of a senior mortgage or zoning restrictions on the subject property or a loan-to-value ratio in excess of 71%.

         Each loan applicant is required to provide personal financial information on a loan application and a statement of obligations. A TRW credit report is obtained for each borrower at the time of application which confirms and reconciles amounts disclosed in the statement of obligations and which discloses the applicant's payment and credit history. Generally, the borrower is required to have an acceptable credit history given the amount of equity available, the strength of the employment history and income stability. Income, employment, and deed of trust status is verified for each applicant by telephone and/or written inquiry, examination of tax returns, pay check stubs, court supported documents or bank statements. Self-employed applicants provide personal and business financial statements. The Company's applicant scoring system rates a borrower's TRW credit score and debt ratio and determines the interest rate to be charged. Borrower debt ratios (calculated as the percentage of total monthly fixed costs and debt payments to gross monthly income) will generally range from 25% to 45%.

         In general, with respect to Company originated Mortgage Loans, the value of each property proposed as security for a mortgage loan is required to be determined by a full appraisal conducted by a Company employee. After evaluation of three neighborhood comparables, a Company appraiser will complete his appraisal with an inspection of the subject property and a meeting with the prospective borrower. The Company hires certified appriaser in those states which require such designation. Appraisers at the Company's headquarters, not third party fee appraisers, perform a review of the property appraisal on the following loan applications: (i) all properties with a market value above $150,000, (ii) all loans with a loan-to-value ratio of equal to or greater than 62%, (iii) all loan applications prepared by a new branch office for the first 90 days of its existence, (iv) all income properties, and (v) all non-California loans with a loan-to-value ratio equal to or greater than 55% or with value less than $100,000 not otherwise reviewed.

         In  connection  with  the   securitization   of  the  Company's  loans,
independent appraisers have conducted appraisals of a sample of the subject properties that are the collateral for the securitized loans. The appraisals performed by the Company's appraisers have been within 1.5% of the aggregate appraisal values on Securitization pools to date as calculated by the independent appraisers.

         Certain laws protect loan applicants by offering them a timeframe after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law. The Company discourages waiving the rescission period but does permit such waivers with proper documentation.

         The Company's Guidelines generally require title insurance coverage issued by an approved American Land Title Association or California Land Title Association title insurance company (as defined below) on each loan the Company originates or purchases. The Company, the related Originator and their assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the insured against loss if the title or lien position is not as indicated.

         The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the related loan exceeds replacement value, insurance equal to replacement value may be accepted. The Company or its designee is required to ensure that its name and address is properly added to the "Mortgagee Clause" of the insurance policy. In the event the Company or the related Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes of cancellation, an endorsement adding such provision is required.

         Approved Guidelines. The Company may cause a Trust to acquire Mortgage Loans underwritten pursuant to underwriting guidelines that may differ from the Company's Guidelines. Certain of the Mortgage Loans will be acquired in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing acquisitions of Mortgage Loans by the Company from Originators who will represent that the Mortgage Loans have been originated in accordance with underwriting guidelines agreed to by the Company; the Company will generally review or cause to be reviewed only a limited portion of the Mortgage Loans in any delivery of Mortgage Loans from the related Originator for conformity with the Approved Guidelines. Certain other Mortgage Loans will be acquired from Originators who will represent that the Mortgage Loans were originated pursuant to underwriting guidelines determined by a mortgage insurance company acceptable to the Company. The Company will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence of a Mortgage Loan conforming to applicable underwriting standards. Such certifications likely will have been issued before the purchase of the Mortgage Loan by the Company. The Company will only perform random quality assurance reviews on Mortgage Loans delivered with such certifications.

         The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards of insurance companies may vary substantially from the Company's Guidelines. The Approved Guidelines are designed to provide an underwriter with information to evaluate either the security for the related Mortgage Loan, which security consists primarily of the borrower's repayment ability, or the adequacy of the Mortgaged Property as collateral, or a combination of both. Due to the variety of Approved Guidelines and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various Approved Guidelines applicable to the Mortgage Loans nor describe any review for compliance with applicable Approved Guidelines performed by the Company. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable Approved Guidelines in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying guidelines as described above will be equivalent under all circumstances. Notwithstanding the foregoing, in the case of a Designated Originator transaction or a Participating Originator transaction, the applicable underwriting guidelines may not be those pre-approved by the Company, as in the case of Approved Guidelines, but may be those of the related Designated Originator or Participating Originator, and will be described in the related Prospectus Supplement.

         Bulk Guidelines. Bulk portfolios of Mortgage Loans may be originated by a variety of Originators under several different underwriting guidelines. Because bulk portfolios are generally seasoned for a period of time, the Company's underwriting review of bulk portfolios of Mortgage Loans focuses primarily on payment histories and estimated current values based on estimated property appreciation or depreciation and loan amortization. As a result, Mortgage Loans that conform to the related Bulk Guidelines may not conform to the requirements of the Company's Guidelines or any Approved Guidelines. For example, the Company may purchase Mortgage Loans in bulk acquisitions with Loan-to-Value Ratios in excess of 80%, without title insurance, or with nonconforming appraisal methods such as tax assessments. Bulk Acquisition portfolios may be purchased servicing released or retained. If servicing is retained, the Originator must meet certain minimum requirements, as modified from time to time, by the Company. The Company generally will cause the Mortgage Loans acquired in a Bulk Acquisition to be reviewed for the purpose of determining whether such Mortgage Loans were originated in accordance with the applicable Bulk Guidelines. Such underwriting may consist of a review of all such Mortgage Loans or may be performed on a sample basis. In addition, such reunderwriting may be performed by the Company or by a third party acting at the direction of the Company.

         Quality Control. The Company maintains a quality control program. All files are reviewed for accuracy of certain data fields, and random files are selected for underwriting review. Training programs, additional audits and performance evaluations for underwriting personnel, appraisers and management are influenced by the results of the quality control review.

         The Company generally will cause Mortgage Loans acquired from Unaffiliated Originators to be reunderwritten for the purpose of determining whether such Mortgage Loans were originated in accordance with the loan submission underwriting guidelines. Such reunderwriting may consist of a review of all such Mortgage Loans or may be performed on a sample basis. Such reunderwriting may be performed by the Company or a third party acting at the direction of the Company.

Qualifications of Originators

         Each Originator from which a Mortgage Loan is acquired will have been accepted by the Company for participation in the Company's mortgage loan program. Unaffiliated Originators that enter into agreements to sell mortgage loans to the Company ("Master Commitments") and which meet the following qualifications are hereinafter referred to as "Participating Originators." As of the date of approval, each Participating Originator is generally required to have a specified minimum level of experience in originating conventional mortgage loans and will be required to meet certain requirements relating to origination volume of conventional mortgage loans within the twelve months preceding its application to participate in the Company's mortgage loan program, will meet minimum GAAP tangible net worth and liquidity requirements, and with respect to depositories will be required to meet any applicable risk-based capital requirements. Furthermore, an Originator that will retain the servicing of the related Mortgage Loans will be required to have a conventional Mortgage Loan servicing portfolio of a required amount and to have a specified minimal level of experience servicing comparable mortgage loans. An Unaffiliated Originator that would qualify as a "Participating Originator" is a "Designated Originator" if it meets certain additional requirements. Notwithstanding these requirements, however, there can be no assurance that any Originator presently meets such qualifications or will continue to meet such qualifications at the time of inclusion of mortgage loans sold by it in the Trust Estate for a series of Securities, or thereafter.

         The Company may waive or modify in an appropriate case any of the foregoing requirements for Participating Originators and Designated Originators. Among Unaffiliated Originators, only Participating Originators and Designated Originators may enter into Master Commitments with the Company and may serve as Sub-Servicers for any loans acquired by a Trust and originated by such Unaffiliated Originators; loans acquired from other Unaffiliated Originators will only be acquired on a "spot" basis, and will be acquired servicing-released to the Servicer. Unless otherwise described in the related Prospectus Supplement, the Company will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator, other than a Designated Originator, with respect to the Mortgage Loans originated by it and acquired by a Trust; provided, however, that the Company will not directly make or guarantee compliance with such representations and warranties made by a Designated Originator. In the event of a breach of any such representation or warranty made by a Designated Originator the only remedies will lie against such Designated Originator.

         All Unaffiliated Originators must have received a satisfactory review by the Company of its operating procedures and have delinquency and foreclosure rates with respect to its conventional loan portfolio acceptable to the Company. All Unaffiliated Originators are required to originate mortgage loans in accordance with the applicable underwriting standards. However, with respect to any Originator, some of the generally applicable underwriting standards described herein and in the Company's Guidelines may be modified or waived with respect to certain Mortgage Loans originated by such Originators.

         The Resolution Trust Corporation (the "RTC") or the Federal Deposit Insurance Corporation (the "FDIC") (either in their respective corporate capacities or as receiver or conservator for a depository institution) may also be an Originator of the Mortgage Loans. The RTC and the FDIC are together referred to as the "Federal Corporations." The RTC was established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which was enacted in response to the financial crisis of the thrift industry and the Federal Savings and Loan Insurance Corporation. The purpose of FIRREA is to restore the public's confidence in the savings and loan industry in order to ensure a viable system of affordable housing finance as well as to improve the supervision of savings associations and promote the independence of the FDIC. The FDIC is an independent executive agency originally established by the Banking Act of 1933 to insure the deposits of all banks entitled to federal deposit insurance under the Federal Reserve Act and Federal Deposit Insurance Act. The FDIC administers the system of nationwide deposit insurance (mutual guaranty of deposits) for United States Banks and together with the United States Comptroller of the Currency regulates in areas related to the maintenance of reserves for certain types of deposits, the maintenance of certain financial ratios, transactions with affiliates and a broad range of other banking practices.

         The Company monitors the Originators and the Sub-Servicers under the control of a Federal Corporation, as well as those Originators and Sub-Servicers that are insolvent or in receivership or conservatorship or otherwise financially distressed. Such Originators may not be able or permitted to repurchase Mortgage Loans for which there has been a breach of representation and warranty. Moreover, any such Originator may make no representations and warranties with respect to Mortgage Loans sold by it. The Federal Corporations (either in their respective corporate capacities or as receiver for a depository institution) may also originate Mortgage Loans, in which event neither the related Federal Corporation nor the depository institution for which such Federal Corporation is acting as receiver may make representations and warranties with respect to the Mortgage Loans that such Federal Corporation sells, or such Federal Corporation may make only limited representations and warranties (for example, that the related legal documents are enforceable). A Federal Corporation may have no obligation to repurchase any Mortgage Loan for a breach of a representation and warranty. If, as a result of a breach of representation and warranty, an Originator is required to repurchase a Mortgage Loan but is not permitted or otherwise fails to do so or if representations and warranties are not made by an Originator, to the extent that neither the Company nor any other entity has assumed the representations and warranties or made representations and warranties, neither the Company nor that entity will be required to repurchase such Mortgage Loan and, consequently such Mortgage Loan will remain in the related Mortgage Pool and any related losses will be borne by the Securityholders or by the related credit enhancement, if any. In addition, loans which are purchased either directly or indirectly from a Federal Corporation may be subject to a contract right of such Federal Corporation to repurchase such loans under certain limited circumstances.

         To the extent the Originator in a Designated Originator transaction fails to or is unable to repurchase any Mortgage Loan due to a breach of representation and warranty, neither the Company nor any other entity has assumed the representations and warranties and any related losses will be borne by the Securityholders or by the credit enhancement, if any.

Sub-Servicers

         Each Originator of a Mortgage Loan will act as Sub-Servicer for such Mortgage Loan pursuant to an agreement between the Servicer and the Sub-Servicer (a "Sub-Servicing Agreement") unless the servicing obligations are released to the Servicer or transferred to a servicer approved by the Servicer. An Affiliated Originator of a Mortgage Loan may act as the Sub-Servicer for such Mortgage Loan unless the other related servicing obligations are released or transferred. The Company may employ Sub-Servicers that neither originate mortgage loans nor originated the Mortgage Loans, such Sub-Servicers shall be referred to as "Contract Sub-Servicers."

         Unaffiliated   Originators  (except  for  Designated   Originators  and
Participating Originators) will be required to release such servicing obligations to the Servicer. Designated Originators and Participating
Originators may act as Sub-Servicers for such Mortgage Loans pursuant to a Sub-Servicing Agreement or may release such servicing obligations to the Servicer. An Unaffiliated Originator acting as a Sub-Servicer for the Mortgage Loans will be required to meet certain standards specified in the Prospectus Supplement with respect to its conventional Mortgage Loan servicing portfolio, GAAP tangible net worth, cash/warehouse line availability, mortgage servicing licensing status and other specified qualifications. Contract Sub-Servicers shall be required to satisfy standards similar to those for Unaffiliated Originators; however, the Servicer will be directly responsible to the Trusts for Servicing Mortgage Loans in compliance with the standards set forth in the Pooling and Servicing Agreement. The Servicer will be responsible for the compensation of any Contract Sub-Servicer and such compensation shall be inclusive in the Servicer's fees.

Representations by Originators

         Each Originator will generally make representations and warranties in respect of the Mortgage Loans sold by such Originator and evidenced by a series of Securities. Such representations and warranties generally include, among other things, that at the time of the sale by the Originator to the Company of each Mortgage Loan: (i) the information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the related Cut-Off Date; (ii) each Mortgage Loan being transferred to the Trust which is a REMIC is a qualified mortgage under the REMIC provisions of the Code and is a Mortgage; (iii) each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums and townhouses; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut-Off Date each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Schedule of Mortgage Loans subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor.

         Unless otherwise described in the related Prospectus Supplement all of the representations and warranties of an Originator in respect of a Mortgage Loan will be made as of the date on which such Originator sells the Mortgage Loan to the Company; the date as of which such representations and warranties are made thus may be a date prior to the date of the issuance of the related series of Securities. A substantial period of time may elapse between the date as of which the representations and warranties are made and the later date of issuance of the related series of Securities. Accordingly, the Originator's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Originator to the Company, an event occurs that would give rise to such an obligation if the event had occurred prior to sale of the affected Mortgage Loan.

         The Company will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it acquires a Mortgage Loan from an Originator insofar as such agreement relates to the representations and warranties made by an Originator in respect of such Mortgage Loan and any remedies provided for breach of such representations and warranties. If an Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within a time period specified in the related Pooling and Servicing Agreement, such Originator and/or the Company will be obligated to purchase from the related Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Pooling and Servicing Agreement which Loan Purchase Price will be equal to the principal balance thereof as of the date of purchase plus one month's interest at the Mortgage Rate less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or sub-servicing compensation, as applicable, and the

Originator's Retained Yield, if any, and certain miscellaneous administrative amounts, together with, without duplication, the aggregate amount of all delinquent interest, if any.

         As to any such Mortgage Loan required to be purchased by an Originator and/or the Company, as provided above, rather than repurchase the Mortgage Loan, the Servicer may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and cause the Company to substitute in its place another Mortgage Loan of like kind (a "Qualified Replacement Mortgage" as such term is defined in the related Pooling and Servicing Agreement); however, such substitution must be effected within 90 days of the date of the initial issuance of the Securities with respect to a Trust for which no REMIC election is to be made. With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Securities, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Securities, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Replacement Mortgage generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the related Trust in the month of substitution for distribution to the Securityholders),
(ii) have a Mortgage Rate neither one percentage point less than nor one percentage point more than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution, (iii) have a remaining term to maturity neither one year less than nor one year more than that of the Deleted Mortgage Loan, and
(iv) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement or Pooling and Servicing Agreement, an Originator will also have the option to substitute a replacement Mortgage Loan for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Servicer will be required under the applicable Pooling and Servicing Agreement to enforce such purchase or substitution obligations for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment if it were the owner of such Mortgage Loan; provided, however, that this purchase or substitution obligation will in no event become an obligation of the Servicer in the event the Originator fails to honor such obligation. If the Originator fails to repurchase or substitute a loan and no breach of the Company's representations has occurred, the Originator's purchase or substitution obligation will in no event become an obligation of the Company. In the case of a Designated Originator transaction where the Originator fails to repurchase or substitute a Mortgage Loan and neither the Company, nor any other entity has assumed the representations and warranties, such repurchase or substitute obligation of the Originator will in no event become an obligation of the Company. The foregoing will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Originator in its capacity as a seller of Mortgage Loans to the Company.

         Unless otherwise described in the related Prospectus Supplement, the Company will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator with respect to the Mortgage Loans originated or purchased by it and acquired by a Trust; provided, however, that the Company will not directly make or guarantee compliance with such representations and warranties made by a Designated Originator. In the event of a breach of any such representation or warranty made by a Designated Originator the only remedies will lie against such Designated Originator.

         Notwithstanding the foregoing with respect to any Originator that requests the Servicer's consent to the transfer of sub-servicing rights relating to any Mortgage Loans to a successor servicer, the Servicer may release such Originator from liability, under its representations and warranties described above, upon the assumption by such successor servicer of the Originator's liability for such representations and warranties as of the date they were made. In that event, the Servicer's rights under the instrument by which such successor servicer assumes the Originator's liability will be assigned to the Trustee, and such successor servicer shall be deemed to be the "Originator" for purposes of the foregoing provisions.

Sub-Servicing by Originators

         Each Originator of a Mortgage Loan will act as the Sub-Servicer for such Mortgage Loan pursuant to a Sub-Servicing Agreement unless servicing is released to the Servicer or has been transferred to a servicer approved by the Servicer. The Servicer may, in turn, assign such subservicing to designated Sub-Servicers that will be qualified Originators and may include affiliates of the Company. While such a Sub-Servicing Agreement will be a contract solely between the Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a series of Securities is issued will provide that, the Trustee, the Servicer or any Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Servicer, a Sub-Servicer generally may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and remittance of such collections to the Servicer; maintenance of hazard insurance and filing and settlement of claims thereunder, subject in certain cases to the right of the Servicer to approve in advance any such settlement; maintenance of escrow or impound accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspecting and managing of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. A Sub-Servicer also may be obligated to make advances to the Servicer in respect of delinquent installments of principal and/or interest (net of any sub-servicing or other compensation) on Mortgage Loans, as described more fully under "Description of the Securities--Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. A Sub-Servicer may also be obligated to pay to the Servicer any Compensating Interest with respect to the related Mortgage Loans. No assurance can be given that the Sub-Servicers will carry out their advance or payment obligations, if any, with respect to the Mortgage Loans. A Sub-Servicer may transfer its servicing obligations to another entity that has been approved for participation in the Company's loan purchase programs, but only with the approval of the Servicer.

         As compensation for its servicing duties, the Sub-Servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related Prospectus Supplement. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed under the applicable Pooling and Servicing Agreement from the loan proceeds. Unless specified in the related Prospectus Supplement and Pooling and Servicing Agreement, compensation for the services of the Sub-Servicer shall be paid by the Servicer as a general corporate obligation of the Servicer. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield."

         Each Sub-Servicer will be required to agree to indemnify the Servicer for any liability or obligation sustained by the Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omission policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Servicer.

         Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is terminated earlier by the Servicer or the Sub-Servicer or unless servicing is released to the Servicer. The Servicer generally may terminate a Sub-Servicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Sub-Servicing Agreement by the Sub-Servicer, or upon thirty days' notice to the Sub-Servicer without cause upon payment of an amount equal to a specified termination fee calculated as a specified percentage of the aggregate outstanding principal balance of all mortgage loans, including the Mortgage Loans serviced by such Sub-Servicer pursuant to a Sub-Servicing Agreement and certain transfer fees.

         The Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement. Upon termination of a Sub-Servicing Agreement, the Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Sub-Servicing Agreements. If the Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer that it replaces. If the Servicer enters into a new Sub-Servicing Agreement, each new Sub-Servicer either must be an Originator, meet the standards for becoming an Originator or have such servicing experience that is otherwise satisfactory to the Servicer. The Servicer may make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated

Sub-Servicer, but no assurance can be given that such an assumption will occur and, in any event, if the new Sub-Servicer is an affiliate of the Servicer, the liability for such representations and warranties will not be assumed by such new Sub-Servicer. In the event of such an assumption, the Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or to a new Sub-Servicing Agreement may contain provisions different from those described above that are in effect in the original Sub-Servicing Agreements. However, the Pooling and Servicing Agreement for each Trust Estate will provide that any such amendment or new agreement may not be inconsistent with such Pooling and Servicing Agreement to the extent that it would materially and adversely affect the interests of the Securityholders.

Master Servicer

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Securities. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool in the Trust Estate will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Pooling and Servicing Agreement with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors, and (iv) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Pooling and Servicing Agreement for any Series for which Mortgage Loans comprise the Trust Estate. The Master Servicer generally will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. The Master Servicer will be compensated for the performance of its services and duties under each Pooling and Servicing Agreement as specified in the related Prospectus Supplement.

                          DESCRIPTION OF THE SECURITIES

General

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Pooling and Servicing Agreement. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe all material terms and provisions relating to the Securities common to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for the related Trust and to the related Prospectus Supplement.

         The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities generally will be styled as Debt Instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined and in the manner described in the related Prospectus Supplement.

         If so  provided  in the  related  Prospectus  Supplement,  a series  of
Securities may include one or more classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or
Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

         Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior Securities and Subordinate Securities), and following any required deposits to any reserve account that may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust first will be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.

         No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration
Statement to be filed by the Company. In addition, the Company and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.

General Payment Terms of Securities

         As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month; and in the case of semi-annually-pay Securities, the twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month which precedes such Payment Date.

         The related Prospectus Supplement and Pooling and Servicing Agreement will describe the periods (each, a "Remittance Period" or "Due Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs or such other specified period). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date, and will be used to distribute payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to distribute payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to distribute payments of principal to Securityholders.

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

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or the Company, the Servicer, any Sub-Servicer, any Master Servicer, any Originator or any of their affiliates; provided, however, that certain distributions to Securityholders may be guaranteed by a Financial Guaranty Insurer.

         Unless otherwise specified in the Prospectus Supplement with respect to a series, Securities of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interest in a separate Trust Estate created pursuant to such Pooling and Servicing Agreement. A Trust Estate will consist of, to the extent provided in the Pooling and Servicing Agreement: (i) a pool of Mortgage Loans (and the related mortgage documents) or certificates of interest or participations therein underlying a particular series of Securities as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Originator's Retained Yield or other interest retained by the related Originator, the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) certain other assets including, without limitation, all payments due on the Mortgage Loans after the related Cut-Off Date, as from time to time are identified as deposited in respect thereof in the Principal and Interest Account and in the related Distribution Account; (iii) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;
(iv) hazard insurance policies and primary insurance policies, if any, and certain proceeds thereof; and (v) any combination, as specified in the related Prospectus Supplement, of a letter of credit, financial guaranty insurance policy, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Estate includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Form of Securities

         If so specified in the related Prospectus Supplement, the Securities of each series will be issued as physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related
Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward such payments to Indirect Participants or

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

Securityholders. Unless and until Physical Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Securityholders who are not Participants may transfer ownership of Securities only through
Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Physical Securities"), rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for reregistration, the Trustee will issue the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Securityholders.

Assignment of Mortgage Loans

         At the time of issuance of a series of Securities, the Company will cause the Mortgage Loans being included in the related Trust Estate to be assigned to the Trustee together with all principal and interest due on or after the Cut-Off Date with respect to such Mortgage Loan, other than principal and interest due before the Cut-Off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Originator's Retained Yield, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver a series of Securities to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the

Cut-Off Date, as well as information regarding the Mortgage Rate, the currently scheduled monthly payment of principal and interest and the maturity of the Mortgage Note.

         In connection with the transfer of the Mortgage Loans to the Trustee, the Originators will be required to deliver to the Company, who in turn will deliver to the Trustee, a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. The Trustee will agree, for the benefit of the Securityholders, to review each such file within 90 days after the execution and delivery of the applicable Pooling and Servicing Agreement to ascertain that all required documents (or certified copies of documents) have been executed and received.

         The Originators are additionally required to cause to be prepared and recorded, within 75 business days of the execution and delivery of the applicable Pooling and Servicing Agreement (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators, to the Trustee; provided, however, that if the Originators furnish to the Trustee an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to one or more jurisdictions, then such recording will not be required with respect to such jurisdictions.

         If the Sub-Servicer or Originator does not cure an omission or defect in a required document within 60 days after notice is given to the Servicer, the Sub-Servicer or Originator, as the case may be, will be obligated to purchase on the next succeeding Remittance Date the related Mortgage Loan from the Trustee at its Loan Purchase Price (or, if specified in the related Prospectus Supplement, will be permitted to substitute for such Mortgage Loan under the conditions specified in the related Prospectus Supplement). The Servicer will be obligated to enforce this obligation of the Sub-Servicer or Originator, as the case may be, to the extent described above under "Mortgage Loan Program--Representations by Originators." Neither the Servicer, the Master Servicer nor the Company will, however, be obligated to purchase or substitute for such Mortgage Loan if the Sub-Servicer or Originator, as the case may be, defaults on its obligation to do so, and there can be no assurance that a Sub-Servicer or Originator, as the case may be, will carry out any such obligation. Such purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized at any time to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement.

         Pursuant to each Pooling and Servicing Agreement, the Servicer, either directly or through Sub-Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

Forward Commitments; Pre-Funding

         A Trust may enter into a Forward Purchase Agreement with the Company whereby the Company will agree to transfer Subsequent Mortgage Loans to such Trust following the date on which such Trust is established and the related Securities are issued. All Subsequent Mortgage Loans transferred to the Trust pursuant to a Forward Purchase Agreement will be originated by the Company or an Originator. The Trust may enter into Forward Purchase Agreements to permit the acquisition of Subsequent Mortgage Loans that could not be delivered by the Company or have not formally completed the origination process, in each case prior to the date on which the Securities are delivered to the Securityholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Subsequent Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized the related Trustee will be required to deposit in the Pre-Funding Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the Subsequent Mortgage Loans will be transferred to the related Trust in exchange for money released to the Company from the related Pre-Funding

Account in one or more transfers. The maximum amount of money deposited in the Pre-Funding Account to acquire Subsequent Mortgage Loans for transfer to the Trust will not exceed 35% of the aggregate principal amount of the Securities offered pursuant to the related Prospectus Supplement. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur, which such period shall not exceed 90 days from the date such Trust was established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. See "Risk Factors" herein and in the related Prospectus Supplement. All moneys on deposit in the Pre-Funding Account will be invested in one or more Permitted Investments with all earnings thereon available to make interest payments on the Securities.

Payments on Mortgage Loans; Deposits to Distribution Account

         Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain an account (the "Sub-Servicing Account") which generally meets the requirements set forth in the Company's Guidelines from time to time, and is otherwise acceptable to the Servicer. A Sub-Servicing Account will generally be a lock box account established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by the National Credit Union Share Insurance Fund or the FDIC, provided that any such depository institution must meet certain minimum rating criteria set forth in the Company's Guidelines. Except as otherwise permitted by the applicable Rating Agencies, a Sub-Servicing Account must be segregated and may not be established as a general ledger account.

         A Sub-Servicer is required to deposit into its Sub-Servicing Account within one day of receipt all amounts described above under "Mortgage Loan Program--Sub-Servicing by Originators" that are received by it in respect of the Mortgage Loans, less its servicing fee or other compensation. On a daily basis or on or before the date specified in the Sub-Servicing Agreement (which date may be no later than the business day prior to the Determination Date referred to below or, if such day is not a business day, the preceding business day), the Sub-Servicer must remit or cause to be remitted to the Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Mortgage Loans that are required to be so remitted. A Sub-Servicer may also be required to make Servicing Advances, and Delinquency Advances and to pay Compensating Interest as set forth in the related Sub-Servicing Agreement.

         The Servicer will deposit or will cause to be deposited into the Principal and Interest Account on a daily basis certain payments and collections received by it subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date), as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

               (i) all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due (the "Due Date") ("Principal Prepayments"), on the Mortgage Loans comprising a Trust Estate;

               (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Estate, net of the portion of each payment thereof retained by the Servicer and the Sub-Servicer, if any, as their servicing fee or other compensation;

               (iii) all amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed advances made, by the Servicer or the related Sub-Servicer) received and retained, if any, in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure, deed in lieu of foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, financial guaranty insurance policy and any title, hazard or other insurance policy covering any Mortgage Loan in such Mortgage Pool (together with any payments under any letter of credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures (such amounts, net of related unreimbursed expenses and advances of the Servicer, "Net Liquidation Proceeds");

               (iv) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

                  (v) all proceeds of any Mortgage Loan in such Trust Estate purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Servicer, the Company, the Master Servicer, any Sub-Servicer or Originator or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program--Representations by Originators," "--Assignment of Mortgage Loans" above; and

                  (vi)  any  amounts   required  to  be  transferred   from  the
         Distribution Account to the Principal and Interest Account.

         In addition to the Principal and Interest Account, the Servicer shall cause to be established and the Trustee will maintain, at the corporate trust office of the Trustee, in the name of the Trust for the benefit of the holders of each series of Securities, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Securities (the "Distribution Account"). Both the Principal and Interest Account and the Distribution Account must be (x) maintained with a depository institution whose debt obligations at the time of any deposit therein meet certain rating criteria, and (y) (i) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, (ii) an account maintained at a federal savings and loan or state banking institution, (iii) an account maintained at a principal subsidiary of a bank holding company, (iv) an account maintained at a national banking association, or (v) such other account or accounts acceptable to the Rating Agency or Agencies that rated one or more classes of Securities of such series (an "Eligible Account"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments ("Permitted Investments"). Permitted Investments include direct general obligations of the United States or the obligations of any agency or instrumentality of the United States that are fully guaranteed, Federal Funds, certificates of deposit, time and demand deposits of any bank meeting certain short term rating requirements described in a Pooling and Servicing Agreement, certain investment agreements approved by the Financial Guaranty Insurer, and commercial paper and no load mutual funds meeting certain rating requirements described in a Pooling and Servicing Agreement. A Distribution Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Principal and Interest Account may contain funds relating to more than one series of Securities as well as payments received on other mortgage loans serviced or master serviced by the Servicer that have been deposited into the Principal and Interest Account. The Servicer will be entitled to any interest or other income or gain realized with respect to the funds on deposit in the Principal and Interest Accounts.

         Unless otherwise specified in the related Prospectus Supplement and Pooling and Servicing Agreement, not later than the seventh day preceding each Payment Date (the "Remittance Date"), the Servicer will withdraw from the Principal and Interest Account and remit to the Trustee for deposit into the applicable Distribution Account, in immediately available funds, the amount to be distributed therefrom to Securityholders on such Payment Date. The Servicer will remit to the Trustee for deposit into the Distribution Account the amount of any advances made by the Servicer as described herein under "Advances," any amounts required to be paid by the Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Servicer to cover hazard losses on the Mortgage Loans as described under "Hazard Insurance; Claims Thereunder" below and any other amounts as specifically set forth in the related Pooling and Servicing Agreement. The Trustee will cause all payments under any credit enhancement such as a financial guaranty insurance policy or a letter of credit to be deposited in the Distribution Account prior to the close of business on the business day next preceding each Payment Date.

         The portion of any payment received by the Servicer in respect of a Mortgage Loan that is allocable to the Originator's Retained Yield generally will be deposited into the Principal and Interest Account but will not be deposited in the Distribution Account for the related series of Securities.

         Funds on deposit in the Principal and Interest Account attributable to Mortgage Loans underlying a series of Securities may be invested in Permitted Investments maturing in general not later than the business day preceding the next Payment Date. All income and gain realized from any such investment will generally be for the account of the Servicer. Funds on deposit in the related Distribution Account may be invested in Permitted Investments maturing, in general, no later than the Payment Date.

         With respect to each Buydown Mortgage Loan, the Sub-Servicer will deposit the related Buydown Funds provided to it in a Buydown Account that will comply with the requirements set forth herein with respect to a Sub-Servicing Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as set forth in the Company's Guidelines from time to time, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the related Originator or the related Sub-Servicer, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Sub-Servicer will withdraw from the Buydown Account and remit to the Servicer on or before the date specified in the Sub-Servicing Agreement described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Sub-Servicer will withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Sub-Servicer will generally be required to withdraw from the Buydown Account and remit to the Servicer the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Servicer, the Primary Insurer, the insurer under the mortgage pool insurance policy (the "Pool Insurer") or any other insurer), the Sub-Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and remit the same to the Servicer or, if instructed by the Servicer, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

Withdrawals from the Principal and Interest Account

         The Servicer may, from time to time, make withdrawals from the Principal and Interest Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

               (i) to effect the timely remittance to the Trustee for deposit to the Distribution Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described in "--Payments on Mortgage Loans; Deposits to Distribution Account" above;

               (ii) to reimburse itself or any Sub-Servicer for Delinquency Advances or Servicing Advances as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Delinquency Advances or Servicing Advances were made;

               (iii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

               (iv) to pay the Company or its assignee all amounts allocable to the Originator's Retained Yield out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

               (v) to withdraw amounts that have been deposited in the Principal and Interest Account in error; and

               (vi) to clear and terminate the Principal and Interest Account in connection with the termination of the Trust Estate pursuant to the Pooling and Servicing Agreement, as described in "The Pooling and Servicing Agreement--Termination, Retirement of Securities."

Distributions

         Beginning on the Payment Date in the month following the month (or, in the case of quarterly-pay Securities, the third month following such month and each third month thereafter or, in the case of semi-annually-pay Securities, the sixth month following such month and each sixth month thereafter) in which the Cut-Off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a series of Securities, distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Securities entitled thereto will be made either by the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as the Securityholders of such Securities at the close of business as of the last day of the preceding month (the "Record Date") in proportion to their respective Percentage Interests. Interest that accrues and is not payable on a class of Securities will generally be added to the principal balance of each Security of such class in proportion to its Percentage Interest. The undivided percentage interest (the "Percentage Interest") represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (other than any Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice to Securityholders of such final distribution.

Principal and Interest on the Securities

         The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Securities will be described in the related Prospectus Supplement. Each class of Securities (other than certain classes of Strip Securities) may bear interest at a different interest rate (the "Pass-Through Rate"), which may be a fixed or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class, or in the case of an adjustable Pass-Through Rate, the initial Pass-Through Rate and the method for determining the Pass-Through Rate.

         On each Payment Date for a series of Securities, the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Securities, an amount equal to the Percentage Interest represented by the Security held by such holder multiplied by such class' Distribution Amount. The Distribution Amount for a class of Securities for any Payment Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such class for such Payment Date, as described in the related Prospectus Supplement, plus, if such class is entitled to payments of interest on such Payment Date, the interest accrued at the applicable Pass-Through Rate on the principal balance or notional amount of such class, as specified in the applicable Prospectus Supplement, less the amount of any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Securities on the related Due Date, allocable to Securityholders which are not covered by advances or the applicable credit enhancement, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

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

         In the case of a series of Securities that includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities) of each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

         Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to the 15th day (or if such day is not a business day, the next succeeding business day or such other date specified in the Pooling and Servicing Agreement) of the month of distribution (the "Determination Date"), the Servicer will provide the Trustee, (and the Master Servicer and Credit Enhancer, if any) with a monthly servicing report. Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to one business day after the related Remittance Date (or such earlier or later day as shall be agreed by a Financial Guaranty Insurer, if applicable, and Trustee) of the month of distribution, the Trustee will use the monthly servicing report to determine the amounts of principal and interest which will be passed through to Securityholders on the immediately succeeding Payment Date. If the amount in the Principal and Interest Account is insufficient to cover the amount to be passed through to Securityholders, no later than 12:00 noon New York City time on the second business day preceding a Payment Date, the Trustee will notify a Financial Guaranty Insurer or any other person required to be notified pursuant to the related Pooling and Servicing Agreement.

Advances

         The Servicer is required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the scheduled interest and principal payments (net of the Servicing Fees and certain administrative amounts) due, but not collected, with respect to delinquent Mortgage Loans during the prior Remittance Period, but only if, in its good faith business judgment, the Servicer believes that such amount will ultimately be recovered from the related Mortgage Loan. Such amounts are "Delinquency Advances." The Servicer will be permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on any Mortgage Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period and will be required to deposit into the Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto.

         A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due.

         Generally, on or prior to each Remittance Date, the Servicer will be required to deposit in the Principal and Interest Account with respect to any full prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Mortgage Rate (less the Servicing Fee and certain miscellaneous administrative amounts) on the loan balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee and certain miscellaneous administrative amounts) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by the Servicer, "Compensating Interest"). The Servicer shall in no event be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer with respect to all Mortgage Loans for such Remittance Period.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that the Servicer reasonably believes that such amounts will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance." The Servicer may recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from liquidation proceeds realized upon the liquidation of the related Mortgage Loan. In no case may the Servicer recover Servicing Advances from the principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan.

         Notwithstanding the foregoing, if the Servicer exercises its option, if any, to purchase the assets of a Trust Estate as described under "The Pooling and Servicing Agreement--Termination; Retirement of Securities" below, the Servicer will be deemed to have been reimbursed for all related advances previously made by it and not theretofore reimbursed to it. The Servicer's obligation to make advances may be supported by credit enhancement as described in the related Pooling and Servicing Agreement. In the event that the provider of such support is downgraded by a Rating Agency rating the related Securities or if the collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Securities may also be downgraded.

Reports to Securityholders

         With each distribution to Securityholders of a particular class the Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust setting forth the information specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

               (i) the amount of the distribution with respect to each class of Securities;

               (ii) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein;

               (iii) the amount of such distribution allocable to interest;

               (iv) the aggregate unpaid Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Payment Date;

               (v) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Payment Date;

               (vi) the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

               (vii) information furnished by the Company pursuant to section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist Securityholders in computing their market discount;

               (viii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution; and (ix) a number with respect to each class (the "Pool Factor") computed by dividing the principal balance of all certificates in such class (after giving effect to any distribution of principal to be made on such Payment Date) by the original principal balance of certificates of such class on the Closing Date.

         Items (i) through  (iii)  above  shall,  with  respect to each class of
Securities, be presented on the basis of a certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which Securities are outstanding, the Trustee shall furnish a report to each Securityholder of record at any time during each calendar year as to the aggregate amounts reported pursuant to (i), (ii) and (iii) with respect to the Securities for such calendar year. If a class of Securities are in book-entry form, DTC will supply such reports to the Securityholders in accordance with its procedures.

         In addition, on each Payment Date the Trustee will forward or cause to be forwarded additional information, as of the close of business on the last day of the prior calendar month, as more specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

               (i) the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number, percentage and aggregate principal balances of Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

               (ii) the number, percentage, aggregate Mortgage Loan balances and status of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

               (iii) the number, percentage and aggregate Mortgage Loan balances of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

               (iv) the number, percentage and aggregate Mortgage Loan balances of all Mortgage Loans relating to the status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause
          (i)); and

               (v)  the  book  value  of  any  real  estate   acquired   through
          foreclosure or grant of a deed in lieu of foreclosure.

         Each  Pooling  and   Servicing   Agreement   shall   provide  that  the
Securityholders will have the right to request a Securityholder list. Any Securityholder in a Trust may apply in writing to the related Trustee, and such application shall state that the Securityholder desires to communicate with other Securityholders with respect to their rights under the related Pooling and Servicing Agreement. Such written request shall be accompanied by a copy of the communication which such Securityholder proposes to transmit to other Securityholders. The Trustee shall furnish such Securityholder list to such requesting Securityholder within ten business days after receipt of the application.

Collection and Other Servicing Procedures

         Acting directly or through one or more Sub-Servicers as provided in the related Pooling and Servicing Agreement, the Servicer, is required to service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement and with reasonable care, and using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself or others.

         The duties of the Servicer include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances. The Servicer is required to follow its customary standards, policies and procedures in performing its duties as Servicer.

         The Servicer (i) is authorized and empowered to execute and deliver, on behalf of itself, the Securityholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited by the Pooling and Servicing Agreement if the effect of any such modification (x) will not materially and adversely affect the security afforded by the related Mortgaged Property (other than as permitted by the related Pooling and Servicing Agreement) or the timing of receipt of any payments required thereunder; and (y) will not cause a Trust which is a REMIC to fail to qualify as a REMIC.

         The related Pooling and Servicing Agreement will require the Servicer to follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Servicer is required always at least to follow collection procedures that are consistent with or better than standard industry practices. The Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or the fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Servicer shall not reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Relief Act in accordance with the Servicer's general policies for comparable mortgage loans subject to the Relief Act.

         The Servicer will be required to foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. The related Pooling and Servicing Agreement will require the Servicer to take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Response Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, in determining whether to foreclose upon a Mortgaged Property, or otherwise comparably effect the ownership of such Mortgaged Property on behalf of the Trust.

         When a Mortgaged Property (other than Mortgaged Property subject to an ARM Loan) has been or is about to be conveyed by the Mortgagor, the Servicer will be required, to the extent it has knowledge of such conveyance or prospective conveyance, to exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer will not be required to exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interests of Securityholders or the Financial Guaranty Insurer, if any, or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. In such event, the Servicer will be required to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the related documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The assumed loan must conform in all respects to the requirements, representations and warranties of the Pooling and Servicing Agreement.

         An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Servicer or the Sub-Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Servicer or Sub-Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer or Sub-Servicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Enforceability of Certain Provisions" herein.

         The Servicer will have the right under the Pooling and Servicing Agreement to approve applications of Mortgagors seeking consent for (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for consent may be approved by the Servicer unless: (i) the provisions of the related Mortgage Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release are consistent with the Company's Guidelines then applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not affected.

Realization upon Defaulted Mortgage Loans

         The Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Servicer has not purchased pursuant to the related Pooling and Servicing Agreement (such Mortgage Loans, "REO Property"). In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it under the related Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances." Unless otherwise provided in the related Prospectus Supplement, the Servicer shall sell any REO Property within 23 months of its acquisition by the Trust, unless the Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, a Financial Guaranty Insurer, if applicable, and the Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or, if a REMIC election has been made, cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Securities are outstanding, in which case the Servicer shall sell any REO Property by the end of any extended period specified in any such opinion.

         Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Securityholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Securityholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Securityholders for the period prior to the sale of such REO Property. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property. The Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan.

         If a defaulted Mortgage Loan or REO Property is not so removed from the Trust Estate, then, upon the final liquidation thereof, if a loss is realized that is not covered by any applicable form of credit enhancement or other insurance, the Securityholders will bear such loss. However, if a gain results from the final liquidation of an REO Property that is not required by law to be remitted to the related Mortgagor, the Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit
Enhancement"  and  "Hazard  Insurance;   Claims   Thereunder--Hazard   Insurance
Policies."

                                  SUBORDINATION

         A Senior/Subordinate Series of Securities will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Subordination of the Subordinate Securities of any Senior/Subordinate Series of Securities will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as specified in the related Prospectus Supplement, in which case the following discussion is qualified in its entirety by reference to the related Prospectus Supplement with respect to the various priorities and other rights as among the various classes of Senior Securities or Subordinate Securities, as the case may be.

         With respect to any Senior/Subordinate Series of Securities, the total amount available for distribution on each Payment Date, as well as the method for allocating such amount among the various classes of Securities included in such series, will be as set forth in the related Prospectus Supplement. Generally, the amount available for distribution will be allocated first to interest on the Senior Securities of such series, and then to principal of the Senior Securities up to the amounts determined as specified in the related Prospectus Supplement, prior to allocation to the Subordinate Securities of such series.

         In the event of any Realized Losses (as defined below) on Mortgage Loans not in excess of the limitations described below, other than Extraordinary Losses, the rights of the Subordinate Securityholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Securityholders. With respect to any defaulted Mortgage Loan that becomes a Liquidated Mortgage Loan, the amount of loss realized, if any (as more fully described in the related Pooling and Servicing Agreement, a "Realized Loss"), will equal the portion of the stated principal balance remaining, after application of all amounts recovered (net of amounts reimbursable to the Servicer for related advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

         Except as noted below, all Realized Losses will be allocated to the Subordinate Securities of the related series, until the Principal Balance (as defined in the related Prospectus Supplement) of such Subordinate Securities thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro-rata basis among all of the Senior Securities in proportion to their respective outstanding Principal Balances or as otherwise provided in the related Prospectus Supplement).

         With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties that are generally of the same type as are covered under a special hazard insurance policy, the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "Description of Credit Enhancement--Special Hazard

Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Securities of the related series, either on a pro-rata basis in proportion to their outstanding Security Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Securities may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the "Bankruptcy Loss Amount"), and the Subordinate Securities may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro-rata basis among all outstanding classes of Securities.

         Any allocation of a Realized Loss (including a Special Hazard Loss) to a Security in a Senior/Subordinate Series will be made by reducing the Principal Balance thereof as of the Payment Date following the calendar month in which such Realized Loss was incurred.

         In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner described in the related Prospectus Supplement. The rights of the holders of Subordinate Securities to receive any or a specified portion of distributions with respect to the Mortgage Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "Subordinate Amount"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Securities as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify. If so specified in the related Prospectus Supplement, additional credit support for this form of subordination may be provided by the establishment of a reserve fund for the benefit of the holders of the Senior Securities (which may, if such Prospectus Supplement so provides, initially be funded by a cash deposit by the Company or the related Originator) into which certain distributions otherwise allocable to the holders of the Subordinate Securities may be placed; such funds would thereafter be available to cure shortfalls in distributions to holders of the Senior Securities.

                        DESCRIPTION OF CREDIT ENHANCEMENT

         Unless otherwise expressly provided and described in the applicable Prospectus Supplement, each Series of Securities shall have credit support comprised of one or more of the following components. Each component will have a monetary limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a special hazard insurance policy (as defined below) (any such loss, a "Special Hazard Loss");
(iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered unless specified herein. To the extent that the credit enhancement for any series of Securities is exhausted, the Securityholders will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, credit enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities as described under "Subordination," (ii) the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, letter of credit, financial guaranty insurance policy, other third party guarantees, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature or overcollateralization, or (iii) any combination of the foregoing. Any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by credit enhancement or are not covered by the credit enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Securities, and if principal payments equal to the aggregate principal balances of certain classes will be distributed prior to such distributions to other classes, the classes that receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to each series of Securities will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling and Servicing Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

Letter of Credit

         If any component of credit enhancement as to any series of Securities is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the related Securities or, if specified in the related Prospectus Supplement, support the Company's or any other person's obligation pursuant to a Purchase Obligation to make certain payments to the Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement and in the related Form 8-K. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms. On or before each Payment Date, either the Letter of Credit Bank or the Company (or other obligor under a Purchase
Obligation) will be required to make the payments specified in the related Prospectus Supplement after notification from the Trustee, to be deposited in the related Distribution Account, if and to the extent covered, under the applicable Letter of Credit.

Mortgage Pool Insurance Policies

         Any mortgage pool insurance policy ("Mortgage Pool Insurance Policy") obtained by the Company for each related Trust Estate will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to limitations specified in the related Prospectus Supplement described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the related Prospectus Supplement (or in a Current Report on Form 8-K) of the aggregate principal balance of the Mortgage Loans on the Cut-Off Date. As set forth under "Maintenance of Credit Enhancement," the Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss (typically, such policies do not cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses), since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below due to a failure to pay irrespective of the reason therefor.

Special Hazard Insurance Policies

         Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described in the related Prospectus Supplement, protect holders of the related series of Securities from
(i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Hazard Insurance; Claims Thereunder." A Special Hazard Insurance Policy will not cover Extraordinary Losses. Aggregate claims under a Special Hazard Insurance Policy will be limited to a maximum amount of coverage, as set forth in the related Prospectus Supplement or in a Current Report on Form 8-K. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Servicer.

         Subject to the foregoing limitations, in general a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Servicer or the Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Servicer or the Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.

Bankruptcy Bonds

         In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding, principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt then could be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan or a reduction in the mortgage interest rate. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy bond ("Bankruptcy Bond") to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Estate will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K.

Reserve Funds

         If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, amounts otherwise distributable to Subordinate Securityholders or the owners of any Originator's Retained Yield, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternate or in addition to such deposit to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities from the Originator's Retained Yield or otherwise. In addition, with respect to any series of Securities as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Servicer for outstanding advances or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Estate.

Financial Guaranty Insurance Policies

         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement.

         A Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete insured payment will ultimately be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Securityholders of one or more classes are entitled under the related Pooling and Servicing Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any

Mortgage Loans. Financial Guaranty Insurance Policies generally will not guarantee any specified rate of prepayments or provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Pooling and Servicing Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

Other Insurance, Guarantees and Similar Instruments or Agreements

         If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

Cross-Support

         If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions with respect to one class of security be made with excess amounts available from asset groups within the same Trust which support other classes of Securities. The Prospectus Supplement for a series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

Overcollateralization

         If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Securities. Such acceleration may continue for the life of the related security or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Maintenance of Credit Enhancement

         To the extent that the applicable Prospectus Supplement does not expressly provide for credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a form of credit enhancement has been obtained for a series of Securities, the Company or the Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement."

         In lieu of the Company's or the Servicer's obligation to maintain a particular form of credit enhancement, the Company or the Servicer may obtain a substitute or alternate form of credit enhancement. If the Servicer obtains such a substitute form of credit enhancement, it will maintain and keep such form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of credit enhancement, the Company or the Servicer, as the case may be, will obtain written confirmation from the Rating

Agency or Agencies that rated the related series of Securities that the substitution or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then current ratings assigned to such Securities by such Rating Agency or Agencies.

         The Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under a Letter of Credit or Financial Guaranty Insurance Policy, will present claims to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other special hazard instrument, to the issuer of each Bankruptcy Bond and will take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Financial Guaranty Insurance Policy, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its Purchase Obligation. As set forth above, all collections by the Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Principal and Interest Account and ultimately in the Distribution Account, subject to withdrawal as described above. All draws under any Letter of Credit or Financial Guaranty Insurance Policy will be deposited directly in the Distribution Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of Credit Enhancement, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of credit enhancement is not available because the Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

Reduction or Substitution of Credit Enhancement

         The amount of credit support provided pursuant to any of the credit enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Financial Guaranty Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit or any alterative form of credit enhancement) may be reduced under certain specified circumstances. In addition, if provided in the related Prospectus Supplement, any formula used in calculating the amount or degree of credit enhancement may be changed without the consent of the Securityholders upon written confirmation from each Rating Agency then rating the Securities that such change will not adversely affect the then-current rating or ratings assigned to the Securities. In most cases, the amount available pursuant to any credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling and Servicing Agreement as the aggregate outstanding principal balance of the Mortgage Loans declines. Additionally, in certain cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated upon the written assurance from each applicable Rating Agency that the then current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of the related Securities may be downgraded to a corresponding level, and, neither the Company nor the Servicer thereafter will be obligated to obtain replacement credit support in order to restore the rating of the Securities, and also will be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of the related series of Securities is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, one or more Originators, the Servicer or such other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                       HAZARD INSURANCE; CLAIMS THEREUNDER

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below). The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available from the Servicer upon request.

Hazard Insurance Policies

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for the Mortgage Loan. Additionally, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the full insurable value of the premises.

         If a Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will be required to maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then-current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis,
(iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. Pursuant to the related Pooling and Servicing Agreement, the Servicer will be required to indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to maintain such flood insurance.

         In the event that the Servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the Pooling and Servicing Agreement, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under the Pooling and Servicing Agreement. Such blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss that would have been covered by such policy, to deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the Pooling and Servicing Agreement and the amount paid under such blanket policy.

         While the Servicer does not actively monitor the maintenance of hazard or flood insurance by borrowers, it responds to the notices of cancellation or expiration as joint-loss payee by requiring verification of replacement coverage.

                                   THE COMPANY

         The Company, First Alliance Mortgage Company, was incorporated in the State of California on May 13, 1975. The Company or its affiliates have been actively involved in the mortgage lending business since its founding. In July 1996, the Company completed an offering of Class A Common Stock to the public and is now a publicly held company subject to the reporting requirements of the Securities and Exchange Commission. The current corporation and all of its predecessors have been located in Orange County, California. Approximately half of the Company's employees are located at the corporate headquarters. The balance of the employees work in branch offices distributed throughout the United States and the United Kingdom.

         The Company maintains its principal office at 17305 Von Karman, Irvine, California 92714. Its telephone number is (714) 224-8500.

                                  THE SERVICER

         First Alliance Mortgage Company will act as the Servicer for a series of Securities. See "The Company."

                               THE MASTER SERVICER

         A Master Servicer may be appointed pursuant to a Pooling and Servicing Agreement and named in the related Prospectus Supplement or Current Report on Form 8-K.

                       THE POOLING AND SERVICING AGREEMENT

         As described above under "Description of the Securities--General," each series of Securities will be issued pursuant to a Pooling and Servicing Agreement as described in that section. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement.

Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield

         The principal servicing compensation to be paid to the Servicer in respect of its servicing activities for each series of Securities will be equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K of the outstanding principal balance of the Mortgage Loans, and such compensation will be retained by it from collections of interest on the Mortgage Loans in the related Trust Estate (after provision has been made for the payment of interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, to Securityholders and for the payment of any Originator's Retained Yield) at the time such collections are deposited into the applicable Principal and Interest Account. As compensation for its servicing duties, the Servicer and/or a Sub-Servicer and any Master Servicer will be entitled to a monthly servicing fee as set forth in the related Prospectus Supplement. Certain Sub-Servicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Mortgage Loan which is over and above the interest rate specified at the time the Company committed to purchase the Mortgage Loan. See "Mortgage Loan
Program--Sub-Servicing by Originators." In addition, the Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Principal and Interest Account or the applicable Distribution Account or in a Sub-Servicing Account, as the case may be.

         The Servicer generally will pay or cause to be paid certain ongoing expenses associated with each Trust Estate and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Master Servicer, the Trustee, any custodian appointed by the Trustee, the Security Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Originators. The Servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Originators under certain limited circumstances. In addition, as indicated in the preceding section, the Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

         The Prospectus Supplement for a series of Securities will specify if there will be any Originator's Retained Yield retained. Any such Originator's Retained Yield will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool. Any such Originator's Retained Yield will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling and Servicing Agreement. Any Originator's Retained Yield in respect of a Mortgage Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Estate. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Originator's Retained Yield and the holders of classes of Securities entitled to payments of interest as provided in the Prospectus Supplement and the applicable Pooling and Servicing Agreement.

Evidence as to Compliance

         The Servicer will be required to deliver to the Trustee, the Master Servicer (if applicable), the Rating Agencies and any Credit Enhancer on or before a specified date of each year, beginning the first such date that is at least a specified number of months after the Cut-Off Date, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the related Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the related Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such defaults.

         On or before the last day of a specified month of each year, beginning the first such date that is at least a specified number of months after the Cut-Off Date, the Servicer will be required to cause to be delivered to the Trustee, the Master Servicer (if applicable), the Rating Agencies and any Credit Enhancer, if applicable, a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Credit Enhancer, if applicable, stating that such firm has, with respect to the Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

Removal and Resignation of the Servicer

         Each Pooling and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or subject to the consent of the Master Servicer or Financial Guaranty Insurer and the Trustee. No such resignation will become effective until the Trustee, the Master Servicer or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. The Trustee, the Master Servicer, the Financial Guaranty Insurer or the Securityholders will have the right, pursuant to the related Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of any of (a) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the Servicer to perform any one or more of its material obligations under the Pooling and Servicing Agreement as to which the Servicer shall continue in default with respect thereto for a period of sixty (60) days after notice by the Trustee, the Master Servicer or any Financial Guaranty Insurer of said failure;
(c) the failure of the Servicer to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Securityholders or any Financial Guaranty Insurer, if applicable, for a period of sixty (60) days after the Servicer's discovery or receipt of notice thereof; or (d) the failure to deliver to Trustee any proceeds or required payments.

         The Pooling and Servicing Agreement may also provide that a Financial Guaranty Insurer may remove the Servicer, or the Master Servicer pursuant to clause (iii) below, upon the occurrence of any of certain events including:

               (i) with respect to any Payment Date, if the total available funds with respect to the Mortgage Loans Group will be less than the related distribution amount on the class of insured securities in respect of such Payment Date; provided, however, that the Financial Guaranty Insurer will have no right to remove the Servicer pursuant to the provision described in this clause (i) if the Servicer can demonstrate to the reasonable satisfaction of the Financial Guaranty Insurer that such event was due to circumstances beyond the control of the Servicer;

               (ii) the failure by the Servicer to make any required Servicing Advance;

               (iii) the failure of the Servicer (or the Master Servicer, if applicable) to perform one or more of its material obligations under the Pooling and Servicing Agreement and such failure shall continue for a period of 30 days;

               (iv) the failure by the Servicer to make any required Delinquency Advance or to pay any Compensating Interest; or

               (v) the aggregate number of Mortgage Loans 91 or more days delinquent exceeds a specified percentage.

Resignation of the Master Servicer

         Each applicable Pooling and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, unless such duties and obligations are no longer permissible under applicable law or the Trustee resigns. No such resignation is acceptable until a successor Master Servicer assumes such duties and obligations.

Rights Upon Event of Default

         So long as an Event of Default remains unremedied, the Trustee, the Master Servicer or the Financial Guaranty Insurer (as provided in the related Pooling and Servicing Agreement) may, by written notification to the Servicer, terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement (other than any rights of the Servicer as Securityholder) covering such Trust Estate and in and to the Mortgage Loans and the proceeds thereof, whereupon the Master Servicer, if designated in the related Pooling and Servicing Agreement, the Trustee or, with the Financial Guaranty Insurer's consent, its designee will succeed to all responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Master Servicer and Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a FNMA-or FHLMC-approved mortgage servicing institution with a net worth of at least $5,000,000 to act as successor to the Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Master Servicer is obligated to act in such capacity.

Amendment

         Each Pooling and Servicing Agreement may be amended by the Company, the Servicer, the Master Servicer and the Trustee, with the prior approval of a Financial Guaranty Insurer, if required, but without giving notice or the consent of any of the holders of Securities covered by such Pooling and Servicing Agreement, (i) to cure an ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein,
(iii) to change the timing and/or nature of deposits in the Principal and Interest Account or the Distribution Account or to change the name in which the Principal and Interest Account is maintained to that of the Servicer alone; provided that (a) the Remittance Date would in no event be later than the related Payment Date, (b) such change would not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (c) such change would not adversely affect the then-current rating of any rated classes of Securities, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Estate, to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Estate, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualifications or to avoid or minimize such risk, and (b) such action will not adversely affect in any material respect the interests of any holder of Securities covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Securities, provided that the Company has determined that the then-current ratings of the classes of the Securities that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Securities to a non-permitted transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder or (vi) to make any changes required by law.

         The Pooling and Servicing Agreement may also be amended by the Company, the Servicer, the Master Servicer and the Trustee with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Securities covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Security of any class without the consent of the holder of such Security or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Pooling and Servicing Agreement then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Estate, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Estate or cause such Trust Estate to fail to qualify as a REMIC.

         Each Pooling and Servicing Agreement may also be amended by the Trustee, the Servicer, the Company or the Master Servicer at any time and from time to time, with the prior written approval of a Financial Guaranty Insurer, if required, and not less than a majority of the Percentage Interest represented by each related class of Securities then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Securityholders thereunder; provided, however, that no such amendment shall
(a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Securityholders without the consent of the holder of such Security or (b) change the aforesaid percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the holders of all Securities of the class or classes affected then outstanding.

Termination; Retirement of Securities

         Each Pooling and Servicing Agreement will provide that a Trust will terminate upon the earlier of (i) the payment to the Securityholders of all Securities issued by the Trust from amounts other than those available under, if applicable, a Financial Guaranty Insurance Policy of all amounts required to be paid to such Securityholders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) any time when a Qualified Liquidation (as defined in the Code) of the Trust Estate is effected. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Servicer because of such termination. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Servicer because of such termination.

         Any purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Servicer, the Company or, if applicable, the holder of the REMIC Residual Securities at the price specified in the related Prospectus Supplement. The exercise of such right will effect earlier than expected retirement of the Securities of that series, but the right of the Servicer, the Company or, if applicable, such holder to so purchase is, unless otherwise specified in the applicable Prospectus Supplement, subject to the aggregate principal balance of the Mortgage Loans for that series as of any Remittance Date being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-Off Date for that series. The Prospectus Supplement or Form 8-K for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such earlier than expected retirement. If a REMIC election has been made, the termination of the related Trust Estate will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

The Trustee

         The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates.

         The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Estate or by the related Financial Guaranty Insurer or Credit Enhancer, if any. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of a Security will depend on the price paid by the holder for such Security, the Pass-Through Rate on any such Security entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate of payment of principal on such Security (or the rate at which the notional amount thereof is reduced if such Security is not entitled to payments of principal) and other factors.

         Each month the interest payable on an actuarial type of Mortgage Loan will be calculated as one-twelfth of the applicable Mortgage Rate multiplied by the principal balance of such Mortgage Loan outstanding as of a specified day, usually the first day of the month prior to the month in which the Payment Date for the related series of Securities occurs, after giving effect to the payment of principal due on such day, subject to any Deferred Interest. With respect to date of payment Mortgage Loans, interest is charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payments. The amount of such payments with respect to each Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Securities) either monthly, quarterly or semi-annually to holders of a class of Securities entitled to payments of interest will be similarly calculated on the basis of such class specified percentage of each such payment of interest (or accrual in the case of Accrual Securities) and will be expressed as a fixed, adjustable or variable
Pass-Through Rate payable on the outstanding principal balance or notional amount of such Security, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Securities or a class of Securities having a fixed Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         The effective yield to maturity to each holder of fixed-rate Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Security because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest will be made on the 25th day (or, if such day is not a business day, the next succeeding business day) of the month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month, or, in the case of semi-annually-pay Securities, the twenty-fifth day of every sixth month) following the month of accrual.

         A class of Securities may be entitled to payments of interest at a fixed Pass-Through Rate specified in the related Prospectus Supplement, a variable Pass-Through Rate or adjustable Pass-Through Rate calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Originator's Retained Yield (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the designated periods preceding the Payment Date if so specified in the related Prospectus Supplement, or at such other variable rate as may be specified in the related Prospectus Supplement.

         As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be effected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities also will be effected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Originators, the Servicer and others, or repurchases due to conversions of ARM Loans to a fixed interest rate. See "Mortgage Loan Program--Representations by Originators" and "Descriptions of the Securities--Assignment of Mortgage Loans" above. In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the Mortgage Rate by 365. The effect of prepayments in full will be to reduce the amount of interest paid in the next succeeding month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the first day of the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Securities on the Payment Date following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable
Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount. With respect to amounts due the Servicer from Sub-Servicers in respect of partial principal prepayments, see "Description of the Securities--Payment on Mortgage Loans; Deposits to Distribution Account." Neither full nor partial principal prepayments are passed through until the month following receipt. See "Maturity and Prepayment Considerations."

         The Mortgage Rates on certain ARM Loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the indices applicable at origination and the related Note Margins) the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest that will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance will lengthen the weighted average life of the Securities evidencing interests in such Mortgage Loans and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased.

         For each Mortgage Pool, if all necessary advances are made, if there is no unrecoverable loss on any Mortgage Loan and if the related Credit Enhancer is not in default under its obligations or other credit enhancement has not been exhausted, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of Securities entitled to payments of interest an amount which is equal to one month's interest (or, in the case of quarterly-pay Securities, three month's interest or, in the case of semi-annually-pay Securities, six month's interest) at the applicable Pass-Through Rate on such class' principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Mortgage Loan "Description of the Securities--Principal and Interest on the Securities."

         With respect to certain of the ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the Company's underwriting standards, the Mortgagor under each Mortgage Loan will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the Mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Generally, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the maturity, average life and yield of the related series of Securities.

         With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Company, the Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, affect prepayment experience. Generally all Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Certain ARM Loans may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired or might be improved by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Securities. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

         Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date,
(ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Under certain circumstances, the Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Securities or the Credit Enhancer may have the option to purchase the Mortgage Loans in a Trust Estate. See "The Pooling and Servicing Agreement--Termination; Retirement of Securities."

           CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state laws (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

         The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In California, Mortgage Loans are secured by deeds of trust. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

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Foreclosure

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale (private sale) under a specific provision in the deed of trust and state laws which authorize the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. Beside the non-judicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a certain period of time send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for new purchaser to purchase the subject property at the sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a Trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property. In the case of a

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Mortgage Loan secured by a property  owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         California courts have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, California courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Environmental Legislation

         Certain states, including California, impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain

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of these states, will have priority over prior recorded liens including the lien of a mortgage.  In California,  however, such a lien will not have priority over
prior  recorded  liens  of  a  deed  of  trust.   In  addition,   under  federal
environmental legislation and under state law in a number of states including California, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Estate) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Estate was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

Enforceability of Certain Provisions

         Unless the Prospectus Supplement indicates otherwise, generally all of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states including California, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

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Certain Provisions of California Deeds of Trust

         Most institutional lenders in California, including the Company, use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine; provided, however, that California law prohibits the beneficiary from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

         Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         As indicated above under "Mortgage Loan Program--Representations by Originators," each Originator of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

         Alternative mortgage instruments, including ARM Loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that: notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alterative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by

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adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any Letter of Credit or any other form of credit enhancement (other than a Certificate Insurance Policy) provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

         The following  discussion  addresses securities of three general types:
(i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC"), and (ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests. Such a discussion will be set forth in the applicable Prospectus Supplement for any Trust issuing Securities characterized as partnership interests. The Prospectus Supplement for each Series of Securities will indicate whether a REMIC election (or elections) will be made for the related Trust Estate and, if a REMIC election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

Grantor Trust Securities

         With respect to each Series of Grantor Trust Securities, Arter & Hadden, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the applicable Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Estate.

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

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

         Special Tax Attributes

         Unless otherwise disclosed in an applicable Prospectus Supplement, Arter & Hadden, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "qualifying real property loans" within the meaning of section 593(d) of the Code; (ii) "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (iii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real "property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligation[s] (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real "property" within the meaning of section 860G(a)(3)(A) of the Code.

         Taxation of Holders of Grantor Trust Securities

         Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code.
Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

         Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller

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

(including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

         Grantor Trust Reporting

         The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

         If provided in an applicable Prospectus Supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of Securities for which such an election is made, Arter & Hadden, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the applicable Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each Class will be designated as "regular interests" in the REMIC Trust except that a separate Class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each Series of Securities will state whether Securities of each Class will constitute a regular interest (a "Regular Security") or a residual interest (a "Residual Security").

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "Taxes on a REMIC Trust". Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that Series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

         Special Tax Attributes

         Regular and Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code, "qualifying real property loans" within the meaning of section 593(d) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the Regular and Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the Regular and Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the Regular and Residual Securities and any reinvestment income thereon. Regular and Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. Regular Securities will also be qualified mortgages with respect to other REMICs.

         Taxation of Holders of Regular Securities

         Except as indicated below in this federal income tax discussion, the Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report

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

income with respect to such Securities under an accrual method. For additional tax consequences relating to Regular Securities purchased at a discount or with premium, see "Discount and Premium," below.

         Taxation of Holders of Residual Securities

         Daily Portions. Except as indicated below, a Holder of a Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each Holder of a Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any Class outstanding, even though the Holder of the Residual Security may have received full payment of the stated interest and principal on its Residual Security.

         The Trustee will provide to Holders of Residual Securities of each Series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such Series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the Regular Securities (but not the Residual Securities), even though Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the Prepayment Assumption. The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the Regular and Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a Class of Regular or Residual Securities has not been sold to the public, then the fair market value of all the Regular or Residual Securities in that Class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the Regular and Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 86OG(a)(5) of the Code) will be treated as ordinary gain or loss.

         A Holder of a Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the Regular
Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the Regular Securities, may increase over time as the earlier Classes of Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan

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

expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

         Basis Rules and Distributions

         A Holder of a Residual Security has an initial basis in its Security equal to the amount paid for such Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such Residual Security. A distribution on a Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the Residual Security, shall be treated as gain from the sale of the Residual Security.

         A Holder of a Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a Residual Security are subject to certain special tax rules. With respect to a Holder of a Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Security at the beginning of the calendar quarter and 120 percent of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a Residual Security as of the beginning of any calendar quarter is equal to the issue price of the Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such Residual Security before the beginning of such quarter. The issue price of a Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         For Holders of Residual Securities that are thrift institutions described in section 593 of the Code, income from a Residual Security generally may be offset by losses from other activities. Under the REMIC Regulations, such an organization is treated as having applied its allowable deductions for the year first to offset income that is not an excess inclusion and then to offset that portion of its income that is an excess inclusion. For other Holders of Residual Securities, any excess inclusions cannot be offset by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own Residual Securities, see "Foreign Investors" below.

         The REMIC Regulations provide that an organization to which section 593 of the Code applies and which is the Holder of a Residual Security may not use its allowable deductions to offset any excess inclusions with respect to such Security if such Security does not have "significant value." For this purpose, a Residual Security has significant value under the REMIC Regulations if (i) its issue price is at least 2% of the aggregate of the issue prices of all the Regular and Residual Securities in that REMIC Trust and (ii) its "anticipated weighted average life" is at least 20% of the "anticipated weighted average life" of such REMIC Trust.

         In determining whether a Residual Security has significant value, the anticipated weighted average life of such Security is based in part on the Prepayment Assumption, except that all anticipated payments on such Security are taken into account, regardless of their designation as principal or interest. The anticipated weighted average life of a REMIC Trust is the weighted average of the anticipated weighted average lives of the Securities.

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

          The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear whether the test for significant value that is contained in the REMIC Regulations and discussed in the two preceding paragraphs would be applicable. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2 percent of such Holder's adjusted gross income. In addition, a Holder of a Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

         Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100 percent of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

         General. Except as provided below, if a Regular or Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "Discount and Premium." The adjusted basis of a Residual Security is determined as described above under "Taxation of Holders of Residual Securities-Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided

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

such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

          Gain from the sale of a Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a Regular Security had income accrued at a rate equal to 110 percent of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a Regular Security who purchased a such Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "Discount and Premium."

         If a Holder of a Residual Security sells its Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the applicable Prospectus Supplement relating to the offering of any Residual Security. In addition, a pass-through entity (including a nominee) that holds a Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a Residual Security (or an agent of a transferee of a Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "Foreign Investors -- Grantor Trust Securities and Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "Discount and Premium" and "Taxation of Holders of Residual Securities--Excess Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters

         For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a Residual Security or in a fiduciary capacity. Each Holder of a Residual Security, by the acceptance of its Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each Holder of a Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. The Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

         Termination

         In general, no special tax consequences will apply to a Holder of a Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a Residual Security's adjusted basis in its Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

         General

         With respect to each Series of Debt Securities, Arter & Hadden, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the applicable Prospectus Supplement) the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "Discount and Premium," below.

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

         Special Tax Attributes

         As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

         Sale or Exchange

         If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, in any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "Discount and Premium -- Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Discount and Premium

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security) and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

         Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Interest Accrual Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Settlement Date to the first Distribution Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the applicable Prospectus Supplement (the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust

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

Strip Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each Series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each Series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given Series will prepay at the rate reflected in the Prepayment Assumption for that Series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the applicable Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

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

         Market Discount

         A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

         Special Election

         For any Security acquired on or after April 4, 1994, a Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

         Grantor Trust Securities and Regular Securities

         Distributions made on a Grantor Trust Security or a Regular Security to, or on behalf of, a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. This exemption is applicable provided (a) the Holder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10 percent or more of the Residual Securities, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

         REMIC Residual Securities

         Amounts distributed to a Holder of a Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30 percent (or lower treaty rate) withholding tax on income that is not effectively  connected  with  a  U.S.  trade  or  business.  Temporary  Treasury
Regulations  clarify that amounts not  constituting  excess  inclusions that are distributed on a Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities and Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "Taxation of Holders of Residual Securities--Excess Inclusions.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

Plan Asset Regulations

         A Plan's investment in Securities may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Security) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the assets of a Trust Estate or may be deemed merely to include its interest in the Securities. Therefore, Plans should not acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

         The  prohibited  transaction  provisions  of  Section  406 of ERISA and
Section 4975 of the Code may apply to a Trust Estate and cause the Company, the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Securities by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Securities acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Estate, including the Mortgage Loans and the other assets held in the Trust Estate, may also be deemed to be assets of each Plan that acquires Securities. Special caution should be exercised before the assets of a Plan are used to acquire a Security in such circumstances, especially if, with respect to such assets, the Company, the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either
(i) has investment  discretion with respect to the investment of Plan assets; or
(ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Securities by a Plan, as well as the operation of the Trust Estate, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Class Exemption

         The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which generally exempts from the prohibited transaction provisions of Section 406(a) of ERISA, and from the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, certain transactions involving residential mortgage pool investment trusts relating to the purchase, sale and holding of securities in the initial issuance of Securities and the servicing and operation of "mortgage pools" (as defined below). PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest (or Disqualified Persons) with respect to those Plans, related to the origination, maintenance and termination of mortgage pools and the acquisition and holding of certain mortgage pool pass-through Securities representing interests in such mortgage pools by Plans, whether or not the

Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool. PTCE 83-1 does not provide an exemption for Subordinate Securities.

         PTCE 83-1 defines the term "mortgage pool" as "an investment pool the corpus of which (1) is held in trust; and (2) consists solely of (a) interest bearing obligations secured by either first or second mortgages or deeds of trust on one-to four-family, residential property; (b) property which had secured obligations and which has been acquired by foreclosure; and (c) undistributed cash." The Company expects that each pool of Mortgage Loans will be a "mortgage pool" within the meaning of PTCE 83-1.

         PTCE 83-1 defines the term "mortgage pool pass-through certificate" as a "certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." The Company has been advised by Arter & Hadden that, for purposes of applying PTCE 83-1, the term "mortgage pool pass-through certificate" would include (i) Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series consisting of only a single class of Securities; and (ii) Senior Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series in which there is only one class of Senior Securities; provided that the Securities described in clauses (i) and (ii) evidence the beneficial ownership of a specified portion of both future interest payments and future principal payments with respect to the Mortgage Loans.

         It is not clear whether all types of Securities that may be offered hereunder would be "mortgage pass-through certificates" for purposes of applying PTCE 83-1, including, but not limited to, (a) a class of Securities that evidences the beneficial ownership of interest payments only or principal payments only, disproportionate interest and principal payments, or nominal principal or interest payments, such as the Strip Securities; or (b) Securities in a series including classes of Securities which differ as to timing, sequential order, rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool; or (c) Securities evidencing an interest in a Trust Estate as to which two or more REMIC elections have been made; or (d) a series including other types of multiple classes. Accordingly, until further clarification by the DOL, Plans should not acquire or hold Securities representing interests described in this paragraph in reliance upon the availability of PTCE 83-1 without first consulting with their counsel regarding the application of PTCE 83-1 to the proposed acquisition and holding of such Securities.

         PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction involving the purchase, sale and holding of "mortgage pool pass-through certificates" and the servicing and operation of the "mortgage pool" to be eligible for exemption: (1) the pool trustee must not be an affiliate of the pool sponsor; (2) a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgages, or the principal balance of the largest covered mortgage, must be maintained; and (3) the amount of the payment retained by the pool sponsor together with other funds inuring to its benefit must be limited to not more than adequate consideration for forming the mortgage pools plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions involving an investing Plan and for situations in which the Parties in Interest or Disqualified Persons are fiduciaries.

         The Prospectus Supplement for a series will set forth whether the Trustee in respect of that series is affiliated with the Company. If the credit enhancement mechanism for a series of Securities constitutes a system of insurance or other protection within the meaning of PTCE 83-1 and is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan, then the Company has been advised that the second general condition referred to above will be satisfied. The Company will not receive total compensation for forming and providing services to the Mortgage Pools which will be more than adequate consideration. Each Plan fiduciary responsible for making the investment decision whether to acquire or hold Securities must make its own determination as to whether (i) the Securities constitute "mortgage pool pass-through certificates" for purposes of applying PTCE 83-1, (ii) the second and third general conditions will be satisfied, and (iii) the specific conditions, not discussed herein, of PTCE 83-1 have been satisfied.

         It should be noted that in promulgating PTCE 83-1 and its predecessor, the DOL did not have under its consideration interests in pools of the exact nature described herein. There are other class and individual prohibited transaction exemptions issued by the DOL that could apply to a Plan's acquisition or holding of Securities. There can be no assurance that any of those exemptions will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified therein were satisfied, that the exemption would apply to all transactions involving the Trust Estate. The applicable Prospectus Supplement under "ERISA Considerations" may contain additional information regarding the application of PTCE 83-1, or other prohibited transaction exemptions that may be available, with respect to the series offered thereby.

Tax Exempt Investors

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is UBTI within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Security held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Securities--Excess Inclusions."

Consultation With Counsel

         Any Plan fiduciary that proposes to cause a Plan to acquire or hold Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of PTCE 83-1 or any other prohibited transaction exemption.

                            LEGAL INVESTMENT MATTERS

         Certain classes of Securities offered hereby and by the related Prospectus Supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by any Rating Agency, and as such may be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Securities will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of

Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors assets. The Company will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of Securities will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans underlying the Securities or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

         The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

               1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters (which may include affiliates of the Company);

               2. By placements by the Company with institutional investors through dealers; and

               3. By direct placements by the Company with institutional investors.

         In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Securities.

         If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of

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

Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Company.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

         The Company anticipates that the Securities offered hereby will be sold primarily to institutional investors or be placed with individuals by the Company or an affiliate of the Company. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Arter & Hadden, Washington, D.C..

                              FINANCIAL INFORMATION

         The Company has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8-K (which shall be incorporated by reference to this Registration Statement) may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

         This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

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

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                          Page
                                                                          ----
Accrual Securities........................................................  5
Advance...................................................................  9
Affiliated Originators....................................................  3
Approved Guidelines.......................................................  8
APR....................................................................... 19
ARM Loans................................................................. 16
Balloon Amount............................................................ 21
Balloon Loans............................................................. 13
Bankruptcy Bond........................................................... 46
Bankruptcy Loss........................................................... 44
Bankruptcy Loss Amount.................................................... 44
Book-Entry Securities..................................................... 32
Bulk Acquisitions.........................................................  8
Bulk Guidelines........................................................... 23
Buydown Account........................................................... 18
Buydown Agreement......................................................... 37
Buydown Funds............................................................. 18
Buydown Mortgage Loans.................................................... 18
Buydown Period............................................................ 18
Cede...................................................................... 11
Certificates..............................................................  4
Closing Date.............................................................. 34
Code...................................................................... 62
Combined Loan-to-Value-Ratio.............................................. 19
Company...................................................................  1
Company's Guidelines......................................................  8
Compensating Interest..................................................... 39
Contract Sub-Servicers.................................................... 27
Conventional Loans........................................................ 17
Convertible Mortgage Loan................................................. 22
Credit Enhancer........................................................... 17
Cut-Off Date.............................................................. 18
Debt Securities........................................................... 10
Defaulted Mortgage Loss................................................... 44
Deferred Interest......................................................... 13
Deficient Valuation....................................................... 46
Deleted Mortgage Loan..................................................... 28
Delinquency Advances...................................................... 39
Designated Originator..................................................... 25
Detailed Description...................................................... 17
Determination Date........................................................ 39
Direct or Indirect Participants........................................... 16
Disqualified Persons...................................................... 74
Distribution Account...................................................... 36
DOL....................................................................... 74
DOL Regulations........................................................... 74
DTC....................................................................... 11
Due Date.................................................................. 35
Due Period................................................................  6
Eligible Account.......................................................... 36
Equity Securities.........................................................  5
ERISA..................................................................... 10
ERISA Plans............................................................... 73
Exchange Act.............................................................. 11
Extraordinary Losses...................................................... 44
FDIC...................................................................... 26
Federal Corporations...................................................... 26
Financial Guaranty Insurance Policy....................................... 46
Financial Guaranty Insurer................................................ 46
FIRREA.................................................................... 26
Fixed-Income Securities...................................................  5
FNMA...................................................................... 22

                                                                          Page
                                                                          ----
Forward Purchase Agreement................................................  8
Fraud Loss................................................................ 44
Fraud Loss Amount......................................................... 44
Garn-St. Germain Act...................................................... 60
Grantor Trust Estate...................................................... 62
Grantor Trust Fractional Interest Security................................ 63
Grantor Trust Securities.................................................. 10
Grantor Trust Strip Security.............................................. 63
Indenture.................................................................  4
Indenture Trustee.........................................................  4
Index..................................................................... 21
Indirect Participant...................................................... 32
Insurance Paying Agent.................................................... 46
Insurance Proceeds........................................................ 35
Insured Payment........................................................... 46
Interest Rate.............................................................  5
Investment Company Act....................................................  7
IRAs...................................................................... 73
IRS....................................................................... 64
Junior Lien Loans......................................................... 19
Letter of Credit.......................................................... 45
Letter of Credit Bank..................................................... 45
Liquidated Mortgage Loan.................................................. 14
Liquidation Proceeds...................................................... 14
Loan Purchase Price....................................................... 27
Loan-to-Value Ratio....................................................... 17
Master Commitments........................................................ 24
Master Servicer...........................................................  3
Modified Loans............................................................ 21
Mortgage Assets........................................................... 17
Mortgage Asset Schedule................................................... 17
Mortgage Loan Program..................................................... 21
Mortgage Loans............................................................  1
Mortgage Notes............................................................ 20
Mortgage Pool.............................................................  1
Mortgage Pool Insurance Policy............................................ 45
Mortgage Rate............................................................. 18
Mortgaged Properties......................................................  7
Mortgages.................................................................  7
Mortgagor................................................................. 13
Net Liquidation Proceeds.................................................. 35
Net Mortgage Rate......................................................... 54
Note Margin............................................................... 21
Notes.....................................................................  4
Originators...............................................................  1
Originator's Retained Yield............................................... 20
Participants.............................................................. 32
Participating Originator.................................................. 25
Parties in Interest....................................................... 74
Partnership Interests..................................................... 10
Pass-Through Rate......................................................... 38
Paying Agent.............................................................. 38
Payment Dates.............................................................  6
Percentage Interest....................................................... 38
Physical Certificates..................................................... 32
Physical Securities....................................................... 33
Plan...................................................................... 10
Plans..................................................................... 74
Policy Statement.......................................................... 76
Pool Factor............................................................... 40

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                                                                          Page
                                                                          ----
Pool Insurer.............................................................. 37
Pooling and Servicing Agreement...........................................  4
Pre-Funding Account.......................................................  8
Principal Prepayments..................................................... 35
PTCE 83-1................................................................. 74
Purchase Obligation....................................................... 12
Qualified Replacement Mortgage............................................ 28
Qualified Retirement Plans................................................ 73
Rating Agencies........................................................... 11
Realized Loss............................................................. 43
Record Date...............................................................  6
Regular Security.......................................................... 64
Relief Act................................................................ 17
REMIC.....................................................................  2
REMIC Regular Securities.................................................. 10
REMIC Regulations......................................................... 64
REMIC Residual Securities................................................. 10
REMIC Securities.......................................................... 62
REMIC Trust............................................................... 64
Remittance Date........................................................... 36
Remittance Period.........................................................  6
REO....................................................................... 42
REO Property.............................................................. 42
Residual Security......................................................... 64
Reserve Fund.............................................................. 46
RTC....................................................................... 26
Securities................................................................  1
Securityholders...........................................................  1
Security Registrar........................................................ 32
Senior Securities......................................................... 31
Servicer..................................................................  1
Servicing Advances........................................................ 42
Servicing Agreement.......................................................  4
Settlement Date........................................................... 64
Single Family Loans....................................................... 20
SMMEA..................................................................... 10
Special Hazard Amount..................................................... 43
Special Hazard Insurance Policy........................................... 45
Special Hazard Insurer.................................................... 46
Special Hazard Loss....................................................... 44
Sponsor...................................................................  1
Statistic Calculation Date................................................ 18
Strip Securities.......................................................... 30
Sub-Servicers.............................................................  1
Sub-Servicing Account..................................................... 35
Sub-Servicing Agreement................................................... 27
Subordinate Amount........................................................ 44
Subordinate Securities....................................................  5
Tax Exempt Investor....................................................... 76
Tax-Favored Plans......................................................... 73
Title V................................................................... 61
Title VIII................................................................ 61
Trust.....................................................................  1
Trust Agreement...........................................................  4
Trust Estate..............................................................  1
Trustee...................................................................  3
UCC....................................................................... 32
Unaffiliated Originators..................................................  3
U.S. Person............................................................... 73

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         No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                   ----------

                                TABLE OF CONTENTS

                              Prospectus Supplement

Summary ...............................................................      S-1
Risk Factors ..........................................................     S-15
The Portfolio of Mortgage Loans .......................................     S-17
Use of Proceeds .......................................................     S-19
The Mortgage Loan Pool ................................................     S-19
Prepayment and Yield Considerations ...................................     S-29
Additional Information ................................................     S-32
Description of the Offered Certificates ...............................     S-33
The Company ...........................................................     S-41
The Certificate Insurance Policies and the Certificate Insurer ........     S-42
The Pooling and Servicing Agreement ...................................     S-45
Certain Federal Income Tax Consequences ...............................     S-48
ERISA Considerations ..................................................     S-49
Ratings ...............................................................     S-52
Legal Investment Considerations .......................................     S-52
Underwriting ..........................................................     S-52
Report of Experts .....................................................     S-53
Certain Legal Matters .................................................     S-53
Global Clearance, Settlement and
  Tax Documentation Procedures ........................................      I-1
Index to Location of Principal Defined Terms ..........................      A-1

                                   Prospectus

Incorporation of Certain Information by Reference .....................        2
Summary of Prospectus .................................................        3
Risk Factors ..........................................................       12
The Trusts ............................................................       17
The Mortgage Pools ....................................................       20
Mortgage Loan Program .................................................       22
Description of the Securities .........................................       30
Subordination .........................................................       43
Description of Credit Enhancement .....................................       44
Hazard Insurance; Claims Thereunder ...................................       48
The Company ...........................................................       49
The Servicer ..........................................................       50
The Master Servicer ...................................................       50
The Pooling and Servicing Agreement ...................................       50
Yield Considerations ..................................................       53
Maturity and Prepayment Considerations ................................       56
Certain Legal Aspects of the Mortgage Loans and Related
  Matters .............................................................       57
Certain Federal Income Tax Consequences ...............................       62
ERISA Considerations ..................................................       73
Legal Investment Matters ..............................................       76
Use of Proceeds .......................................................       77
Methods of Distribution ...............................................       77
Legal Matters .........................................................       78
Financial Information .................................................       78
Additional Information ................................................       78
Index to Location of Principal Defined Terms ..........................       79

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Securities, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                   $85,000,000
                                     [LOGO]
                        FIRST ALLIANCE MORTGAGE COMPANY

                              Company and Servicer

                          $35,000,000 6.935% Class A-1
                          Fixed Rate Group Certificates

                              $50,000,000 Class A-2
                        Variable Rate Group Certificates

                                  Mortgage Loan
                            Asset Backed Certificates
                                  Series 1997-3

                                   ----------
                              PROSPECTUS SUPPLEMENT
                                   ----------

                       Prudential Securities Incorporated

                                 Lehman Brothers

                                September 9, 1997

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